EX 10.1

EXHIBIT A TO AMENDMENT NO. 7

LOAN AND SECURITY AGREEMENT

YELLOW CORPORATION

(f/k/a YRC Worldwide Inc.),

as

Administrative Borrower,

BORROWERS NAMED HEREIN,

GUARANTORS NAMED HEREIN,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

CITIZENS BUSINESS CAPITAL,

a division of Citizens Asset Finance, Inc.
(a subsidiary of Citizens Bank, N.A.),

as Agent

CITIZENS BANK, N.A.,
BANK OF AMERICA, N.A. and

PNC CAPITAL MARKETS LLC

As Joint Lead Arrangers and Joint Bookrunners

Bank of America, N.A. and

PNC Bank NATIONAL ASSOCIATION

as Co-Syndication Agents

ING CAPITAL LLC,

CIT FINANCE LLC,

KEYBANK National association,

SIEMENS FINANCIAL SERVICES, INC. and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

Dated as of February 13, 2014

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TABLE OF CONTENTS

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1	Definitions.	1
1.2	Terms Defined in UCC.	65
1.3	Accounting Terms.	65
1.4	Certain Matters of Construction.	66
1.5	Pro Forma Calculations.	67
1.6	Divisions.	69
1.7	Rates Generally.	69
SECTION 2.	CREDIT FACILITIES	70
2.1	Commitment.	70
2.2	Letter of Credit Facility.	72
2.3	Increase in Commitments.	75
2.4	Extensions of Commitments.	77
SECTION 3.	INTEREST, FEES AND CHARGES	78
3.1	Interest.	78
3.2	Fees.	80
3.3	Computation of Interest, Fees, Yield Protection, Term SOFR Conforming Changes.	81
3.4	Reimbursement Obligations.	81
3.5	Illegality.	82
3.6	Increased Costs.	82
3.7	Increased Capital Costs.	83

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3.8	Mitigation; Replacement of Lenders.	83
3.9	Indemnities.	84
3.10	Maximum Interest.	85
3.11	Benchmark Replacement Setting.	85
SECTION 4.	LOAN ADMINISTRATION	87
4.1	Manner of Borrowing and Funding Loans.	87
4.2	Defaulting Lender.	88
4.3	Number and Amount of SOFR Loans; Determination of Rate.	89
4.4	Administrative Borrower.	90
4.5	One Obligation.	90
4.6	Effect of Termination.	90
SECTION 5.	PAYMENTS	91
5.1	General Payment Provisions.	91
5.2	Repayment of Loans.	91
5.3	Reserved.	92
5.4	Mandatory Prepayments.	92
5.5	Payment of SOFR Loans and Other Obligations.	92
5.6	Marshaling; Payments Set Aside.	93
5.7	Post-Default Allocation of Payments.	93
5.8	Application of Payments.	94
5.9	Loan Account; Account Stated.	94
5.10	Taxes.	95
5.11	Withholding Tax Exemption.	95

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5.12	Nature and Extent of Each Borrower’s Liability.	97
SECTION 6.	CONDITIONS PRECEDENT	100
6.1	Conditions Precedent to Initial Loans.	100
6.2	Conditions Precedent to All Credit Extensions.	103
6.3	Limited Waiver of Conditions Precedent.	103
SECTION 7.	COLLATERAL	104
7.1	Grant of Security Interest.	104
7.2	Cash Collateral.	106
7.3	Real Property Collateral.	106
7.4	Other Collateral.	106
7.5	No Assumption of Liability.	107
7.6	Further Assurances.	107
SECTION 8.	COLLATERAL ADMINISTRATION	107
8.1	Borrowing Base Certificates.	107
8.2	Administration of Accounts.	108
8.3	Administration of Deposit Accounts; Cash Dominion Trigger Period; Borrowing Base Cash Account.	108
8.4	General Provisions.	110
8.5	Power of Attorney.	111
SECTION 9.	REPRESENTATIONS AND WARRANTIES	111
9.1	General Representations and Warranties.	111

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SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	119
10.1	Affirmative Covenants.	119
10.2	Negative Covenants.	129
SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	149
11.1	Events of Default.	149
11.2	Remedies upon Default.	152
11.3	License.	153
11.4	Setoff.	153
11.5	Remedies Cumulative; No Waiver; Commercial Reasonableness.	153
SECTION 12.	AGENT	154
12.1	Appointment, Authority and Duties of Agent.	154
12.2	Agreements Regarding Collateral and Field Examination Reports.	156
12.3	Reliance By Agent.	157
12.4	Action Upon Default.	157
12.5	Ratable Sharing.	157
12.6	Indemnification of Agent Indemnitees.	157
12.7	Limitation on Responsibilities of Agent.	158
12.8	Successor Agent and Co-Agents.	158
12.9	Due Diligence and Non-Reliance.	159
12.10	Replacement of Certain Lenders.	160
12.11	Remittance of Payments and Collections.	160
12.12	Agent in its Individual Capacity.	163
12.13	Agent Titles.	164

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12.14	No Third Party Beneficiaries.	164
SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	164
13.1	Successors and Assigns.	164
13.2	Participations.	164
13.3	Assignments.	165
13.4	Tax Treatment.	167
13.5	Representation of Lenders.	167
SECTION 14.	GUARANTY.	167
14.1	Guaranty.	167
14.2	Waivers.	167
14.3	No Defense.	167
14.4	Guaranty of Payment.	167
14.5	Liabilities Absolute.	168
14.6	Waiver of Notice.	169
14.7	Agent’s Discretion.	169
14.8	Reinstatement.	169
14.9	Action Upon Event of Default.	170
14.10	Statute of Limitations.	170
14.11	Reserved.	171
14.12	Guarantor’s Investigation.	171
14.13	Keepwell.	171
14.14	Termination.	171

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SECTION 15.	MISCELLANEOUS	172
15.1	Consents, Amendments and Waivers.	172
15.2	Indemnity.	174
15.3	Notices and Communications.	174
15.4	Performance of Loan Parties’ Obligations.	177
15.5	Credit Inquiries.	177
15.6	Severability.	177
15.7	Cumulative Effect; Conflict of Terms.	177
15.8	Counterparts; Facsimile Signatures.	177
15.9	Entire Agreement.	177
15.10	Obligations of Lenders.	177
15.11	Confidentiality.	178
15.12	Reserved.	178
15.13	GOVERNING LAW.	178
15.14	Consent to Forum.	180
15.15	Waivers by Loan Parties.	180
15.16	Patriot Act Notice.	180
15.17	No Oral Agreement.	180
15.18	Term Debt Intercreditor Agreement.	181
15.19	Release of Guarantors.	181
15.20	Release of Liens.	182
15.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	182
15.22	Acknowledgement Regarding Any Supported QFCs.	182

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A Form of Assignment and Acceptance

Exhibit B Form of Borrowing Base Certificate

Exhibit C Form of Compliance Certificate

Exhibit D Form of Notice of Borrowing

Exhibit E Form of Grant of Security Interest in Trademarks

Exhibit F Form of Grant of Security Interest in Patents

Exhibit G Form of Grant of Security Interest in Copyrights

Exhibit H Form of Perfection Certificate

Exhibit I Form of Notice of Continuation/Conversion

Exhibit J Form of Assignment Notice

Schedule 1.1(a) Guarantors as of Amendment No. 7 Effective Date

Schedule 1.1(b) Commitments of Lenders

Schedule 1.1(c) Copyrights

Schedule 1.1(d) Excluded Real Property

Schedule 1.1(e) Existing Letters of Credit

Schedule 1.1(f) Licenses

Schedule 1.1(g) Patents

Schedule 1.1(h) Pension Fund Entities

Schedule 1.1(i) Trademarks

Schedule 6.1.6 Local Counsel

Schedule 7.1.1(a) Pledged Collateral

Schedule 7.1.1(b) Additional Collateral Provisions

Schedule 7.1(c) Commercial Tort Claims

Schedule 8.3 Deposit Accounts

Schedule 9.1.11 Subsidiaries

Schedule 9.1.14 Labor Matters

Schedule 10.1.13(a) Further Assurances and Post-Closing Conditions

Schedule 10.2.1(b) Liens

Schedule 10.2.2(e) Investments

Schedule 10.2.3(b) Debt

Schedule 10.2.5 Closing Date Dispositions

Schedule 10.2.8 Transactions with Affiliates

Schedule 10.2.9 Burdensome Agreements

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended through Amendment No. 7, and as the same may be further amended, amended and restated, restated, supplemented or otherwise modified, this “Agreement”) is dated as of February 13, 2014, by and among YELLOW CORPORATION (f/k/a YRC Worldwide Inc.), a Delaware Corporation (“Parent”), as administrative borrower (in such capacity, “Administrative Borrower”), Parent, YRC INC., a Delaware Corporation (“YRC”), USF REDDAWAY INC., an Oregon Corporation (“Reddaway”), USF HOLLAND INC., a Michigan Corporation (“Holland”), and NEW PENN MOTOR EXPRESS, INC., a Pennsylvania Corporation (“New Penn”, and together with Parent, YRC, Holland and Reddaway, “Borrowers” and each a “Borrower”), those Subsidiaries of Parent identified on Schedule 1.1(a) attached hereto (as updated from time to time) (collectively, “Guarantors” and each, a “Guarantor”); the financial institutions from time to time party to this Agreement as lenders (collectively, “Lenders” and each a “Lender”), the financial institutions from time to time party to this Agreement as issuing banks (collectively, “Issuing Banks” and each an “Issuing Bank”), and CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc. (a subsidiary of Citizens Bank, N.A.), as agent for Lenders and Issuing Banks (in such capacity, “Agent”).

R E C I T A L S:

Borrowers have requested that Agent, Lenders and Issuing Banks make available a credit facility, to be used by Parent and Restricted Subsidiaries to finance their business enterprises. Agent, Lenders and Issuing Banks are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION TC “SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

1.1 Definitions. TC “1.1 Definitions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAs used herein, the following terms have the meanings set forth below:

ABL Priority Collateral - as defined in the Term Debt Intercreditor Agreement.

Accelerated Reporting Trigger Event - shall occur when Availability is less than or equal to ten percent (10%) of the Collateral Line Cap.

Accelerated Reporting Trigger Period - shall commence upon the occurrence of an Accelerated Reporting Trigger Event, and shall continue until the date that the Accelerated

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Reporting Trigger Event shall have ceased to exist for a period of at least thirty (30) consecutive calendar days.

Account(s) - “accounts” as defined in Section 9-102 of the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered, or (c) arising out of the use of a credit or charge card.

Account Debtor - any Person who is or who may become obligated to any Loan Party under, with respect to or on account of an Account.

Administrative Borrower - as defined in the preamble to this Agreement.

Affected Financial Institution - (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate - with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, with respect to the Borrowers and their Subsidiaries, in no case shall any Governmental Authority constitute an “Affiliate”. Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Controlling and Controlled have meanings correlative thereto.

Agent - as defined in the preamble to this Agreement.

Agent Indemnitees - Agent and its respective officers, directors, employees, Affiliates, agents and attorneys.

Agent Payment Account - an account designated by Agent to Administrative Borrower on the Closing Date and such other account as Agent may from time to time designate to Administrative Borrower as the “Agent Payment Account” for purposes of this Agreement and the other Loan Documents.

Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent, as applicable.

Agreed 1Q2014 Amount - as defined in the definition of Consolidated Fixed Charges.

Amendment Fee Letter - that certain Amendment Fee Letter, dated as of May 24, 2016, by and among the Loan Parties and Agent, as amended and in effect from time to time.

Amendment No. 3 - that certain Amendment No. 3 and Limited Consent, dated as of January 30, 2018, by and among the Loan Parties party thereto, Agent and the Lenders party thereto.

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Amendment No. 5 - that certain Amendment No. 5, dated as of September 11, 2019, by and among the Loan Parties party thereto, Agent and the Lenders party thereto.

Amendment No. 5 Effective Date - September 11, 2019.

Amendment No. 6 - that certain Amendment No. 6 to Loan and Security Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Borrowers, the Guarantors referred to on the signature pages thereto, the Agent and the Lenders party thereto.

Amendment No. 6 Effective Date - the date on which the conditions set forth in Section 2 of the Amendment No. 6 were satisfied, which date was July 7, 2020.

Amendment No. 6 Transactions - collectively, (a) the negotiation, execution and delivery by the Loan Parties of Amendment No. 6 and the Loan Documents delivered in connection therewith, (b) the negotiation, execution and delivery of the UST Tranche A Facility Documentation, the UST Tranche B Facility Documentation and incurrence of UST Tranche A Facility Indebtedness and UST Tranche B Facility Indebtedness, (c) the negotiation, execution and delivery by the Borrowers and the Subsidiaries party thereto of amendments to the Term Debt Documents in connection with the matters described in clauses (a) and (b) and effecting certain other amendments in connection therewith, (d) the Treasury Equity Issuance and the negotiation, execution and delivery of the Treasury Equity Documents and (e) the payment of fees, costs and expenses in connection with the foregoing.

Amendment No. 7 - that certain Amendment No. 7 to Loan and Security Agreement, dated as of the Amendment No. 7 Effective Date, by and among the Loan Parties party thereto, the Agent and the Lenders party thereto.

Amendment No. 7 Effective Date - the date on which the conditions set forth in Section 4 of Amendment No. 7 were satisfied, which date was October 31, 2022.

Applicable Debt - as defined in the definition of Weighted Average Life to Maturity.

Applicable Law - with respect to any Person, all laws, rules, regulations and governmental guidelines applicable to such Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, requirements, and agreements with, any Governmental Authority.

Applicable Margin - with respect to any Type of Loan on any day, the following margin for such type of Loan: (a) at any time prior to the Amendment No. 7 Effective Date, (i) Base Rate Loans, 1.25%, and (ii) LIBOR Loans (as defined in this Agreement immediately prior to the Amendment No. 7 Effective Date), 2.25% and (b) from and after the Amendment No. 7 Effective Date, (i) Base Rate Loans, 0.75%, and (ii) SOFR Loans, 1.75%.

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Approved Fund - any Person (other than a natural person) that is primarily engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Assignment and Acceptance - an assignment agreement between a Lender and Eligible Assignee, substantially in the form of Exhibit A.

Attributable Debt - on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

Audited Financial Statements - the audited consolidated balance sheets of Parent and its consolidated Subsidiaries for the Fiscal Years ending December 31, 2010, December 31, 2011 and December 31, 2012 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows of Parent and its consolidated Subsidiaries.

Auto-Extension Letter of Credit - as defined in Section 2.2.1(f).

Availability - as of any date of determination calculated on a Pro Forma Basis, the amount equal to: (a) the Collateral Line Cap, minus (b) the then outstanding Facility Exposure; provided, that solely for the purposes of determining whether an Accelerated Reporting Trigger Event has occurred, Availability may be increased by the amount of cash maintained by Loan Parties in one or more Dominion Accounts (excluding the Borrowing Base Cash Account) in an aggregate amount not to exceed $25,000,000 at any time; provided, that during the period from the Closing Date to the date that is forty-five (45) days after the Closing Date (or such longer period as Agent may agree in its reasonable discretion), Dominion Accounts shall be deemed to include any deposit account of Loan Parties as to which a Deposit Account Control Agreement is required to be delivered (or other method of control effected) under this Agreement whether or not such requirement has been satisfied.

Availability Reserve - on any day, the sum (without duplication of any other reserve or eligibility criteria) of (a) the aggregate amount of liabilities secured by Liens (other than Permitted Liens) upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (b) amounts to reflect events, conditions, contingencies or risks which, as determined by Agent in its Permitted Discretion, adversely affect, or would have a reasonable likelihood of adversely affecting, the ability of Agent to realize upon the Collateral of the type that is included in the Borrowing Base; (c) amounts to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect (to the extent thereof); or (d) amounts in respect of any state of facts which Agent determines in its Permitted Discretion constitutes an Event of Default. The amount of any Availability Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in its Permitted Discretion.

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Agent shall have the right to establish and modify components of the Availability Reserve against the Borrowing Base assets from time to time in its Permitted Discretion in accordance with the terms above, provided, that so long as no Specified Event of Default has occurred and is continuing, Agent has provided Administrative Borrower with at least two (2) Business Days’ prior written notice of such establishment or modification and Administrative Borrower shall have the opportunity during such two (2) Business Day period to discuss such establishment or modification with Agent; provided, that (x) no Letters of Credit shall be issued or Loans funded during such two (2) Business Day period if, after giving effect to such establishment or modification, the requested issuance or funding would result in an Overadvance, and (y) no such notice shall be required for changes resulting by virtue of mathematical calculations or if a Material Adverse Effect would occur if such reserves were not established.

Available Tenor - as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.11.4.

Average Availability - for any period, the daily average of Availability for such period as calculated by Agent.

Average Revolver Usage - for any period, the average daily aggregate Facility Exposure for such period divided by the Commitments on the last day of such period.

Bail-In Action - the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation - (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank Product - any of the following products, services or facilities extended to any Loan Party or Subsidiary by a Bank Product Provider: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card, purchase card, corporate credit card and merchant card services; and (d) other banking products or services as may be requested by any Loan Party or Subsidiary, other than Letters of Credit; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.7.1, the

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applicable Bank Product Provider must have previously provided written notice to Agent and Administrative Borrower of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder (“Bank Product Amount”) and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent and Administrative Borrower by the applicable Bank Product Provider. No Bank Product Amount may be established or increased (other than increases in connection with marking to market products under Hedging Agreements) at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

Bank Product Amount - as defined in the definition of Bank Product.

Bank Product Debt - Debt and other obligations of a Loan Party relating to Bank Products.

Bank Product Provider - Citizens, any other Lender or any of their respective Affiliates (other than a Disqualified Lender) that provides Bank Products to any Loan Party or Subsidiary.

Bankruptcy Code - the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

Base Rate - for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) the Daily SOFR Rate on such day plus 1.00% per annum, provided that the Base Rate shall at no time be less than the Floor. If Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Daily SOFR Rate for any reason, including the inability or failure of Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Effective Rate, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, respectively.

Base Rate Loan - a Loan that bears interest based on the Base Rate.

Benchmark - initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.11.1. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

Benchmark Replacement - for any Available Tenor, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

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(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Administrative Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as so determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment - with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Administrative Borrower giving due consideration to: (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Date - a date and time determined by Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event - the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component)has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period - the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11.

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Beneficial Ownership Certification - with respect to each Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially in the form provided by Agent or such other form satisfactory to the Agent.

Beneficial Ownership Regulation - 31 C.F.R. § 1010.230.

Blocked Person - any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC.

Borrower or Borrowers - as defined in the preamble to this Agreement and any other Person that at any time after the date hereof becomes a Borrower.

Borrowing - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base - on any date of determination and without duplication, an amount equal to the sum of:

(a) eighty five percent (85%) of the sum of (x) Eligible Accounts minus (y) the Dilution Reserve, plus

(b) one hundred percent (100%) of the amount of Eligible Borrowing Base Cash, minus

(c) the Deferred Revenue Reserve, minus

(d) the Availability Reserve.

Borrowing Base Cash Account - account maintained by Administrative Borrower, on behalf of Borrowers, with Agent as designated in a letter agreement between Administrative Borrower and Agent on the Closing Date and any other account maintained with Agent and designated as the “Borrowing Base Cash Account” by Administrative Borrower and Agent from time to time.

Borrowing Base Cash Release - as defined in Section 8.3.3.

Borrowing Base Certificate - a certificate substantially in the form attached hereto as Exhibit B, as such form may be modified by Agent and Administrative Borrower from time to time in a manner consistent with the terms of this Agreement, by which Administrative Borrower, on behalf of Borrowers, certifies calculation of the Borrowing Base as of the date delivered.

Business Day - any day other than a Saturday, Sunday or a day on which banks in New York City, New York are authorized or required by law to close.

Capital Expenditures - for any period of determination with respect to Parent and Restricted Subsidiaries, the aggregate of (a) all amounts that would be reflected as additions to property, plant

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or equipment on a consolidated statement of cash flows of Parent and Restricted Subsidiaries in accordance with GAAP and (b) the value of all assets under Capitalized Leases incurred by Parent and Restricted Subsidiaries during such period; provided, that, Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition or other Investment of all or substantially all of the assets of another Person or business line permitted hereby, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by a third party (excluding Parent or any Restricted Subsidiary) and for which none of Parent nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts, and (vi) expenditures made with the net proceeds of any Debt (other than Loans advanced hereunder) or equity issuance.

Capitalized Lease - any lease that is required to be capitalized for financial reporting purposes and reflected as a liability on a balance sheet of such Person in accordance with GAAP.

CARES Act - the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136 (2020), as amended.

Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of the Obligations, with respect to any LC Obligations, in an amount equal to one hundred two percent (102%) of such LC Obligations (excluding amounts owing pursuant to clause (c) of the definition thereof). Cash Collateralization has a correlative meaning.

Cash Dominion Trigger Event - shall occur when either (i) a Specified Event of Default has occurred; or (ii) Borrowers shall fail to maintain at any time Availability in an amount at least equal to ten percent (10%) of the Collateral Line Cap.

Cash Dominion Trigger Period - shall commence upon the occurrence of a Cash Dominion Trigger Event, and shall continue until the date that (i) no Specified Event of Default exists; and (ii) Borrowers have maintained Availability of not less than ten percent (10%) of the Collateral Line Cap for a period of thirty (30) consecutive calendar days.

Cash Equivalents -

(a) Dollars and, to the extent consistent with past practice, Canadian Dollars;

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(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(c) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, rated at least A-1 or P-1 by S&P or Moody’s;

(d) investments in demand deposits, certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;

(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria of clause (d) above;

(f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above; and

(g) other short-term investments of any Foreign Subsidiary entered into in accordance with normal investment policies and practices of such Foreign Subsidiary consistent with past practices for cash management and constituting investments in governmental obligations and investment funds analogous to and having a credit risk not greater than investments of the type described in clauses (a) through (f) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (a) above; provided, that such amounts are converted into currencies listed in clause (a) within ten Business Days following the receipt of such amounts.

Cash Management Services - any services provided from time to time by Citizens or any other Lender or any of its Affiliates to any Loan Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

Cash Pension Contribution - as to any period of determination, the actual cash pension funding payments made by Parent and Restricted Subsidiaries with respect to pension funding obligations during such period.

Casualty Event - any event that gives rise to the receipt by Parent or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed

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assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property or as compensation for such condemnation event.

CBC - Citizens Business Capital, a division of Citizens Asset Finance, Inc. (a subsidiary of Citizens Bank, N.A.).

CFC - a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Change in Law - the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control -

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), in each case, other than the United States federal government or any other Governmental Authority on behalf thereof (or, in each case, any agent, trustee or other Person on behalf thereof, including, for the avoidance of doubt, any voting trust and the trustee thereof created to hold the Equity Interests for the benefit of the United States Federal government or any other Governmental Authority), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent;

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) nominated or approved by the board of directors of Parent nor (ii) appointed by directors so nominated or approved; or

(c) a “change of control” (or similar event) shall occur under (i) the Term Debt Documents or any Permitted Refinancing thereof or (ii) any other Debt for borrowed money with an aggregate principal amount (in the case of this clause (ii)) in excess of the Threshold Amount.

provided, that, notwithstanding anything in this definition to the contrary, in no event shall the Amendment No. 6 Transactions constitute a Change of Control.

Citizens - Citizens Bank, N.A.

Claims - all liabilities, obligations, actual losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs, reasonable and

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documented out-of-pocket attorneys’ fees (limited in the case of attorney’s fees to one primary counsel for Agent and Lenders taken as a whole and one additional counsel in each relevant jurisdiction and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel of each type to similarly situated parties) and Extraordinary Expenses) at any time incurred by or asserted against any Indemnitee in any way relating to (a) any Loan Documents or transactions contemplated thereby, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens under the Loan Documents, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or under Applicable Law in connection with the Loan Documents, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all reasonable and documented out-of-pocket costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto (limited in the case of attorney’s fees to one primary counsel for Agent and Lenders taken as a whole and one additional counsel in each relevant jurisdiction and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel of each type to similarly situated parties).

Closing Date - as defined in Section 6.1.

Code - the U.S. Internal Revenue Code of 1986, as amended.

Collateral - all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations; provided, that it shall exclude all Excluded Property and all defined terms used therein shall exclude Excluded Property.

Collateral and Guarantee Requirement - at any time, the requirement that:

(a) on the Closing Date, Agent shall have received each Security Document to the extent required to be delivered on the Closing Date pursuant to Section 6.1, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) in each case subject to the limitations and exceptions set forth in this Agreement and the Security Documents, any action required to be taken by Agent to effectuate the same and the lien subordination set forth in the Term Debt Intercreditor Agreement, the Obligations shall have been secured by:

(i) a perfected first priority security interest (subject to Liens permitted by Section 10.2.1) in all personal property of Loan Parties consisting of all accounts receivable, Cash and Cash Equivalents, deposit accounts and supporting obligations and books and records related to the foregoing and, in each case, proceeds thereof;

(ii) a perfected second priority pledge (subject to Liens permitted by Section 10.2.1) of all Equity Interests directly held by the Borrowers or any Guarantor;

(iii) except as otherwise agreed to by the Agent with respect to any Real Property located in any in a special flood hazard area, with respect to each Material Real Property,

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(1) a second priority mortgage, deed of trust or deed to secure debt (as applicable) (subject to Liens permitted by Section 10.2.1) on such Material Real Property pursuant to Mortgages that satisfy the requirements of clause (c)(i) below and (2) a perfected second priority security interest (subject to Liens permitted by Section 10.2.1) in all personal property relating to such Material Real Property and all fixtures thereon, provided, that, to the extent the opinion delivered to Agent confirms that the filing of the applicable Mortgage itself perfects Agent’s second priority security interest in such fixtures, no separate fixture filing shall be required;

(iv) except as otherwise agreed to by the Agent with respect to any Real Property located in any in a special flood hazard area, within one hundred twenty (120) days following the repayment in full of the CDA First Lien Obligations (as defined in the Term Debt Agreement) (or, if the proviso to this clause (iv) applies, the date the Requisite CDA Consent (as defined below) is obtained, as applicable), a second priority Pension Property Mortgage (as defined in the Term Debt Agreement) pursuant to Mortgages that satisfy the requirements of clause (c)(i) below (subject to Liens permitted by Section 10.2.1) and a perfected second priority security interest (subject to Liens permitted by Section 10.2.1) in all personal property relating to such Pension Real Property and all fixtures thereon; provided that to the extent such Pension Property Mortgage is prohibited under the terms of the Contribution Deferral Agreement (as in effect as of the Amendment No. 5 Effective Date), the Loan Parties shall use commercially reasonable efforts to obtain the necessary consents under the Contribution Deferral Agreement to permit such Pension Property Mortgage (the “Requisite CDA Consent”) and if after using such commercially reasonable efforts, such consent is not obtained, the Loan Parties shall not be required to deliver such Pension Property Mortgage until all obligations under the Contribution Deferral Agreement to the extent permitted under Section 10.2.3(u) shall have been paid in full;

(v) subject to clause (vi) below, a perfected second priority security interest (subject to Liens permitted by Section 10.2.1) in substantially all other personal property of Loan Parties, including investment property, contracts, Patents, Copyrights, Trademarks and other general intangibles (subject to the Term Debt Intercreditor Agreement), commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing; and

(vi) a perfected third priority security interest (subject to Liens permitted by Section 10.2.1) in the UST Tranche B Priority Collateral (as defined in the Term Debt Intercreditor Agreement) and, in each case, proceeds thereof;

(c) subject to the limitations and exceptions set forth in this Agreement and the Security Documents and except as otherwise agreed to by the Agent with respect to any Real Property located in any in a special flood hazard area, to the extent a security interest in and mortgage lien on any Material Real Property is required under Section 6.1, 10.1.11 or 10.1.13 (together with any Material Real Property that is subject to a Mortgage on the Closing Date, each, a “Mortgaged Property”), Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of Agent for the benefit of Lenders, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner

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reasonably satisfactory to Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 120% (or, in the case of Real Property located in the state of New York, 100%) of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property (the “Mortgage Policies”) issued by Chicago Title or another nationally recognized title insurance company reasonably acceptable to Agent in form and in an amount reasonably acceptable to Agent (not to exceed 100% of the fair market value of the Real Property (or interest therein, as applicable) covered thereby), insuring the Mortgages to be valid, subsisting Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 10.2.1, each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under Applicable Law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to Agent) as shall be reasonably requested by Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit (if available after the applicable Loan Party uses commercially reasonable efforts), doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), (iii) either (1) an American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) form of survey for which all charges have been paid, dated a date, containing a certification and otherwise being in form and substance reasonably satisfactory to Agent or (2) such documentation as is sufficient to omit the standard survey exception to coverage under the Mortgage Policy with respect to such Mortgaged Property and affirmative endorsements reasonably requested by Agent, including “same as” survey and comprehensive endorsements, (iv) customary legal opinions, addressed to Agent and Lenders, and (v) in order to comply with the Flood Laws, the following documents: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”); (B) if any of the material improvement(s) to the improved Material Real Property is located in a special flood hazard area, a notification thereof to the applicable Loan Party (“Flood Notice”) and, if applicable, notification to the applicable Loan Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community in which the property is located does not participate in the NFIP; (C) documentation evidencing the applicable Loan Party’s receipt of the Flood Notice (e.g., a countersigned Flood Notice or return receipt of certified U.S. Mail or overnight delivery); and (D) if the Flood Notice is required to be given and flood insurance is available in the community in which such Material Real Property is located, a copy of one of the following: the flood insurance policy, the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued or such other evidence of flood insurance reasonably satisfactory to Agent and documentation reasonably satisfactory to Agent supporting the amount of flood insurance required for such Material Real Property (any of the foregoing being “Evidence of Flood Insurance”); and

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(d) after the Closing Date, each Restricted Subsidiary of Parent that is not an Excluded Subsidiary shall become a Guarantor pursuant to a joinder agreement in accordance with Section 10.1.11 or 10.1.13, as applicable, and signatory to this Agreement; provided that, notwithstanding the foregoing provisions, any Subsidiary of Parent that would otherwise constitute an Excluded Subsidiary that Guarantees any Term Debt, any Term Refinancing Debt, any UST Tranche A Facility Indebtedness, any UST Tranche A Refinancing Debt, any UST Tranche B Facility Indebtedness, any UST Tranche B Refinancing Debt, any Permitted Junior Debt or any Permitted Refinancing of any of the foregoing, or that is a borrower under the Term Debt Documents, the UST Tranche A Facility Documentation or the UST Tranche B Facility Documentation (or, in each case, any Permitted Refinancing thereof) shall be a Guarantor hereunder for so long as it Guarantees such Debt (or is a borrower with respect thereto).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, the obtaining of title insurance with respect to or the taking of any other actions with respect to: (i) any fee owned Real Property that is not Material Real Property (other than Pension Property Mortgages solely to the extent required to be delivered pursuant to clause (b)(iv) of this definition) and any Leasehold Property (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) motor vehicles (other than tractors, trucks, trailers and other Rolling Stock) consisting of an employee or light vehicle and other assets subject to certificates of title with an individual fair market value of less than $40,000, provided that the aggregate fair market value of all assets excluded from the Collateral and Guarantee Requirement pursuant to this sub-clause (ii), together with the aggregate book value of all assets excluded from the Collateral and Guarantee Requirement pursuant to sub-clause (xiv) of this clause (A), shall not exceed $5,000,000 in the aggregate at any time outstanding, (iii) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement) of an amount less than $5,000,000 and commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is rendered ineffective under the UCC or other Applicable Law), (v) Collateral in which pledges or security interests are prohibited or restricted by Applicable Law or require the consent of any governmental authority or third party, which consent has not been obtained, (vi) Margin Stock, (vii) Equity Interests in a bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party (but only to the extent that the organizational documents of such Subsidiaries or agreements with other equity holders prohibit or restrict the pledge thereof without the consent of the other equity holders under restrictions that are enforceable under the UCC or other Applicable Law and such consent has not been obtained), (viii) Equity Interests of (or held as assets by) Immaterial Subsidiaries, or captive insurance Subsidiaries, (ix) any lease, license or agreement or any property to the extent a grant of a security interest therein would violate or invalidate such lease, license or agreement or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or

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other Applicable Law, other than proceeds and receivables thereof, the assignment of which is deemed effective under the UCC or other Applicable Law, notwithstanding such prohibition, (x) any assets or rights subject to a purchase money security interest, Capitalized Lease or similar arrangement, other than in each case, the UST Tranche B Priority Collateral, (xi) UST Only Collateral, (xii) any assets to the extent a security interest in such assets could result in adverse Tax consequences as reasonably determined by Parent, in consultation with Agent, (xiii) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable Federal law, (xiv) any equipment or other collateral with a net book value in an aggregate amount not to exceed $5,000,000 for all such equipment or other collateral (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC financing statement); provided that the aggregate fair market value of all assets excluded from the Collateral and Guarantee Requirement pursuant to this sub-clause (xiv), together with the aggregate net book value of all assets excluded from the Collateral and Guarantee Requirement pursuant to sub-clause (ii) of this clause (A), shall not exceed $5,000,000 in the aggregate at any time outstanding, and (xv) other assets not specifically included in the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Agent in consultation with the Parent.

(B) (i) perfection by possession or control shall not be required with respect to (x) any intercompany notes in an aggregate principal amount not to exceed $5,000,000 and (y) any other notes or other evidence of Debt in an aggregate principal amount not to exceed $5,000,000; (ii) except in the case of (A) Canadian Subsidiaries, (B) Dutch Subsidiaries and (C) other Foreign Subsidiaries that are not Excluded Foreign Subsidiaries, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the United States (including the Equity Interests of any Foreign Subsidiary) or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); and (iii) except to the extent that perfection and priority may be achieved (w) by the filing of a financing statement under the Uniform Commercial Code with respect to a Loan Party, (x) with respect to Real Property and the recordation of Mortgages in respect thereof, as contemplated by clauses (b)(iii) and (c) above, (y) with respect to Equity Interests or Debt, by the delivery of certificates or instruments representing or evidencing such Equity Interests or Debt along with appropriate undated instruments of transfer executed in blank, or (z) by notation of liens on certificate of title, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clause (A) above and this clause (B);

(C) Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking of other actions with respect to, particular assets or any other compliance with the requirements of this definition (or any similar requirements set forth herein or in any other Loan Documents) where it reasonably determines, in consultation with Parent, that such creation or perfection of security interests or Mortgages, or such obtaining of title insurance or taking of other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay,

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burden or expense by the time or times at which such act would otherwise be required by this Agreement or any Security Documents; provided, that Agent shall have received on or prior to the Amendment No. 5 Effective Date, (i) UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, (ii) evidence that the Term Agent shall be in possession of any certificates or instruments representing or evidencing Equity Interests of Loan Parties and each directly wholly owned Subsidiary of Loan Parties, in each case accompanied by undated instruments of transfer and stock powers endorsed in blank and (iii) Mortgages and Mortgage Policies for each Material Real Property;

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to the exceptions and limitations set forth in this Agreement and the Security Documents; and

(E) notwithstanding the foregoing clauses (A) through (D) to the contrary, no Loan Party shall grant a Lien on any of its assets (other than (i) any Material Real Property in which the Agent has elected to not obtain a Mortgage in its discretion (any such Material Real Property, “Disclaimed Real Property Assets”) and (ii) in the case of UST Tranche A Facility Indebtedness and UST Tranche B Facility Indebtedness, the UST Only Collateral) to secure the Term Debt, UST Tranche A Facility Indebtedness or the UST Tranche B Facility Indebtedness unless it has granted (or, concurrently therewith, will grant) a Lien on such assets to secure the Obligations, which Lien securing the Obligations shall be perfected with the requisite relative priority in accordance with the Term Debt Intercreditor Agreement.

Collateral Line Cap - at any date of determination, the lesser of (x) the Commitments and (y) the Borrowing Base.

Common Stock - the common stock, par value $0.01 per share, of Borrower.

Commitment - for any Lender, its obligation to make Loans and to participate in LC Obligations (excluding amounts owing pursuant to clause (c) of the definition of LC Obligations) up to the maximum principal amount shown on Schedule 1.1(b), or as specified hereafter in the most recent Assignment and Acceptance to which it is a party. “Commitments” means the aggregate amount of such commitments of all Lenders. The Commitments on the Amendment No. 7 Effective Date are equal to $500,000,000.

Commercial Software License - any non-exclusive license of commercially available (on non-discriminatory pricing terms) computer software to a Loan Party from a commercial software provider (e.g., “shrink-wrap”, “browse-wrap” or “click-wrap” software licenses) or a license of freely available computer software from a licensor of free or open source software.

Commitment Termination Date - the earliest to occur of (a) the Latest Maturity Date; (b) the date on which Borrowers terminate the Commitments pursuant to Section 2.1.4; or (c) the date on which the Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act - the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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Compliance Certificate - a certificate substantially in the form attached hereto as Exhibit C, as such form may be modified by Agent and Administrative Borrower from time to time in a manner consistent with the terms of this Agreement, by which Administrative Borrower, on behalf of Loan Parties, calculates the Fixed Charge Coverage Ratio for the period covered by the most recent financial statements delivered pursuant to Section 10.1.1 whether or not such Compliance Certificate is delivered during a Financial Reporting Trigger Period.

Concentration Account - account maintained by Administrative Borrower, on behalf of Borrowers, with Agent as designated in a letter agreement between Administrative Borrower and Agent on the Closing Date and any other account designated as the “Concentration Account” by Administrative Borrower and Agent from time to time.

Conforming Changes - with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.9 or 5.5.1 and other technical, administrative or operational matters) that Agent decides (in consultation with Administrative Borrower) may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides (in consultation with Administrative Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Consolidated EBITDA - for any period of determination calculated on a Pro Forma Basis, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income (other than clauses (viii) or (xi)), the sum of the following amounts for such period with respect to Parent and Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any expenses or losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or other derivative obligations, letter of credit fees, costs of surety bonds in connection with financing activities and any bank fees and financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Debt and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements entered into for the purpose of hedging interest or commodity rate risk) and annual

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agency, unused line, facility or similar fees paid under definitive documentation related to Debt (whether amortized or immediately expensed),

(ii) provision for taxes based on income, profits or capital gains of Parent and Restricted Subsidiaries, including, without limitation, federal, state, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) extraordinary, unusual or non-recurring charges, expenses or losses,

(v) non-cash expenses, charges and losses (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method, purchase accounting adjustments and stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided, that if any of the non-cash charges referred to in this clause (v) represents an accrual or reserve for potential cash items in any future period, (1) Parent may determine not to add back such non-cash charge in the current period and (2) to the extent Parent does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid,

(vi) restructuring costs and charges, integration costs, retention, recruiting, relocation and signing bonuses and expenses, and severance costs (including, for the avoidance of doubt, any bonuses payable in connection with the IBT Transactions in 2014 and 2015),

(vii) Transaction Expenses, and any fees, costs and expenses in connection with any amendment, negotiation, modification, restatement, waiver, forbearance or other transaction in connection with the Amendment No. 6 Transactions; provided that the aggregate amount added to “Consolidated EBITDA” pursuant to this clause (a)(vii) with respect to the Amendment No. 6 Transactions shall not exceed $20,000,000,

(viii) pro forma results for acquisitions (including the commencement of activities constituting such business) and material dispositions (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or disposition, operational changes and operational initiatives (including, to the extent applicable, from the Transactions but excluding the IBT Transactions), including any synergies, operating expense reductions, other operating improvements and cost savings as certified by Parent as having been determined in good faith to be reasonably anticipated to be realizable within twelve (12) months following any such acquisition or disposition, operational change and operational initiatives (with the total add-back pursuant to this clause (viii) or Section 1.5(c) to be limited in the aggregate to 20% of Consolidated EBITDA (prior to giving

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effect to any such adjustments pursuant to this clause (viii) and Section 1.5 but otherwise on a pro forma consolidated basis) in any Test Period; provided, that such limitation on add-backs shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to Agent or if such adjustments satisfy the requirements of Regulation S-X),

(ix) other transaction specific accruals, costs, charges, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions, investments, restricted payments, dispositions or issuances, amendments, waivers or modifications of debt or equity (whether or not consummated) reasonably expected to be permitted under this Agreement or the consummation of which would result in the repayment in full of the Obligations (other than unasserted contingent indemnity and reimbursement obligations and obligations of any Loan Party arising under any Hedging Agreement),

(x) proceeds of business interruption insurance (other than business interruption insurance relating to COVID 19 (or any related virus) or any related events) received or reasonably expected to be received within 365 days; provided, that any such expected amounts that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in fiscal quarter immediately following such 365 day period,

(xi) charges, losses or expenses to the extent indemnified or insured or reimbursed or reasonably expected to be indemnified, insured or reimbursed by a third party within 365 days after such charge, loss or expense; provided, that any such expected amounts that are not actually received in such 365 day period shall be deducted from Consolidated EBITDA in fiscal quarter immediately following such 365 day period,

(xii) the amount of any minority interest expense attributable to minority interests of third parties in the positive income of any non-wholly owned Restricted Subsidiary,

(xiii) any net loss from disposed, abandoned or discontinued operations,

(xiv) net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements,

(xv) the cumulative effect of a change in accounting principles,

(xvi) realized non-cash foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Parent and Restricted Subsidiaries, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period) and all other non-cash items of income for such period, (ii) any gains and income from investments recorded using the equity method, and (iii) any gains arising out of transactions of the

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types described in clauses (a)(xii), (xiii), (xiv), (xv) and (xvi) above; provided, that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(v)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received).

Notwithstanding the foregoing, Consolidated Net Income and Consolidated EBITDA shall be calculated to exclude any amounts otherwise increasing or included in Consolidated Net Income and/or Consolidated EBITDA relating to (x) business interruption insurance relating to COVID 19 (or any related virus) or any related events or (y) any assistance programs provided by Governmental Authorities (or the equivalent).

Consolidated Fixed Charges - for any period of determination calculated on a Pro Forma Basis, (a) cash interest expense payable during such period (including amounts payable under Capitalized Leases), (b) regularly scheduled principal payments payable in cash during such period (including amounts payable under Capitalized Leases), and (c) letter of credit fees payable in cash during such period. Notwithstanding the foregoing, (i) Consolidated Fixed Charges for the Test Period ending March 31, 2014 (or, if necessary under Section 10.2.10, December 31, 2013) shall be calculated by multiplying (x) $30,225,000 (the “Agreed 1Q2014 Amount”) by (y) four, (ii) Consolidated Fixed Charges for the Test Period ending June 30, 2014 shall be calculated by multiplying (x) the sum of the Agreed 1Q2014 Amount plus the actual amount of Consolidated Fixed Charges for the Fiscal Quarter ending June 30, 2014 by (y) two, (iii) Consolidated Fixed Charges for the Test Period ending September 31, 2014 shall be calculated by multiplying (x) the sum of the Agreed 1Q2014 Amount plus the actual amount of Consolidated Fixed Charges for the two Fiscal Quarters ending September 30, 2014 by (y) the product of four divided by three, and (iv) Consolidated Fixed Charges for the Test Period ending December 31, 2014 shall equal the sum of the Agreed 1Q2014 Amount plus the actual amount of Consolidated Fixed Charges for the three (3) Fiscal Quarters ending December 31, 2014.

Consolidated Fixed Charge Coverage Ratio - for any period of determination calculated on a Pro Forma Basis, the ratio of: (a) (i) Consolidated EBITDA calculated on a Pro Forma Basis for such period, minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of net cash taxes paid in cash during such period, minus (iv) the amount, if any, by which the Cash Pension Contribution for such period exceeds the Pension Expense for such period, and plus (v) the amount, if any, by which the Pension Expense for such period exceeds the Cash Pension Contribution for such period, divided by (b) the Consolidated Fixed Charges for such period.

Consolidated Net Income - for any period of determination, the net income (or loss) of Parent and Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP on a consolidated basis (without duplication) for such period (without deduction for minority interests); provided, that (a) in determining Consolidated Net Income, the net income of any other Person which is not a Restricted Subsidiary, is an Unrestricted Subsidiary or is accounted for by Parent by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Parent, Restricted Subsidiaries or another Restricted Subsidiary during such period, (b) the net income of

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any Subsidiary of Parent shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Loan Documents, the Term Debt Documents, the UST Tranche A Facility Documentation or the UST Tranche B Facility Documentation and (z) restrictions arising pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by Parent in good faith)) and (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Loan Party or any Subsidiary or the date that such Person’s assets are acquired by Parent or any Subsidiary shall be excluded.

Consolidated Total Assets - total assets of Parent and Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of Parent and Restricted Subsidiaries for the most recently completed Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.1(a) or (b).

Consolidated Total Debt - as of any date of determination calculated on a Pro Forma Basis, the aggregate principal amount of Debt of Parent and Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Debt as provided in Section 1.4), consisting of Debt for borrowed money, Attributable Debt or purchase money Debt, debt obligations evidenced by bonds, debentures, promissory notes, loan agreements or similar instruments, and all Guarantees of any of the foregoing; provided, that (i) Consolidated Total Debt shall not include Debt in respect of letters of credit, bankers’ acceptances and other similar contingent obligations, except to the extent of unreimbursed amounts thereunder, (ii) Consolidated Total Debt shall not include obligations under Hedging Agreements permitted hereunder, and (iii) Consolidated Total Debt shall not include any Debt which Parent or any Restricted Subsidiary has either defeased or discharged and satisfied.

Contractual Obligation - as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Contribution Deferral Agreement - that certain Second Amended and Restated Contribution Deferral Agreement, dated as of January 31, 2014, among YRC, Holland, New Penn, Reddaway, certain other of the Subsidiaries of Parent, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Pension Fund Entities and each other pension fund from time to time party thereto and Wilmington Trust Company, all as the same may be amended, amended and restated, restated, supplemented or otherwise modified in accordance with the terms hereof.

Control - as defined in the definition of Affiliate.

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Copyright License - any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Loan Party material to the operation of the business of any Loan Party or that such Loan Party otherwise has the right to license material to the operation of the business of any Loan Party, or granting any right to any Loan Party under any Copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement.

Copyrights - all of the following now owned or hereafter acquired by or assigned to any Loan Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule 1.1(c), (c) all rights and privileges arising under Applicable Law with respect to such Loan Party’s use of such Copyrights, (d) all derivatives, reissues, renewals, continuations and extensions thereof and amendments thereto, (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to the foregoing, including damages and payments for past, present or future infringements thereof, (f) all rights corresponding thereto throughout the world and (g) all rights to sue for past, present or future infringements thereof.

Corresponding Liability - has the meaning set forth in Section 14.15.

Daily Simple SOFR - for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.

Daily Simple SOFR Adjustment - 0.10%.

Daily SOFR Rate - for any day, a rate per annum equal to the Term SOFR in effect on such day for a one-month interest period (subject to the Floor referred to in the definition of “Term SOFR”).

Debt - as to any Person at any time, without duplication and without reference to what constitutes indebtedness or a liability in accordance with GAAP, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any Hedging Agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services; (e)

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indebtedness (excluding prepaid interest thereon) described in clauses (a) through (d) and (f) through (h) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Debt; (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests (but solely to the extent required to occur on or prior to the Latest Maturity Date (other than as a result of a change of control, asset sale or similar event)); and (h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person (i) shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Person’s liability for such Debt is otherwise expressly contractually limited and only to the extent such Debt would be included in the calculation of Consolidated Total Debt and (ii) shall exclude (A) trade accounts payable in the ordinary course of business, (B) any earn-out obligation until such earn-out obligation has become due and payable, (C) any current and undeferred pension contributions or health and welfare contributions due from such Person and/or its applicable Subsidiaries to any Pension Fund Entity, (D) liabilities accrued in the ordinary course, (E) deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (F) operating leases, (G) customary obligations under employment agreements and deferred compensation, and (H) deferred tax liabilities. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of Debt of any Person for purposes of clause (e) that is limited in recourse to the property encumbered thereby shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

Debtor Relief Laws - the Bankruptcy Code as now or hereafter in effect or any successor thereto, as well as all other liquidation, conservatorship, bankruptcy, assignment for benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States federal or state law or of any applicable foreign law from time to time in effect affecting the rights of creditors generally.

Debt Repayment Conditions - at the time of determination with respect to any proposed repayment of Debt (to the extent that such repayment is subject to the Debt Repayment Conditions in accordance with the terms of this Agreement), and subject to Section 2.3.4, that (a) no Event of Default then exists or would arise as a result of repaying such Debt, and (b) Availability on the date of such proposed repayment (after giving effect thereto) is not less than $67,500,000. Prior to consummating any proposed transaction which is subject to the Debt Repayment Conditions, Administrative Borrower shall deliver to Agent evidence acceptable to Agent of the satisfaction of the conditions set forth above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to Agent.

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December 2013 Exchange Agreements - each of the exchange agreements dated as of December 22, 2013, as amended, restated, modified, waived, supplemented or consented to, by and among Administrative Borrower and certain of the holders of the Series B Senior Secured Notes due 2015 that are party thereto.

December 2013 Registration Rights Agreement - the Registration Rights Agreement dated as of December 22, 2013, as amended, restated modified, waived, supplemented or consented to, by and among Administrative Borrower and each of the purchasers signatory thereto.

December 2013 Stock Purchase Agreements - each of the stock purchase agreements dated as of December 22, 2013, as amended, restated, modified, waived, supplemented or consented to, by and among Administrative Borrower and each of the purchasers party thereto.

Default - an event or condition that, with the lapse of time or giving of notice, without any waiver or cure hereunder, would constitute an Event of Default.

Defaulting Lender - any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement within two (2) Business Days of the date that it is required to do so under the Agreement unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s reasonable and good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified Administrative Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement (unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable and good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied), (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement (unless such public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable and good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such public statement) cannot be satisfied), (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within two (2) Business Days of the date that it is required to do so under the Agreement, (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (g) a Lender that has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the

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ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination made in good faith by Agent that a Lender is a Defaulting Lender under clauses (a) through (g) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, each Issuing Bank and each Lender.

Default Rate - for any Obligation described in Section 3.1.1(b) (including, to the extent permitted by law, accrued but unpaid interest), two percent (2%) plus the interest rate otherwise applicable thereto.

Deferred Revenue Reserve - at any date of determination, 85% of “deferred revenue liability” as reflected on the balance sheet of Parent and Restricted Subsidiaries as of the last day of the most recently completed Fiscal Month.

Deposit Account Control Agreements - the written agreements, in form and substance reasonably satisfactory to Agent and Administrative Borrower, by and among Agent, for the benefit of Secured Parties, each Loan Party with a deposit account at any bank and the bank at which such deposit account is at any time maintained, which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in such deposit account without further consent by such Loan Party and has such other terms and conditions as Agent may reasonably require.

Dilution - as of any date of determination on a consolidated basis for all Loan Parties, a percentage, based upon the experience of the immediately prior 365 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits or other dilutive items with respect to Loan Parties’ Accounts during such period, by (b) Loan Parties’ billings with respect to Accounts during such period.

Dilution Reserve - as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%).

Disclaimed Real Property Assets - has the meaning specified in the definition of Collateral and Guaranty Requirement.

Disposition or Dispose - the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

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Disqualified Equity Interests - any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the then Latest Maturity Date; provided, that if such Equity Interests are issued pursuant to, or in accordance with, a plan for the benefit of employees of Parent or Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Parent or Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

Disqualified Lender - (i) those banks, financial institutions and other entities identified in writing by Administrative Borrower to Agent prior to the date hereof, (ii) any competitors of Parent or its Subsidiaries, and (iii) any of their known Affiliates; provided, that a “competitor” or an affiliate of a competitor or an entity referenced in clause (i) above shall not include any bona fide debt fund or investment vehicle (other than a person which is excluded pursuant to clause (i) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

Dollar(s) - lawful money of the United States.

Domain Names - all internet domain names and associated URL addresses in or to which any Loan Party now or hereafter has any right, title or interest.

Domestic Subsidiary - any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia; provided, that notwithstanding the foregoing, “Domestic Subsidiary” shall not include any Subsidiary substantially all of the assets of which are Equity Interests or Debt in (or owed by) one or more Subsidiaries that are not Domestic Subsidiaries.

Dominion Account - any special account, lockbox, blocked account or other deposit account established by Loan Parties at Citizens, JPMorgan Chase Bank, National Association, Bank of Nova Scotia, The Toronto-Dominion Bank, or another bank reasonably acceptable to Agent which is subject to a Deposit Account Control Agreement in favor of Agent.

EEA Financial Institution - (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country

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which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country - any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority - any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Account - an Account owing to a Loan Party that arises in the Ordinary Course of Business (or, subject to Section 10.2.2, acquired by a Loan Party in connection with any Permitted Acquisition or other acquisition permitted hereunder and, in any such instance, has been reviewed as part of a field exam conducted by the Agent pursuant to Section 10.1.10) from the sale or lease of goods or rendition of services and is payable in Dollars or Canadian Dollars; provided, that in no event shall an Account be an Eligible Account if:

(a) such Account is unpaid for more than one hundred twenty (120) days after the original invoice date; provided, that, on any date of determination, the aggregate amount of Accounts which remain unpaid for more than ninety (90) days after the original invoice date thereof and are included in the calculation of Eligible Accounts may not exceed 3.5% of all Eligible Accounts on such date;

(b) fifty percent (50%) or more of the aggregate Accounts owing by the Account Debtor to such Loan Party are not Eligible Accounts under the foregoing clause (a);

(c) such Account, when aggregated with other Accounts owing by the applicable Account Debtor, exceeds fifteen percent (15%) of the aggregate Eligible Accounts of Loan Parties (or such higher percentage as Agent may establish for any specific Account Debtor from time to time);

(d) such Account is owing by an account debtor appearing on the most recently published OFAC Specially Designated Nationals and Blocked Persons List;

(e) such Account is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance including, without limitation, off bill discounts, overcharge claims, cargo claims, due to interlines, A/R credits payable (but ineligibility shall be limited solely to the amount thereof);

(f) an Insolvency Proceeding has been commenced by or against the Account Debtor, or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or to Loan Parties’ knowledge, is not Solvent; provided, that, in the case of an Insolvency Proceeding, so long as (x) an order exists permitting such Account Debtor to pay the applicable Loan Party as a “critical vendor”, and (y) such Account Debtor has obtained adequate postpetition financing to pay the Accounts of such Loan Party arising postpetition, the Accounts of such Loan Party that

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arise postpetition shall not be deemed ineligible under the provisions of this clause (f) to the extent that the order permitting such financing allows the payment of such postpetition Accounts.

(g) the Account Debtor does not maintain its principal place of business inside the United States or Canada; except, that at Agent’s option, such Account owing by an Account Debtor that does not maintain its principal place of business inside the United States or Canada may be deemed an Eligible Account if either: (x) the applicable Account Debtor has delivered to such Loan Party an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Agent and payable only in the United States and in Dollars, sufficient to cover such Account, in form and substance reasonably satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent, and such Loan Party has complied with the terms of Section 7.4.2 with respect to the assignment of any Letter-of-Credit-Rights to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, (y) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount reasonably acceptable to Agent, or (z) such Account is otherwise reasonably acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine in its Permitted Discretion);

(h) such Account is owing by a Governmental Authority, unless the applicable Account Debtor is the United States, any state or territory thereof or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act or other Applicable Law; provided, that, notwithstanding the foregoing provisions of this clause (h), Accounts owing by a Governmental Authority that have not been assigned to Agent in compliance with the Assignment of Claims Act or other Applicable Law may be included in the Borrowing Base at any time so long as such Accounts otherwise constitute Eligible Accounts and the aggregate amount of such Accounts included in the calculation of Eligible Accounts (before giving effect to the applicable advance rate) does not exceed 2.5% of the aggregate amount of all Eligible Accounts at such time; and provided, further, that, notwithstanding the foregoing provisions of this clause (h), during a Cash Dominion Trigger Period no Account owing by a Governmental Authority shall be deemed an Eligible Account unless the Account Debtor is the United States, any state or territory thereof or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act or other Applicable Law;

(i) such Account is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (including, without limitation, any Lien to secure the performance of a surety, performance bond or similar instrument);

(j) such Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment unless such Chattel Paper or Instrument has been delivered to Agent;

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(k) payment has been extended as to such Account, the applicable Account Debtor has made a partial payment, or such Account arises from a sale on a cash-on-delivery or cash-in-advance basis;

(l) such Account arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis; provided, that, this clause (l) shall not apply to Accounts generated by Loan Parties in the Ordinary Course of Business from any Account Debtor that constitutes an Affiliate solely because such Account Debtor shares a common material equityholder with Parent;

(m) such Account represents a progress billing or retainage or has not been invoiced;

(n) such Account includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(o) such Account is subject to a legally binding commitment to be sold to a third party or was generated by a Loan Party or any division or operating unit thereof that is subject to a legally binding commitment to be sold to a third party;

(p) payment of such Account is being administered by an outside collection agency; or

(q) Loan Parties’ records with respect to such Account do not identify the Account Debtor with respect thereto.

Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral except to the extent that they constitute Excluded Property.

Eligible Assignee - a Person that is (a) a Lender (other than a Defaulting Lender), an Affiliate of a Lender or Approved Fund; (b) prior to the occurrence of an Event of Default under Section 11.1(a) or (j), any other Person approved by Agent and Administrative Borrower (which approval by Administrative Borrower shall (i) not be unreasonably withheld or delayed, and (ii) be deemed granted if the Administrative Borrower has not objected thereto in writing to the Agent within ten days of receiving a request for approval), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a non-exempt prohibited transaction under Section 4975 of ERISA or any other Applicable Law; and (c) during the continuance of any Event of Default under Section 11.1(a) or (j), any Person acceptable to Agent in its Permitted Discretion; provided, that notwithstanding the foregoing, (x) no Disqualified Lender or Defaulting Lender shall qualify as an Eligible Assignee, (y) in any event no Loan Party shall qualify as an Eligible Assignee, and (z) no natural person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) shall qualify as an Eligible Assignee.

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Eligible Borrowing Base Cash - the lesser of (a) cash from time to time deposited in the Borrowing Base Cash Account, which, for purposes of any Borrowing Base Certificate, shall be calculated as of the close of business on the date that is two (2) Business Days prior to the delivery (or required delivery) of same to the Agent pursuant to Section 8.1 of this Agreement, and (b) cash from time to time deposited in the Borrowing Base Cash Account plus any other Dominion Accounts plus any other cash or Cash Equivalents of the Borrowers in accordance with GAAP, which, for purposes of any Borrowing Base Certificate, shall be calculated as of the close of business on the last Business Day of the previous calendar month or the preceding Friday, as applicable, depending on whether the Borrowers are required to deliver monthly or weekly Borrowing Base Certificates pursuant to Section 8.1 of this Agreement.

Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws - all federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety (with respect to exposure to hazardous or toxic substances or wastes) or the presence, Release of, or exposure to, hazardous or toxic substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous or toxic substances or wastes.

Environmental Liability - all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, capital and operating costs, injunctive relief, costs associated with financial assurance, permitting or closure requirements, natural resource damages and investigation or remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Environmental Permit - any permit, approval, identification number, license or other authorization required under any Environmental Law.

Equipment - (x) any “equipment” as such term is defined in Article 9 of the UCC and shall also include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, vehicles, Tractor Trailers and Rolling Stock now or hereafter owned by any Loan Party in each case, regardless of whether characterized as equipment under the UCC and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

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Equity Interests - with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding in each case any debt security that is convertible into, or exchange for, Equity Interest.

ERISA - the Employee Retirement Income Security Act of 1974.

ERISA Affiliate - any corporation that is part of the same controlled group of corporations as Parent and/or its Subsidiaries within the meaning of Section 414(b) of the Code, and any trade or business (whether or not incorporated) under common control with Parent and/or its Subsidiaries within the meaning of Section 414(c) of the Code.

ERISA Event - (a) a Reportable Event; (b) the failure to satisfy the minimum funding standard with respect to a Plan within the meaning of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived (unless such failure is corrected by the final due date for the plan year for which such failure occurred), (c) a determination that a Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the receipt by Parent, any Restricted Subsidiary or any of their respective ERISA Affiliates of notice pursuant to Section 305(b)(3)(D) of ERISA that a Multiemployer Plan is or will be in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), or is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of ERISA); (e) the filing pursuant to Section 431 of the Code or Section 304 of ERISA of an application for the extension of any amortization period; (f) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan; (g) the filing of a notice to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (h) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (i) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (j) the incurrence by Parent, any Restricted Subsidiary or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (k) the receipt by Parent, any Restricted Subsidiary or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (l) the receipt by Parent, any Restricted Subsidiary or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Parent, any Restricted Subsidiary or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability; (m) the occurrence of any event or condition that would reasonably be expected to result in the termination of a Plan or the appointment of a trustee to administer a Plan; or (o) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which could result in liability to Parent or any Restricted Subsidiary or with respect to which Parent or any Restricted Subsidiary is a “disqualified person” (as defined in Section 4975 of the Code) or a “party in interest” (as defined in Section 3(14) of ERISA).

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Erroneous Payment Deficiency Assignment - as defined in Section 12.11.4(d)(i).

Erroneous Payment Impacted Class - as defined in Section 12.11.4(d)(i).

Erroneous Payment Return Deficiency - as defined in Section 12.11.4(d)(i).

Erroneous Payment Subrogation Rights - as defined in Section 12.11.4(e).

EU Bail-In Legislation Schedule - the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default - as defined in Section 11.1.

Evidence of Flood Insurance - as defined in the definition of Collateral and Guarantee Requirement.

Excluded Deposit Accounts - collectively, (a) deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Loan Parties’ salaried employees, (b) petty cash accounts to the extent the balances therein do not exceed (x) $1,000,000 in the aggregate for more than five (5) Business Days, and/or (y) $5,000,000 in the aggregate for more than one (1) Business Day, (c) zero-balance accounts, (d) deposit accounts specifically and exclusively used to maintain cash collateral required pursuant to the Term Debt Agreement, the UST Tranche A Credit Agreement or the UST Tranche B Credit Agreement, (e) escrow account, (f) the UST Tranche A Only Collateral and (g) the UST Tranche B Priority Account; provided, that any deposits or other amounts in excess of the amounts permitted under clause (b) and maintained in petty cash accounts above shall be remitted promptly to a Dominion Account.

Excluded Foreign Subsidiary - any Foreign Subsidiary (other than any Canadian Subsidiary or Dutch Subsidiary) of the Parent that does not individually have total assets or revenues (for the period of four fiscal quarters most recently ended) that exceed 3.0% of the Parent’s total assets or revenues as of the end of each fiscal quarter (in the case of revenues, for the period of four fiscal quarters ending on such date); provided that the aggregate amount of assets or revenues (for the period of four fiscal quarters most recently ended) of such Subsidiaries shall not at any time exceed 7.0% of the Parent’s total assets or revenues as of the end of each fiscal quarter (in the case of revenues, for the period of four fiscal quarters ending on such date); provided further that if, as of the date the financial statements for any fiscal quarter of the Parent are delivered or required to be delivered hereunder, the consolidated assets or revenues of all Excluded Foreign Subsidiaries shall have, as of the last day of such fiscal quarter, exceeded the limits set forth above, then within sixty (60) days (or such later date as agreed by the Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), the Parent shall cause one or more Foreign Subsidiaries to comply with Section 10.1.11 such that, as a result thereof, the consolidated assets and revenues of all Excluded Foreign Subsidiaries do not exceed such limits. For the avoidance of doubt, no Canadian Subsidiary or Dutch Subsidiary shall constitute an Excluded Foreign Subsidiary.

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Excluded Property - assets described in clause (A) of the “notwithstanding” clause in the definition of Collateral and Guarantee Requirement.

Excluded Real Property - (a) any Real Property set forth on Schedule 1.01(a) of the Term Debt Agreement as in effect on the Amendment No. 5 Effective Date and (b) any Pension Real Property.

Excluded Subsidiary - (a) any bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by Applicable Law whether or not existing on the Amendment No. 5 Effective Date or Contractual Obligations existing on the Amendment No. 5 Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such contractual obligation is waived or otherwise removed or such consent, approval, license or authorization has been obtained), (d) any other Subsidiary with respect to which, in the reasonable judgment of Agent, in consultation with Administrative Borrower, the burden or cost or other consequences (other than adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by Secured Parties therefrom, (e) any other Subsidiary with respect to which, in the reasonable judgment of Administrative Borrower, the tax consequences of providing a Guarantee could be adverse in consultation with Agent, (f) any Excluded Foreign Subsidiary of the Parent, and (g) any captive insurance company or non-profit Subsidiary; provided that no Person shall be an Excluded Subsidiary to the extent it guarantees or pledges any of its assets to secure, directly or indirectly, any other Indebtedness of any Loan Party in excess of the Threshold Amount; provided, further, that in the event that any Excluded Subsidiary guarantees or otherwise becomes an obligor under any Indebtedness, the aggregate principal amount of which exceeds the Threshold Amount, then such Excluded Subsidiary shall, notwithstanding the foregoing, no longer constitute an Excluded Subsidiary, and shall become a Loan Party hereunder. If any Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition of Excluded Subsidiary, such Guarantor shall only be permitted to be released from its Guarantee so long as the fair market value of any and all Investments then held by the Loan Parties in such Person are permitted as an Investment under Section 10.2.2(c)(iii) and Section 10.2.2(p) at the time such Person becomes an Excluded Subsidiary pursuant to clause (a) of the definition of “Excluded Subsidiary”.

Excluded Swap Obligation - with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or would otherwise become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Loan Party or the grant of such security interest would otherwise become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the

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portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful.

Excluded Tax - with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise (or similar) Taxes imposed on (or measured by) its gross or net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Borrower or Guarantor, as applicable, is located, (c) any U.S. Tax that is imposed on amounts payable to a Lender at the time it becomes a party to this Agreement, acquires additional interests in the credit facility contemplated hereunder, or designates a new lending office (except to the extent a Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrowers with respect to such Tax pursuant to Section 5.10), (d) Taxes attributable to a failure to comply with Section 5.11, (e) Taxes imposed by a jurisdiction as a result of any connection between such party and such jurisdiction other than any connection arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, or enforcing any, Loan Document, (f) any Taxes, charges or similar levies arising from an Assignment and Acceptance, grant of a participation described in Section 13.2 hereof or a transfer or assignment to or designation of a new applicable lending office for receiving payment under any loan document, (g) any withholding Taxes imposed pursuant to FATCA, and (h) interest, penalties and additions to Tax on the foregoing amounts.

Existing 6% Senior Notes - those certain 6% Convertible Senior Notes due 2014 under that certain Indenture, dated as of February 23, 2010 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among Parent, as issuer, the guarantors party thereto and US Bank, National Association, as trustee.

Existing ABL Facility - the credit facility governed by that certain Credit Agreement, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among Receivables SPV, as borrower, Parent, as servicer, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as agent.

Existing Term Facility - the term loan facility governed by that certain Amended and Restated Credit Agreement, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among Parent, the lenders party thereto from time to time and JPMorgan Chase Bank, National Association, as agent.

Existing Letters of Credit - those Letters of Credit identified on Schedule 1.1(e) hereto.

Existing Series A Notes - those certain 10% Series A Convertible Senior Secured Notes due 2015 under that certain Indenture, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among Parent, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee.

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Existing Series B Notes - those certain 10% Series B Convertible Senior Secured Notes due 2015 under that certain Indenture, dated as of July 22, 2011 (as amended, restated, modified or supplemented from time to time prior to the date hereof), among Parent, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee.

Extended Commitment - as defined in Section 2.4.1.

Extension - as defined in Section 2.4.1.

Extension Amendment - as defined in Section 2.4.3.

Extension Offer - as defined in Section 2.4.1.

Extraordinary Expenses - all reasonable and documented out-of-pocket costs, expenses or advances that Agent (or, to the extent expressly provided herein, a Lender) may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of a Loan Party (limited (i) in the case of legal fees, to one primary outside counsel for Agent and Lenders taken as a whole, one additional counsel in each relevant foreign jurisdiction and, in the event of any actual or reasonably perceived conflict of interest, one additional counsel of each type to similarly situated parties and (ii) in the case of third party advisors, to one such advisor approved by Agent with the prior consultation of Administrative Borrower), including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral in accordance with the terms herein; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents, Loans or Letters of Credit; or (g) Protective Advances.

Facility Exposure - the aggregate outstanding Loans plus LC Obligations (excluding amounts owing pursuant to clause (c) of the definition of LC Obligations).

FATCA - Sections 1471 through 1474 of the Code, as in effect on the date hereof (or any amended or successor version that is substantively comparable), and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections or any intergovernmental agreement between the United States and any other jurisdiction in connection therewith whether in existence on the Closing Date or promulgated or published thereafter.

Federal Funds Effective Rate - for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System

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arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Federal Reserve Board - the Board of Governors of the Federal Reserve System of the United States.

Fee Letter - the fee letter agreement, dated as of the Closing Date, between Agent and Parent, on behalf of itself and the other Loan Parties.

Financial Covenant Trigger Event - shall occur when Borrowers fail to maintain Availability in an amount at least equal to ten percent (10%) of the Collateral Line Cap.

Financial Covenant Trigger Period - shall commence on the occurrence of a Financial Covenant Trigger Event, and shall continue until the date that the Financial Covenant Trigger Event shall have ceased to exist for a period of at least thirty (30) consecutive calendar days.

Fiscal Month - a calendar month.

Fiscal Quarter - a consecutive three-month period ending March 31, June 30, September 30 or December 31, as adjusted from time to time to the extent not prohibited hereunder.

Fiscal Year - a consecutive twelve-month period ending December 31, as adjusted from time to time to the extent not prohibited hereunder.

Flood Laws - the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Federal Reserve Board).

Flood Notice - as defined in the definition of Collateral and Guarantee Requirement.

Floor - zero percent (0.00%) per annum.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Subsidiary - a Subsidiary other than a Domestic Subsidiary.

Full Payment of the Obligations - the occurrence of the following: (a) the Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification

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obligations and Bank Product Debt as to which arrangements with respect thereto reasonably satisfactory the applicable Bank Product Provider shall have been made), and (c) all Letters of Credit have terminated, expired or Cash Collateralized (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the applicable Issuing Bank shall have been made). For the avoidance of doubt, “Full Payment of the Obligations” shall not include payment of Bank Product Debt.

GAAP - generally accepted accounting principles in the United States in effect from time to time; provided, however, that if Administrative Borrower notifies Agent that Administrative Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that Required Lenders request an amendment to any provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

General Intangibles - has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Loan Party, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Loan Party.

Government Securities Business Day - any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Governmental Authority - any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision, the Treasury or any successor or similar authority to any of the foregoing).

Grant of Security Interest - a Grant of Security Interest in certain Intellectual Property Collateral substantially in the form of Exhibit E, F or G attached hereto.

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Guarantee - as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt of the payment or performance of such Debt, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt of any other Person, whether or not such Debt is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien); provided, that the term Guarantee shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business, (ii) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Debt), or (iii) product warranties. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term Guarantee as a verb has a corresponding meaning.

Guarantor or Guarantors - as defined in the preamble to this Agreement and any other Person that at any time after the date hereof becomes a Guarantor (together with their respective successors and assigns).

Guaranty - the guaranty set forth in Section 14 of this Agreement and any other guaranty of the Obligations of Borrowers now or hereafter executed by a Guarantor in favor of Agent, for the benefit of Secured Parties.

Hazardous Materials - (a) any petroleum products, distillates or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

Hedge Termination Value - in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

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Hedging Agreement - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Holland - as defined in the preamble to this Agreement.

IBT - the International Brotherhood of Teamsters.

IBT Agreement - that certain National Master Freight Agreement, effective April 1, 2008, among the IBT, YRC, Holland and New Penn, as amended, restated, modified, supplemented, extended, renewed or replaced from time to time.

IBT Extension Agreement - that certain Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, by and among YRC, Holland, New Penn, Reddaway and the Teamsters National Freight Industry Negotiating Committee of the IBT.

IBT Transactions - the modification and extension through March 31, 2019 of the IBT Agreement and the approval and ratification of the IBT Extension Agreement by the members of the IBT in all material respects in accordance with all Applicable Law and other requirements relating thereto.

Immaterial Subsidiary - any Subsidiary of Parent constituting a Restricted Subsidiary that does not individually have total assets or annual revenues in that exceed 1% of Parent’s and Restricted Subsidiaries’ total assets or annual revenues as of the end of each Fiscal Quarter; provided, that the aggregate amount of assets or annual revenues of such all Immaterial Subsidiaries shall not, at any time, exceed 2.5% of Parent’s and Restricted Subsidiaries’ total assets or annual revenues as of the end of each Fiscal Quarter; and provided, further, that if, as of the date the financial statements for any Fiscal Quarter of Parent and Restricted Subsidiaries are delivered or required to be delivered hereunder, the consolidated assets or revenues of all Restricted Subsidiaries so designated by Parent as Immaterial Subsidiaries shall have, as of the last day of such Fiscal Year, exceeded the limits set forth above, then within ten (10) Business Days (or such later date as agreed by Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), Parent shall redesignate one or more Immaterial Subsidiaries, in each case in a written notice to Agent, such that, as a result thereof, the consolidated assets and revenues of all Restricted Subsidiaries that are still designated as Immaterial Subsidiaries do not exceed such limits. Upon any such Restricted Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Restricted Subsidiary, to the extent not otherwise qualifying as an Excluded Subsidiary, shall comply with Section 10.1.11, to the extent applicable. The Immaterial Subsidiaries as of the Closing Date are identified on Schedule 9.1.11.

Increase Effective Date - as defined in Section 2.3.3.

Incremental Amendment - as defined in Section 2.3.3.

Increase Notice - as defined in Section 2.3.1.

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Incremental Facility - as defined in Section 2.3.1.

Incremental Lenders - as defined in Section 2.3.3.

Indemnitees - Agent Indemnitees, Lender Indemnitees, and Issuing Bank Indemnitees.

Insolvency Proceeding - any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or substantially all of its Property; or (c) a general assignment or trust mortgage for the benefit of creditors.

Intellectual Property - all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software (including all data and source code and related documentation), databases, all other proprietary information, including but not limited to Domain Names, social media identifications and tags including Twitter usernames and Facebook usernames, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

Intellectual Property Collateral - Collateral consisting of Intellectual Property.

Intercompany Claims - as defined in Section 14.9.

Intercompany Note - one or more promissory notes evidencing Debt owed among Parent and Restricted Subsidiaries subordinated to the Obligations on terms reasonably acceptable to Agent.

Intercreditor Provisions - as defined in Section 11.1(o).

Interest Period - with respect to any applicable Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Commitment Termination Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.11.4 shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the

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most recent conversion or continuation of such Loan or Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

Investment - any acquisition of all or substantially all assets of another Person; any acquisition of record or beneficial ownership of any Equity Interests of another Person; or any advance or capital contribution to or other investment in another Person.

Issuing Bank - Citizens, PNC Bank National Association, Bank of America, N.A., KeyBank National Association and any other Lender or Affiliate of a Lender designated as an Issuing Bank by Administrative Borrower from time to time with the approval of Agent (such approval not to be unreasonably withheld, conditioned or delayed) and such designated Lender or Affiliate of a Lender. As of the Amendment No. 7 Effective Date, the Issuing Banks are Citizens, PNC Bank National Association, Bank of America, N.A. and KeyBank National Association.

Issuing Bank Indemnitees - Issuing Banks and their respective officers, directors, employees, Controlled Affiliates, agents and attorneys.

Junior Financing - any Subordinated Debt and any other Debt that is required to be subordinated in right of payment to the Obligations (for greater certainty, not including the Term Debt, the UST Tranche A Facility Indebtedness or the UST Tranche B Facility Indebtedness).

Junior Financing Documentation - any documentation governing any Junior Financing.

Knowledge - as to any Person, the actual knowledge of any Responsible Officer of such Person.

Latest Maturity Date - at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time.

LC Application - an application by Administrative Borrower, on behalf of any Borrower, to any Issuing Bank for the issuance of a Letter of Credit, in customary form and substance which shall be reasonably satisfactory to Agent and such Issuing Bank.

LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6.2; (b) after giving effect to such issuance, total LC Obligations under clauses (a) and (b) of the definition thereof do not exceed the Letter of Credit Subline, no Overadvance exists or would be caused thereby, and, if no Loans are outstanding, the LC Obligations under clauses (a) and (b) of the definition thereto do not exceed the Collateral Line Cap; (c) the expiration date of such Letter of Credit is (i) no more than three hundred sixty-five (365) days from issuance (or in the case of any renewal or extension thereof, three hundred sixty-five (365) days from such renewal or extension), in the case of standby Letters of Credit, (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) no later than the Latest Maturity Date unless the requested Letter of Credit is Cash Collateralized on the date of issuance in a manner acceptable to the applicable Issuing Bank; (d) the Letter of Credit and payments thereunder are denominated in Dollars; (e) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their Permitted Discretion; and (f) with respect to any Issuing Bank, the stated amount of all outstanding Letters

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of Credit issued by such Issuing Bank in the aggregate shall not exceed such Issuing Bank’s, LC Issuance Sublimit following the issuance of such Letter of Credit without the consent of such Issuing Bank in its sole discretion.

LC Documents - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Administrative Borrower, Loan Parties or any other Person to any Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Issuance Sublimit - for any Issuing Bank, its obligation to issue Letters of Credit up to the maximum aggregate stated amount on Schedule 1.1(b), or as specified hereafter in the most recent Assignment and Acceptance to which it is a party. The LC Issuance Sublimit of any Issuing Bank may be increased from time to time with the consent of such Issuing Bank and the approval of Agent.

LC Obligations - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing by Borrowers with respect to Letters of Credit.

LC Request - a request for issuance of a Letter of Credit, to be provided by Administrative Borrower, on behalf of a Borrower, to Issuing Bank, in customary form which shall be in form and substance reasonably satisfactory to Agent and Issuing Bank.

Leasehold Property - any leasehold interest of any Loan Party as lessee under any lease of Real Property.

Lender Indemnitees - Lenders and their officers, directors, employees, Controlled Affiliates, agents and attorneys.

Lenders - as defined in the preamble to this Agreement, including Agent and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or otherwise.

Letter of Credit - any standby or documentary letter of credit, including all Existing Letters of Credit, issued by any Issuing Bank for the account of any Loan Party.

Letter of Credit Subline - at any time of determination, the lesser of (x) $450,000,000 and (y) the aggregate Commitments at such time.

License - any Patent License, Trademark License, Copyright License, Commercial Software License or other license or sublicense agreement granting rights under Intellectual Property to which any Loan Party is a party, including those listed on Schedule 1.1(f).

Lien - any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other

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encumbrance on title to Real Property, and any Capitalized Lease or financing lease having substantially the same economic effect as any of the foregoing).

Liquidity - as of any date of determination calculated on a Pro Forma Basis, the amount equal to: (a) Availability on such date, plus (b) all cash maintained by Loan Parties in one or more Dominion Accounts on such date (excluding the Borrowing Base Cash Account); provided, that during the period from the Closing Date to the date that is forty-five (45) days after the Closing Date (or such longer period as Agent may agree in its reasonable discretion), Dominion Accounts shall be deemed to include any deposit account of Loan Parties as to which a Deposit Account Control Agreement is required to be delivered (or other method of control effected) under this Agreement whether or not such requirement has been satisfied.

Loan - a loan made pursuant to Section 2.1, and any Overadvance Loan or Protective Advance; collectively, Loans.

Loan Account - the loan account established by each Lender on its books pursuant to Section 5.9.

Loan Documents - this Agreement, Other Agreements and Security Documents. For the avoidance of doubt, Hedging Agreements and any agreements in respect of Bank Product Debt do not constitute Loan Documents.

Loan Party or Loan Parties - each Borrower and/or Guarantor as applicable.

London Banking Day - a day on which dealings in US dollars deposits are transacted in the London interbank market.

Margin Stock - as defined in Regulation U of the Federal Reserve Board.

Master Account - account maintained by Administrative Borrower, on behalf of Borrowers, with Agent as designated in a letter agreement between Administrative Borrower and Agent on the Closing Date and any other account designated as the “Master Account” by Administrative Borrower and Agent from time to time.

Master Assignment and Assumption - that certain Master Assignment and Assumption Agreement, dated as of the Second Amendment Effective Date, by and among the Lenders and Agent.

Material Adverse Effect - a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent), operating results or financial condition of Parent and Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of Loan Parties (taken as a whole) to fully and timely perform their payment obligations under the Loan Documents to which any Loan Party is a party; or (c) material adverse effect on the rights and remedies available to Lenders or Agent under any Loan Document (other than due to the action or inaction of Agent or any Lender); provided, that, with respect to the foregoing clause (a), the impacts of COVID 19 on the business, operations, assets, liabilities (actual or contingent), operating results or financial condition of Parent and Restricted Subsidiaries, taken as a whole, will be disregarded.

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Material Real Property - each Real Property that is (i) owned in fee by a Loan Party, (ii) located in the United States and (iii) not an Excluded Real Property; provided, that Material Real Property shall include any Real Property subject to a mortgage under the Term Debt Documents, the UST Tranche A Facility Documentation or the UST Tranche B Facility Documentation.

Maturity Date - (i) the earlier of (a) January 9, 2026 and (b) the first date (the “Springing Maturity Date”) upon which the maturity date (whether stated or springing, and as extended from time to time prior to the Springing Maturity Date or shortened from time to time) of any of the Term Debt, the UST Tranche A Facility Indebtedness, or the UST Tranche B Facility Indebtedness is within 30 days after such Springing Maturity Date, (ii) with respect to any Commitments as to which the final maturity date has been extended pursuant to Section 2.4, the final maturity date as specified in the Extension Offer accepted by the applicable Lender or Lenders holding such Commitments, and (iii) with respect to any Incremental Facility, the final maturity date as specified in the Incremental Amendment governing the Commitments.

Maximum Incremental Facility Amount - as defined in Section 2.3.1.

Minimum Extension Condition - as defined in Section 2.4.2.

MIRE Event - if there are any Mortgaged Properties at such time, any increase, extension of the maturity or renewal of any of the Commitments or Loans (including pursuant to an Incremental Amendment or any incremental credit facility hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any revolving loans, and (iii) the issuance, renewal or extension of Letters of Credit).

Moody’s - Moody’s Investors Service, Inc., and its successors.

Mortgage - each mortgage, deed of trust or deed to secure debt pursuant to which a Loan Party grants to Agent, for the benefit of Secured Parties, Liens upon the Real Property owned by such Loan Party, as security for the Obligations.

Mortgage Policies - as defined in the definition of Collateral and Guarantee Requirement.

Mortgaged Property - as defined in the definition of Collateral and Guarantee Requirement.

Multiemployer Plan - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is contributed to by any Loan Party or Subsidiary or ERISA Affiliate.

Net Proceeds - 100% of the cash proceeds actually received by Parent or any wholly-owned Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation and similar awards, but in each case only as and when received) from any Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations that are secured by the applicable asset or property (including without limitation principal amount, premium or penalty, if any, interest, fees

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and expenses and other amounts) (other than pursuant to the Loan Documents), the Term Debt Documents (other than in respect of Term Priority Collateral), any Term Refinancing Debt (other than in respect of Term Priority Collateral), the UST Tranche A Facility Documentation (other than in respect of the UST Tranche A Only Collateral), any UST Tranche A Refinancing Debt (other than in respect of the UST Tranche A Only Collateral), the UST Tranche B Facility Documentation (other than in respect of UST Tranche B Priority Collateral or the UST Tranche B Only Collateral) or any UST Tranche B Refinancing Debt (other than in respect of UST Tranche B Priority Collateral or the UST Tranche B Only Collateral), other expenses and brokerage, consultant and other fees actually incurred in connection therewith, (ii) in the case of any Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of Parent or a wholly owned Restricted Subsidiary as a result thereof, (iii) taxes paid or reasonably estimated to be payable as a result thereof (provided, that if the amount of any such estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid), and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (iii) above) (x) related to any of the applicable assets and (y) retained by Parent or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Casualty Event occurring on the date of such reduction); provided, that if no Event of Default exists such proceeds may be applied by Parent or any Restricted Subsidiary to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent or Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition permitted hereunder of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired), in each case within 270 days of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 270 days of such receipt, so used or contractually committed with a third party that is not to be so used (it being understood that if any portion of such proceeds are not so used within such 270 day period but within such 270 day period are contractually committed with a third party that is not to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 270 day period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Event of Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment with a third party that is not entered into at a time when no Specified Event of Default was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless the aggregate net proceeds exceeds $7,500,000 in any Fiscal Year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

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For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Parent or any Restricted Subsidiary shall be disregarded.

New Penn - as defined in the preamble to this Agreement.

NFIP - as defined in the definition of Collateral and Guarantee Requirement.

Note - any promissory note to be executed by Borrowers in favor of a Lender, which shall be in the amount of such Lender’s Commitment and shall evidence the Loans made by such Lender.

Notice of Borrowing - a Notice of Borrowing to be provided by Administrative Borrower to request the funding of a Borrowing of Loans, in substantially the form attached as Exhibit D hereto.

Notice of Conversion/Continuation - a Notice of Conversion/Continuation to be provided by Administrative Borrower to request a conversion or continuation of any Loans as SOFR Loans, in substantially the form attached as Exhibit I hereto.

Obligations - all (a) principal of and premium, if any, on the Loans, (b) LC Obligations, (c) interest, expenses, fees and other sums payable by Loan Parties under Loan Documents, (d) obligations of Loan Parties under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several. Subject to Section 14.13, in no event shall the Obligations include any Excluded Swap Obligations.

OFAC - the Office of Foreign Assets Control of the U.S. Department of the Treasury.

Ordinary Course of Business - any business practice currently or previously engaged in by Parent and Restricted Subsidiaries, and any similar, ancillary, complementary or other business practice reasonably related thereto or that is a reasonable extension, development or expansion thereof.

Organization Documents - (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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Original Maturity Date - as defined in the definition of Maturity Date.

Other Agreement - each Note; LC Document; Fee Letter; Amendment Fee Letter; Master Assignment and Assumption; Borrowing Base Certificate; Compliance Certificate; Perfection Certificate; Term Debt Intercreditor Agreement; Post-Closing Side Letter; custodial administration agreement; subordination agreement; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter executed or delivered by a Loan Party to Agent or a Lender pursuant to this Agreement or any other Loan Document.

Overadvance - as defined in Section 2.1.5.

Overadvance Loan - a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.

Parallel Liability - has the meaning set forth in Section 14.15.

Parent - as defined in the preamble to this Agreement.

Participant - as defined in Section 13.2.1.

Participant Register - as defined in Section 13.2.4.

Patent License - any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Loan Party under any such agreement.

Patents - all of the following now owned or hereafter acquired by any Loan Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 1.1(g), (b) all rights and privileges arising under Applicable Law with respect to such Loan Party’s use of any Patents, (c) all inventions and improvements described and claimed therein, (d) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements thereof, (f) all rights corresponding thereto throughout the world and (g) rights to sue for past, present or future infringements thereof.

Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

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Payment Conditions - at the time of determination with respect to any proposed transaction, and subject to Section 2.3.4, that (a) no Event of Default then exists or would arise as a result of consummating such transaction, and (b) (i) Liquidity on the date of such proposed transaction (after giving effect thereto) is not less than $100,000,000 (with not less than $67,500,000 of such Liquidity being attributable to Availability), or (ii) (x) Availability on the date of such proposed transaction (after giving effect thereto) is not less than $67,500,000, and (y) the Consolidated Fixed Charge Coverage Ratio for the most recently completed Test Period for which financial statements have been provided pursuant to Section 10.1.1 calculated on a Pro Forma Basis (giving effect to such proposed transaction) is equal to or greater than 1.10 to 1.00. Prior to consummating any proposed transaction which is subject to the Payment Conditions, Administrative Borrower shall deliver to Agent evidence acceptable to Agent of the satisfaction of the conditions set forth above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to Agent.

Payment Item - each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

PBGC - the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

Pension Expense - the actual pension expense for the applicable period of Parent and its Subsidiaries pursuant to the profit and loss statement charge (or benefit) with respect to such pension funding obligations for such period.

Pension Fund Entities - those entities identified on Schedule 1.1(h) hereto.

Pension Real Property - any Real Property for so long as such Real Property secures the obligations of the Parent under the Contribution Deferral Agreement on a first lien basis on the Amendment No. 5 Effective Date, as set forth on Schedule 1.01(a) of the Term Debt Agreement as in effect on the Amendment No. 5 Effective Date.

Perfection Certificate - a certificate substantially in the form of Exhibit H, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by any Responsible Officer of Administrative Borrower.

Permitted Acquisition - as defined in Section 10.2.2.

Permitted Additional Debt - Debt incurred by any Loan Party; provided, that (i) such Debt may only be secured by assets consisting of Collateral and may not be secured by any assets other than the Collateral, (ii) such Debt is not at any time guaranteed by any Subsidiaries that are not Loan Parties, (iii) the other terms and conditions of such Debt (excluding pricing, fees, rate floors and optional prepayment or redemption terms), if different from those contained herein, in the Term Debt Documents, in the UST Tranche A Facility Documentation or in the UST Tranche B Facility Documentation, are customary market terms for Debt of such type (provided, that a certificate of a Responsible Officer of Parent delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt (or such shorter period as Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of

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such Debt or drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless Agent notifies Parent within such five (5) Business Day period (or such shorter period as Agent may agree in its sole discretion) that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (iv) the security agreements (taken as a whole) relating to such Debt, if applicable, are substantially the same as or more favorable to the Loan Parties than the security documents governing the Term Debt or, as applicable, the UST Tranche A Facility Indebtedness and the UST Tranche B Facility Indebtedness, with such differences as are reasonably satisfactory to Agent, (v) no Event of Default shall exist immediately prior to or after giving effect to such incurrence, (vi) a representative acting on behalf of the holders of such Debt shall have become party to or otherwise subject to the provisions of the Term Debt Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to Agent and Administrative Borrower that contains terms substantially similar to the Term Debt Intercreditor Agreement or other intercreditor agreement on market terms as determined by the Agent in good faith, and (vii) if applicable, the priority position of the holders of such Debt with respect to the Collateral under the Term Debt Intercreditor Agreement shall be equivalent or junior to the position of the holders of the Term Debt and all obligations under such Debt shall constitute Tranche B-2 Obligations under (and as defined in) the Term Debt Intercreditor Agreement, or the holders of the UST Tranche A Facility Indebtedness and all obligations under such Debt shall constitute UST Tranche A Obligations under (and as defined in) the Term Debt Intercreditor Agreement or the holders of the UST Tranche B Facility Indebtedness and all obligations under such Debt shall constitute UST Tranche B Obligations under (and as defined in) the Term Debt Intercreditor Agreement, in each case as applicable. Notwithstanding the foregoing, Permitted Additional Debt shall include all Permitted Additional Debt (as defined in the Term Debt Agreement as in effect on the date hereof).

Permitted Discretion - Agent’s judgment exercised in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Permitted Junior Debt - unsecured Debt incurred by any Loan Party in the form of one or more series of unsecured notes or loans; provided, that (i) if constituting Subordinated Debt, (A) such Debt (including any Guarantee thereof) is subordinated to the Obligations on terms customary for high yield subordinated debt securities or otherwise reasonably satisfactory to Agent and (B) the Obligations at all times constitute “Designated Senior Debt” (or comparable term) under the documents governing such Debt, (ii) such Debt does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale, change of control or similar provisions or AHYDO “catch-up” payments), in each case prior to the date that is ninety-one (91) days after the then Latest Maturity Date, (iii) such Debt is not at any time guaranteed by any Person that is not a Loan Party and (iv) the other terms and conditions of such Debt (excluding pricing, fees, rate floors and optional prepayment or optional redemption terms), if different than the terms hereof, are customary market terms for Debt of such type (provided, that a certificate of a Responsible Officer of Parent delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt (or such shorter period as Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the

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documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless Agent notifies Parent within such five (5) Business Day period (or such shorter period as Agent may agree in its sole discretion) that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

Permitted Lien - as defined in Section 10.2.1.

Permitted Refinancing - with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Debt of such Person; provided, that (a) the original aggregate principal amount of such Debt (or accreted value, if applicable) does not exceed the aggregate principal amount (or accreted value, if applicable) of the Debt so modified, refinanced, refunded, renewed, replaced or extended except (i) by an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Debt and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such modification, refinancing, refunding, renewal, replacement or extension and (ii) by an amount equal to any existing available commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Debt permitted pursuant to Section 10.2.3(e), the Debt resulting from such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Debt permitted pursuant to Sections 10.2.3(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Debt being modified, refinanced, refunded, renewed, replaced or extended is Debt permitted pursuant to Section 10.2.3(b) or 10.2.3(r), or is otherwise a Junior Financing, (i) to the extent such Debt being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment or in lien priority to the Obligations, the Debt resulting from such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment or in lien priority, as applicable, to the Obligations on terms (taken as a whole) (x) at least as favorable to Lenders as those contained in the documentation governing the Debt being modified, refinanced, refunded, renewed, replaced or extended (provided, that a certificate of a Responsible Officer of Parent delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt (or such shorter period as Agent may agree in its sole discretion), together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that Parent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless Agent notifies Parent within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) or (y) otherwise reasonably acceptable to Agent, (ii) the obligors (including any guarantors) in respect of the Debt resulting from such modification, refinancing, refunding, renewal, replacement or extension shall not include any Person other than the obligors (including any guarantors) of the Debt being modified, refinanced, refunded, renewed, replaced or extended unless otherwise permitted hereby, and (iii) in the case of any Permitted Refinancing in respect of the Term Debt, UST Tranche A Facility Indebtedness or UST Tranche B Facility

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Indebtedness, any Term Refinancing Debt, any UST Tranche A Refinancing Debt, or any UST Tranche B Refinancing Debt, such Permitted Refinancing is secured, if at all, only by all or any portion of the collateral securing the Term Debt, the UST Tranche A Facility Indebtedness or the UST Tranche B Facility Indebtedness, as applicable (but not by any other assets) pursuant to one or more security agreements subject, in the case of assets constituting (or required to constitute) Collateral, to the Term Debt Intercreditor Agreement or any replacement intercreditor agreement reasonably satisfactory to Agent, that contains terms substantially similar to the Term Debt Intercreditor Agreement or other intercreditor agreement on market terms as determined by the Agent in good faith. When used with respect to any specified Debt, Permitted Refinancing shall mean the Debt incurred to effectuate a Permitted Refinancing of such specified Debt.

Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan - an employee pension benefit plan (other than a Multiemployer Plan) that is either (a) maintained by a Loan Party or Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which a Loan Party or Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

Pledged Collateral - as defined in Section 7.1.1.

Pledged Debt - as defined in Section 7.1.1.

Pledged Equity - as defined in Section 7.1.1.

Pledged Securities - any Promissory Notes, stock certificates or other Securities, certificates or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

Post-Closing Side Letter - the post-closing side letter as of the date hereof among certain Loan Parties and Agent.

Prime Rate - means a rate per annum equal to the prime rate of interest announced from time to time by Citizens or its parent company (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

Projections - as defined in Section 10.1.1(c).

Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the third (3rd) decimal place) determined (a) while Commitments are outstanding, by dividing the amount of such Lender’s Commitment by the aggregate amount of all Commitments; and (b) at any other time, by dividing the amount of such Lender’s outstanding Loans and LC Obligations (under clauses (a) and (b) of the definition thereof) by the aggregate amount of all outstanding Loans and LC Obligations (under clauses (a) and (b) of the definition thereof).

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Pro Forma Basis - with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.5.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances - as defined in Section 2.1.6.

Qualified ECP Loan Party - in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Real Property - collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

Recapitalization Transactions - (a) retiring by (x) exchanging for equity interests of Parent, (y) repaying through the net cash proceeds of one or more equity offerings by Parent or (z) setting aside a sufficient amount of cash to redeem at maturity, at least 90% of the aggregate outstanding principal amount of Parent’s Existing Series A Notes and Existing Series B Notes, (b) amending and restating that certain Amended and Restated Contribution and Deferral Agreement, dated as of July 22, 2011, among YRC, Holland, New Penn and Reddaway, collectively as primary obligors, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Wilmington Trust Company, as agent, and the other funds party thereto, to, among other changes, release all collateral currently securing such indebtedness (other than first lien real estate collateral constituting Excluded Property) and extend the maturity to December 31, 2019 and (c) refinancing, redeeming, defeasing or otherwise paying in full in cash (or depositing such amount with the trustee thereof) all of Parent’s Existing 6% Senior Notes.

Receivables Assets - (a) any Accounts owed to Parent or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all Accounts, all contracts and contract rights, guarantees or other obligations in respect of such Accounts, all records with respect to such Accounts and any other assets customarily transferred together with Accounts in connection with a non-recourse accounts receivable factoring arrangement, except for Standard Receivables Undertakings, assigned or otherwise transferred or pledged by Parent in connection with a Receivables Facility.

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Receivables Facility - an arrangement between Parent or a Restricted Subsidiary and another Person pursuant to which (a) Parent or such Restricted Subsidiary, as applicable, sells (directly or indirectly) in the Ordinary Course of Business to such Person Accounts owing from by customers, together with Receivables Assets related thereto, (b) the obligations of Parent or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Receivables Purchase Obligations) to Parent and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by Parent) and may include Standard Receivables Undertakings.

Receivables Purchase Obligation - any obligation of Parent or a Restricted Subsidiary in respect of Receivables Assets in a Receivables Facility to purchase Receivables Assets arising as a result of a breach of a representation, warranty or covenant otherwise, including as a result of receive or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to such party.

Receivables SPV - YRCW Receivables LLC, a Delaware limited liability company.

Recipient - Agent, any Lender or any Issuing Bank, as applicable.

Reddaway - as defined in the preamble to this Agreement.

Refinancing Transactions - the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Term Facility and the Existing ABL Facility, the release of all cash and other amounts restricted under or by the Existing Term Facility and the Existing ABL Facility and the termination and release of any and all commitments, security interests and guaranties in connection therewith on the Closing Date.

Register - as defined in Section 13.3.3.

Reimbursement Date - as defined in Section 2.3.2.

Relevant Governmental Body - the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

Release - any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

Report - as defined in Section 12.2.3.

Reportable Event - any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived with respect to a Plan.

Required Lenders - subject to Section 4.2, (a) Lenders holding in excess of fifty-one percent (51%) of the Commitments; or (b) if the Commitments have terminated, Lenders holding

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Facility Exposure in excess fifty-one percent (51%) of the aggregate Facility Exposure. For the avoidance of doubt, no Defaulting Lender shall be included in the calculation of Required Lenders.

Resignation Effective Date - as defined in Section 12.8.1.

Resolution Authority - an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Responsible Officer - the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, director of treasury or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed by the recipient of such document to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed by the recipient of such document to have acted on behalf of such Loan Party.

Restated Term Debt Agreement - that certain Amended and Restated Credit Agreement, dated as of September 11, 2019, by and among the Loan Parties, Cortland Products Corp. (n/k/a Alter Domus Products Corp.) and the lenders party thereto, as amended by that certain Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of April 7, 2020, as further amended by that certain Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of July 7, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the Term Debt Intercreditor Agreement.

Restricted Payment - any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest of Parent or any Restricted Subsidiary, or on account of any return of capital to Parent’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

Restricted Subsidiary - any Subsidiary of Parent other than an Unrestricted Subsidiary. The Restricted Subsidiaries as of the Closing Date are identified on Schedule 9.1.11.

Rolling Stock - any railroad car, locomotive, stacktrain or other rolling stock, or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks); provided, that Rolling Stock shall exclude Tractor Trailers.

Sale and Leaseback Transaction - any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same property.

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S&P - Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SEC - the Securities and Exchange Commission or any Governmental Authority that is the successor thereto.

Second Amendment Effective Date - June 28, 2016.

Secured Parties - Agent, Issuing Bank, Lenders and Bank Product Providers.

Security Documents - the Vehicle Collateral Agreement, the Vehicle Custodial Administration Agreement, any Guaranty, Mortgages, Deposit Account Control Agreements and all Loan Documents, Grants of Security Interest, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Security - a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

Security Interest - as defined in Section 7.1.2.

SOFR - a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at https://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

SOFR Administrator - the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Borrowing - as to any Borrowing, the SOFR Loans comprising such Borrowing.

SOFR Loan - a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

SOFR Loan Prepayment Fee - as defined in Section 5.5.1.

Solvent - as to Parent and Restricted Subsidiaries on a consolidated basis on any date of determination, (a) the fair value of the assets of Parent and Restricted Subsidiaries, on a consolidated basis (on a going concern basis), exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value (on a going concern basis) of the property of Parent and Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other

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liabilities become absolute and matured in the ordinary course of business; (c) Parent and Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) Parent and Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

Specified Event of Default - any Event of Default under Section 11.1(a), 11.1(b) (solely to the extent arising from a material breach of any certification, representation or warranty made or deemed made by Administrative Borrower in any Borrowing Base Certificate), 11.1(c) (solely to the extent arising with respect to a breach of Section 8.l, 8.3, 10.1.10 or 10.2.10 (during a Financial Covenant Trigger Period)), 11.1(f) (solely to the extent arising from a payment default or acceleration under any such document, instrument or agreement), 11.1(i) or 11.1(j).

Specified Pension Fund Obligations - the payment obligations due from Parent and/or its applicable Subsidiaries to the Pension Fund Entities under the terms and conditions of the Contribution Deferral Agreement.

Specified Transaction - any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Parent, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of Parent or a Restricted Subsidiary, in each case consummated after the Closing Date and whether by merger, consolidation, amalgamation or otherwise, and any incurrence or repayment of Debt or Restricted Payment, in each case, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis”.

Springing Maturity Date - as defined in the definition of Maturity Date.

Standard Receivables Undertakings - representations, warranties, covenants, guarantees and indemnities entered into by Parent or any Restricted Subsidiary, which Parent has determined in good faith to be customary in a Receivables Facility, it being understood that any Receivables Repurchase Obligation shall be deemed to be a non-credit related recourse accounts receivable factoring arrangement.

Subordinated Debt - Debt incurred by a Loan Party that is expressly subordinate and junior in right of payment to Full Payment of the Obligations (for greater certainty, not including the Term Debt, the UST Tranche A Facility Indebtedness or the UST Tranche B Facility Indebtedness).

Subsidiary - any entity at least fifty percent (50%) of whose voting securities or Equity Interests is owned by a Loan Party or any combination of Loan Parties (including indirect ownership by a Loan Party through other entities in which any Loan Party directly or indirectly owns fifty percent (50%) of the voting securities or Equity Interests).

Successor Parent - as defined in Section 10.2.4(d).

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Supermajority Lenders - subject to Section 4.2 (a) Lenders holding in excess of sixty-six and two thirds percent (66 2/3%) of the aggregate Commitments; and (b) the Commitments have terminated, at least two Lenders holding Facility Exposure in excess of sixty-six and two thirds percent (66 2/3%) of the aggregate Facility Exposure. For the avoidance of doubt, no Defaulting Lender shall be included in the calculation of Supermajority Lenders.

Swap Obligation - with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Tax or Taxes - any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges in the nature of taxes imposed by any Governmental Authority, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes, and all interest, penalties and similar liabilities relating thereto.

Term Agent - Alter Domus Products Corp. (f/k/a Cortland Products Corp.), as Administrative Agent and Collateral Agent under the Term Debt Agreement, any affiliate thereof, or successor or replacement thereto (subject to the Term Debt Intercreditor Agreement).

Term Debt Agreement - that certain Credit Agreement by and among Parent, the other Loan Parties party thereto, Term Agent, and the lenders from time to time party thereto, dated as of February 13, 2014, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Term Debt Intercreditor Agreement; provided, that, on and after Amendment No. 5, for purposes of this Agreement other than Section 6.1 hereof, the Restated Term Debt Agreement shall constitute the Term Debt Agreement.

Term Debt - Debt and all other obligations outstanding under or secured by the Term Debt Documents (including, for the avoidance of doubt, Term Refinancing Debt and Incremental Term Loans (as defined in the Term Debt Agreement)) and, in each case, all Permitted Refinancings thereof.

Term Debt Documents - the Term Debt Agreement and the “Loan Documents” as defined therein.

Term Debt Intercreditor Agreement - that certain Amended and Restated Intercreditor Agreement dated as of the Amendment No. 6 Effective Date, among the Agent, the Term Agent, the UST Tranche A Agent, the UST Tranche B Agent and the Loan Parties, and as the same may be further amended, restated, modified, supplemented, extended, renewed, restructured, waived or replaced from time to time.

Term Debt Refinancing Amendment - as defined in Amendment No. 5.

Term Priority Collateral - shall have the meaning assigned to the term “Non-UST Tranche B Term Priority Collateral” in the Term Debt Intercreditor Agreement.

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Term Refinancing Amendment - an amendment to the Term Debt Agreement executed by each of (a) Parent, (b) Term Agent, (c) each additional lender under the Term Debt Agreement that will make an Other Term Loan (as defined in the Term Debt Agreement) pursuant to such Term Refinancing Amendment and (d) each existing lender under the Term Debt Agreement that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness (as defined in the Term Debt Agreement) being incurred pursuant thereto, in accordance with Section 2.18 of the Term Debt Agreement. Notwithstanding anything in this Agreement or this definition to the contrary, the Term Debt Refinancing Amendment constitutes a Term Refinancing Amendment.

Term Refinancing Debt - Permitted Additional Debt or Indebtedness incurred pursuant to a Term Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or part, existing Term Debt (including any successive Credit Agreement Refinancing Indebtedness (as defined in the Term Debt Agreement as in effect on the date hereof)).

Term SOFR - a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.

Term SOFR Adjustment - 0.10%.

Term SOFR Administrator - CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

Term SOFR Determination Day - as defined in the definition of Term SOFR.

Term SOFR Reference Rate - the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Agent from time to time)

Test Period - for any date of determination, the most recent period as of such date of four consecutive Fiscal Quarters for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 10.1.1(a) or 10.1.1(b), as applicable.

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Threshold Amount - $30,000,000.

Total Leverage Ratio - as of any date of determination calculated on a Pro Forma Basis, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period ending on such date of determination.

Tractor Trailers - any vehicle, truck, tractor, trailer, tank trailer or other trailer or similar vehicle or other trailer.

Trademark License - any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Loan Party material to the operation of the business of any Loan Party or that any Loan Party otherwise has the right to license material to the operation of the business of any Loan Party, or granting to any Loan Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

Trademarks - all of the following now owned or hereafter acquired by any Loan Party: (a) all Trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 1.1(i), (b) all rights and privileges arising under Applicable Law with respect to such Loan Party’s use of any Trademarks, (c) all reissues, continuations, extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) rights to sue for past, present and future infringements or dilutions thereof or other injuries thereto.

Transaction Expenses - any costs, fees or expenses incurred or paid by Parent and its Subsidiaries in connection with the Transactions (including costs and bonuses associated with the IBT Transactions and, for the avoidance of doubt, any costs, fees or expenses under the Contribution Deferral Agreement in connection with the closing of the second amendment and restatement thereof), this Agreement and the other Loan Documents.

Transactions - collectively, (a) the consummation of the IBT Transactions, (b) the consummation of the Recapitalization Transactions, (c) the execution and delivery by Loan Parties of the Loan Documents to which they are a party and the making of the Loans hereunder on the Closing Date, (d) the execution and delivery by Parent and its Subsidiaries party thereto of the Term Debt Documents and the funding under the Term Debt on the Closing Date, (e) the execution and delivery by Parent and its Subsidiaries party thereto of the Contribution Deferral Agreement on January 31, 2014, (f) the performance by Parent of its obligations under the December 2013 Stock Purchase Agreements, December 2013 Exchange Agreements and the December 2013

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Registration Rights Agreement, (g) the consummation of the Refinancing Transactions, and (h) the payment of the Transaction Expenses.

Transferee - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Treasury - the United States Department of the Treasury.

Treasury Equity - the 15,943,753 shares of Common Stock of Parent issued and delivered pursuant to the UST Tranche A Facility Documentation, directly or indirectly, to the United States federal government or any Governmental Authority on behalf thereof (including, in each case, any agent, trust or Person on behalf thereof, including, for the avoidance of doubt, any voting trust and the trustee thereof created to hold the Treasury Equity for the benefit of the United States federal government or any other Governmental Authority).

Treasury Equity Documents - Share Issuance Agreement, dated as of June 30, 2020, between the Parent and the Treasury, (ii) the Voting Trust Agreement, by and among Parent, Treasury and the trustee thereunder to be entered into on or before the Treasury Equity Issuance and having the terms set forth in the UST Tranche A Facility Documentation and (iii) the Registration Rights Agreement, by and between Parent and Treasury to be entered into on or before the Treasury Equity Issuance and having the terms set forth in the UST Tranche A Facility Documentation.

Treasury Equity Issuance - the issuance of Treasury Equity in connection with the Amendment No. 6 Transactions, and which Treasury Equity shall be equal to 42% of the Parent’s Common Stock outstanding immediately prior to such issuance, including any shares of Common Stock issuable upon conversion, exchange or exercise of any outstanding security convertible, exchangeable or exercisable into shares of Common Stock (including any warrants, rights or options to purchase or other arrangements or rights to acquire shares of Common Stock) (“fully diluted Common Stock outstanding”) and 29.58% of fully diluted Common Stock outstanding on a pro forma basis reflecting the Treasury Equity Issuance.

Type - any type of a Loan (i.e., Base Rate Loan or SOFR Loan) that has the same interest option and, in the case of SOFR Loans, the same Interest Period.

UCC - the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Financial Institution - any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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UK Resolution Authority - the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement - the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unaudited Financial Statement - the unaudited consolidated balance sheets and related statements of operations and cash flows of Parent and its consolidated Subsidiaries as at the end of and for the Fiscal Quarters ended September 30, 2013.

Unused Line Fee Percentage - for any day, a percentage per annum equal to (a) initially, 0.250% per annum; and (b) following March 31, 2014, the following percentages per annum of the Commitments based upon the Average Revolver Usage for the immediately preceding calendar month:

Average Revolver Usage Unused Line Fee Percentage

Less than 50% 0.375%

Greater than or equal to 50% 0.250%

Unrestricted Subsidiary - any Subsidiary of Parent designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to Section 10.1.14 (when such provision was in effect). The Unrestricted Subsidiaries as of the Closing Date are identified on Schedule 9.1.11.

U.S. Lender - as defined in Section 5.11.1(b).

USCO - the U.S. Copyright Office.

USPTO - the U.S. Patent and Trademark Office.

UST Only Collateral - collectively, the UST Tranche A Only Collateral and the UST Tranche B Only Collateral.

UST Priority Accounts - collectively, the UST Tranche A Only Collateral and the UST Tranche B Priority Account.

UST Tranche A Agent - as the context may require, The Bank of New York Mellon, in its capacity as administrative agent and as collateral agent under the UST Tranche A Facility Documentation, such agents collectively or any permitted successor or assignee administrative agent or collateral agent under the UST Tranche A Facility Documentation.

UST Tranche A Credit Agreement - that certain UST Tranche A Term Loan Credit Agreement dated as of the Amendment No. 6 Effective Date, among the Parent, the other Subsidiaries of the Parent party thereto, the lenders party thereto and the UST Tranche A Agent, and as the same may be further amended, restated, modified, supplemented, extended, renewed, restructured, refunded, replaced or refinanced from time to time in one or more agreements (in

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each case, with the same or new lenders, institutional investors or agents and resulting in a financing that constitutes (or that would constitute, if incurred as a new financing) a Permitted Refinancing of the UST Tranche A Facility Indebtedness), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the Term Debt Intercreditor Agreement.

UST Tranche A Facility - the credit facility made available to the Parent pursuant to the UST Tranche A Credit Agreement.

UST Tranche A Facility Documentation - the UST Tranche A Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith and including all “Loan Documents” (as defined in the UST Tranche A Credit Agreement) or similar term.

UST Tranche A Facility Indebtedness - Debt and all other obligations of the Parent or any Restricted Subsidiary outstanding under or secured by the UST Tranche A Facility Documentation (including, for the avoidance of doubt, UST Tranche A Refinancing Debt), and in each case, all Permitted Refinancings thereof.

UST Tranche A Only Collateral - shall have the meaning assigned to such term in the Term Debt Intercreditor Agreement.

UST Tranche A Refinancing Amendment - an amendment to the UST Tranche A Facility Agreement executed by each of (a) Parent, (b) UST Tranche A Agent, (c) each additional lender under the UST Tranche A Facility Agreement that will make an Other Term Loan (as defined in the UST Tranche A Credit Agreement) pursuant to such UST Tranche A Refinancing Amendment and (d) each existing lender under the UST Tranche A Credit Agreement that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness (as defined in the UST Tranche A Credit Agreement) being incurred pursuant thereto, in accordance with Section 2.18 of the UST Tranche A Credit Agreement.

UST Tranche A Refinancing Debt - Permitted Additional Debt or Debt incurred pursuant to a UST Tranche A Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or part, existing UST Tranche A Facility Indebtedness (including any successive Credit Agreement Refinancing Indebtedness (as defined in the UST Tranche A Facility Agreement as in effect on the date hereof)).

UST Tranche A Secured Parties - shall have the meaning assigned to such term in the Term Debt Intercreditor Agreement.

UST Tranche B Agent - as the context may require, The Bank of New York Mellon, in its capacity as administrative agent and as collateral agent under the UST Tranche B Facility Documentation, such agents collectively or any permitted successor or assignee administrative agent or collateral agent under the UST Tranche B Facility Documentation.

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UST Tranche B Credit Agreement - that certain UST Tranche B Term Loan Credit Agreement dated as of the Amendment No. 6 Effective Date, among the Parent, the other Subsidiaries of the Parent party thereto, the lenders party thereto and the UST Tranche B Agent, and as the same may be further amended, restated, modified, supplemented, extended, renewed, restructured, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents and resulting in a financing that constitutes (or that would constitute if incurred as a new financing) a Permitted Refinancing of the UST Tranche B Facility Indebtedness), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof), in each case as and to the extent permitted by this Agreement and the Term Debt Intercreditor Agreement.

UST Tranche B Facility - the credit facility made available to the Parent pursuant to the UST Tranche B Credit Agreement.

UST Tranche B Facility Documentation - the UST Tranche B Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith and including all “Loan Documents” (as defined in the UST Tranche B Credit Agreement) or similar term.

UST Tranche B Facility Indebtedness - Debt and all other obligations of the Parent or any Restricted Subsidiary outstanding under or secured by the UST Tranche B Facility Documentation (including, for the avoidance of doubt, UST Tranche B Refinancing Debt), and in each case, all Permitted Refinancings thereof.

UST Tranche B Only Collateral - shall have the meaning assigned to such term in the Term Debt Intercreditor Agreement.

UST Tranche B Priority Account - shall have the meaning assigned to such term in the Term Debt Intercreditor Agreement.

UST Tranche B Secured Parties - shall have the meaning assigned to such term in the Term Debt Intercreditor Agreement.

UST Tranche B Refinancing Amendment - an amendment to the UST Tranche B Facility Agreement executed by each of (a) Parent, (b) UST Tranche B Agent, (c) each additional lender under the UST Tranche B Facility Agreement that will make an Other Term Loan (as defined in the UST Tranche B Credit Agreement) pursuant to such UST Tranche B Refinancing Amendment and (d) each existing lender under the UST Tranche B Credit Agreement that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness (as defined in the UST Tranche B Credit Agreement) being incurred pursuant thereto, in accordance with Section 2.18 of the UST Tranche B Credit Agreement.

UST Tranche B Refinancing Debt - Permitted Additional Debt or Debt incurred pursuant to a UST Tranche B Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Debt) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or part, existing UST Tranche B Facility

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Indebtedness (including any successive Credit Agreement Refinancing Indebtedness (as defined in the UST Tranche B Facility Agreement as in effect on the date hereof)).

U.S. Tax Compliance Certificate - as defined in Section 5.11.1(a).

Vehicle Collateral Agreement - the Amended and Restated Security and Collateral Agency Agreement, dated as of the Amendment No. 6 Effective Date, as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among Cortland Products Corp. (as successor to Credit Suisse AG, Cayman Islands Branch), as collateral agent, Term Agent, as term loan representative, Agent, as ABL representative, UST Tranche A Agent, as UST tranche A representative, UST Tranche B Agent, as UST tranche B representative and Loan Parties.

Vehicle Custodial Administration Agreement - the Amended and Restated Custodial Administration Agreement, dated as of the date hereof, as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among Parent, the Subsidiaries of Parent from time to time party thereto, Vintek, Inc., as custodial administrator (or any successor or replacement thereto, including in connection with a replacement of such agreement), Term Agent, UST Tranche A Agent, UST Tranche B Agent, Agent and Cortland Products Corp. (as successor to Credit Suisse AG, Cayman Islands Branch), as collateral agent under the Vehicle Collateral Agreement.

Weighted Average Life to Maturity - when applied to any Debt at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Debt; provided, that for purposes of determining the Weighted Average Life to Maturity of any Debt that is being modified, refinanced, refunded, renewed, replaced, restructured or extended (the “Applicable Debt”), the effects of any amortization of or prepayments made on such Applicable Debt prior to the date of the applicable modification, refinancing, restructuring, refunding, renewal, replacement or extension shall be disregarded.

wholly owned - with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Withdrawal Liability - liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Write-Down and Conversion Powers - (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and

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conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

YRC - as defined in the preamble to this Agreement.

1.2 Terms Defined in UCC. TC “1.2 Terms Defined in UCC. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC Capitalized terms used in this Agreement and not otherwise defined herein but defined in the UCC shall have the meanings specified therefor in the UCC.

1.3 Accounting Terms. TC “1.3 Accounting Terms. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCNotwithstanding any other provision contained herein or in any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (a) without giving effect to any election under Statement of Financial Accounting Standards 159 or Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of Parent or any Restricted Subsidiaries at “fair value”, as defined therein; (b) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 and/or Statement of Financial Accounting Standards 150 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof; and (c) treating Unrestricted Subsidiaries as if they were not consolidated with Parent or any Restricted Subsidiary and otherwise eliminating all accounts of Unrestricted Subsidiaries. Furthermore, unless Administrative Borrower elects otherwise, notwithstanding any other provision contained herein or in any other Loan Document, for all purposes under this Agreement and the other Loan Documents, including negative covenants, financials covenants and component definitions, operating leases and Capitalized Leases will be deemed to be treated in a manner consistent with their current treatment under GAAP as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. For the avoidance of doubt, the principal amount of any non-interest bearing Debt or other discount security constituting Debt at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP, except as expressly set forth in clauses (a) and (b) of this Section 1.3.

1.4 Certain Matters of Construction. TC “1.4 Certain Matters of Construction. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from

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and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions, refinancings, replacements, restructuring or renewals (solely to the extent applicable, to the extent permitted by the Loan Documents and subject, in any event, to the definition of Permitted Refinancings as applicable); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and permitted assigns; or (f) time of day means time of day in New York, New York. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity. Any financial ratios required to be maintained by Parent pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). All calculations of fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent in its Permitted Discretion (and not necessarily calculated in accordance with GAAP). When the performance of any covenant, duty or obligation under any Loan Document is stated to be required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best knowledge” of any Loan Party or words of similar import are used in any Loan Documents, it means “Knowledge,” as defined herein. For purposes of determining compliance with any one of Sections 10.2.1, 10.2.2, 10.2.3, 10.2.5, 10.2.6, 10.2.8, 10.2.9 and 10.2.13, in the event that any Lien, Investment, Debt, Disposition, Restricted Payment, affiliate transaction, Contractual Obligation or prepayment of Debt meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by Administrative Borrower (and Administrative Borrower shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time. For purposes of determining the Total Leverage Ratio or Consolidated Fixed Charge Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing Parent’s financial statements corresponding to the test period with respect to the applicable date of determination and will, in the case of Debt, reflect the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar

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equivalent of such Debt. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.5 Pro Forma Calculations. TC “1.5 Pro Forma Calculations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

1.5.1 Notwithstanding anything to the contrary herein, the Total Leverage Ratio, Consolidated Fixed Charge Ratio, Availability and Liquidity shall be calculated in the manner prescribed by this Section 1.5.

1.5.2 For purposes of calculating the Total Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent and may include, for the avoidance of doubt, any synergies, operating expense reductions, other operating improvements and cost savings as certified by Parent as having been determined in good faith to be reasonably anticipated to be realizable within twelve (12) months following any such acquisition or disposition, operational change and operational initiatives. Notwithstanding the foregoing, (A) all pro forma adjustments under this Section 1.5.2 shall not, taken together with those added pursuant to clause (a)(viii) of the definition of “Consolidated EBITDA”, increase pro forma Consolidated EBITDA by more than 20% for any test period (calculated prior to giving effect to any addback pursuant to this Section 1.5.2 or clause (a)(viii) of the definition of “Consolidated EBITDA”); provided, that such limitation on pro forma adjustments shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to Agent or if such adjustments satisfy the requirements of Regulation S-X and (B) no pro forma adjustments under this Section 1.5.2 shall be made in respect of the Transactions (including in respect of the IBT Transaction).

1.5.3 Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent and may include, for the avoidance of doubt, any synergies, operating expense reductions, other operating improvements and cost savings as certified by the Parent as having been determined in good faith to be reasonably anticipated to be realizable within eighteen (18) months following any such acquisition or disposition, operational change and operational initiatives. Notwithstanding the foregoing, (A) all pro forma adjustments under this Section 1.5.3 shall not, taken together with those added pursuant to clause (a)(viii) of the definition of “Consolidated EBITDA” and Section 1.5.2, increase pro forma Consolidated EBITDA by more than 20% for any test period (calculated prior to giving effect to any addback pursuant to this Section 1.5.3 or clause (a)(viii) of the definition of “Consolidated EBITDA” and Section 1.5.2); provided, that such limitation on pro forma adjustments shall not apply if supported by a quality of earnings report prepared by a nationally recognized accounting firm or other third-party advisor reasonably acceptable to Agent or if such adjustments satisfy the requirements of Regulation S-X and (B) no

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pro forma adjustments under this Section 1.5.3 shall be made in respect of the Transactions (including in respect of the IBT Transaction).

1.5.4 In the event that Parent or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Debt included in the calculations of the Total Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Availability and Liquidity (other than Debt incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Availability, and Liquidity shall be calculated giving pro forma effect to such incurrence or repayment of Debt, to the extent required, as if the same had occurred on the last day of the applicable Test Period (or, with respect to the calculation of Availability and Liquidity, the applicable date of determination) of the Total Leverage Ratio, Availability and Liquidity. Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Parent or such Restricted Subsidiary may designate.

1.5.5 For purposes of calculating the Consolidated Fixed Charge Coverage Ratio in any Test Period in which a Specified Transaction occurs, Capital Expenditures in clause (ii) of the definition of Consolidated Fixed Charge Coverage Ratio shall (a) include any Capital Expenditures of the target of a Permitted Acquisition consummated in such Test Period (whether or not such Permitted Acquisition was consummated at the time such Capital Expenditures were made) and (b) exclude any Capital Expenditures made by any Person or that are attributable to any division or line of business, in each case, that is disposed of in such Test Period.

1.5.6 In determining the Consolidated Fixed Charges for any period in which a Specified Transaction occurs, (a) pro forma effect will be given to the incurrence, repayment or retirement of any Debt of Parent and/or any of its Restricted Subsidiaries since the first day of such period as if such Debt was incurred, repaid or retired on the first day of such period and if such Debt bears, at the option of Parent and/or any Restricted Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of Parent, either the fixed or floating rate, and (b) Consolidated Fixed Charges will include fees attributable to any letters of credit issued for the account of the target of a Permitted Acquisition consummated in such Test Period to the extent that such letters of credit (or replacements thereof) remain outstanding after the consummation of such Permitted Acquisition.

1.5.7 Whenever any provision of this Agreement requires Parent to have a Total Leverage Ratio or a Consolidated Fixed Charge Coverage Ratio (in each case) on a Pro Forma Basis in connection with any action to be taken by Parent or any Restricted Subsidiary hereunder, Parent shall deliver to Agent a certificate of a Responsible Officer setting forth in reasonable detail

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the calculations demonstrating such compliance or such Total Leverage Ratio or Consolidated Fixed Charge Coverage Ratio, as applicable.

1.6 Divisions. TC “1.6 Divisions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC Any reference herein or in any other Loan Document to (i) a transfer, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company, as if it were a transfer, assignment, sale or transfer, or similar term, as applicable, to a separate Person, and (ii) a merger, consolidation, amalgamation or consolidation, or similar term, shall be deemed to apply to the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation or consolidation or similar term, as applicable, with a separate Person.

1.7 Rates Generally. TC “1.7 Rates Generally. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrowers. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. CREDIT FACILITIES TC “SECTION 2. CREDIT FACILITIES” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

2.1 Commitment. TC “2.1 Commitment. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

2.1.1 Loans. Each Lender agrees, severally on a Pro Rata basis up to its Commitment, on the terms set forth herein, to make Loans to Borrowers from time to time through the Commitment Termination Date. The Loans may be repaid and reborrowed (without premium or

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penalty other than any SOFR Loan Prepayment Fee) as provided herein. In no event shall Lenders have any obligation to honor a request for a Loan if the Facility Exposure (including after giving effect to the requested Loan) would exceed an amount equal to the Collateral Line Cap.

2.1.2 Notes. The Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. Promptly following the request of any Lender, Borrowers shall deliver a Note to such Lender.

2.1.3 Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (in each case to the extent permitted hereunder) (a) on the Closing Date, (i) to pay Transaction Expenses; and (ii) to consummate the Refinancing Transactions; and (b) after the Closing Date (i) to pay Obligations in accordance with this Agreement; and (ii) for working capital and other lawful purposes of Borrowers (including Permitted Acquisitions, investments, capital expenditures and restricted payments), and to pay all other payments expressly permitted under this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Debt which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Federal Reserve Board, as amended.

2.1.4 Voluntary Reduction or Termination of Commitments.

(a) The Commitments shall terminate on the Commitment Termination Date. Upon at least three (3) Business Days prior written notice to Agent at any time, Administrative Borrower, on behalf of Borrowers, may, at its option, terminate the Commitments and this credit facility. Any notice of termination given by Administrative Borrower, on behalf of Borrowers, shall be irrevocable; provided, that a notice of termination of the Commitments delivered by Administrative Borrower may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by Administrative Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. On the termination date, Borrowers shall make Full Payment of the Obligations.

(b) Borrowers may permanently reduce the Commitments, on a Pro Rata basis for each Lender, from time to time upon written notice to Agent, which notice shall specify the amount of the reduction, shall be irrevocable once given, shall be given at least three (3) Business Days prior to the end of a calendar month and shall be effective as of the first (1st) day of the next calendar month. Each reduction shall be in a minimum amount of $2,500,000, or an increment of $1,000,000 in excess thereof, provided, that in no event shall the Commitments be reduced to an amount less than $350,000,000.

2.1.5 Overadvances. If the Facility Exposure exceeds, at any time, the Collateral Line Cap (“Overadvance”), the excess amount (which shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents) shall be payable by Borrowers on demand by Agent (or within two (2) Business Days with respect to the repayment of outstanding Loans in the event of an Overadvance caused by an establishment or modification of any component of the Availability Reserve then in effect to the extent that such establishment or

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modification is not subject to a two (2) Business Day notice period under the definition of Availability Reserve). Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (i) when no other Event of Default is known to Agent, as long as (A) the Overadvance does not continue for more than thirty (30) consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further Overadvance Loans are required), and (B) the Overadvance is not known by Agent to exceed, when combined with Protective Advances under Section 2.1.6, ten percent (10%) of the Borrowing Base; and (ii) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (A) is not increased by more than $10,000,000, and (B) does not continue for more than thirty (30) consecutive days. In no event shall an Overadvance Loan be made that would cause the outstanding Facility Exposure to exceed the aggregate Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms. Overadvances may be made even if the conditions precedent set forth in Section 6.2 have not been satisfied (or waived).

2.1.6 Protective Advances. Agent shall be authorized, in its Permitted Discretion (with written notice to Administrative Borrower, provided, that Agent’s failure to provide such notice shall not in any way impair Agent’s right to make such a Protective Advance or the enforceability of such Protective Advance as part of the Obligations), at any time that an Event of Default exists or any conditions in Section 6 are not satisfied (or waived) to make Base Rate Loans (“Protective Advances”) (a) up to an aggregate amount (together with Overadvances under Section 2.1.5) equal to the greater of (i) $45,000,000 and (ii) ten percent (10%) of the Commitments at such time, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses not paid by Borrowers when required hereunder. All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authorization to make further Protective Advances by written notice to Agent with a copy to Administrative Borrower. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. In no event shall any Protective Advance be made that would cause the outstanding Facility Exposure to exceed the aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 6.2 have not been satisfied or waived.

2.2 Letter of Credit Facility. TC “2.2 Letter of Credit Facility. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

2.2.1 Issuance of Letters of Credit. Subject to the LC Conditions, each Issuing Bank agrees to issue Letters of Credit from time to time until one (1) Business Day prior to the Latest Maturity Date, on the terms set forth herein, including the following:

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(a) Each Borrower acknowledges that each Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon such Issuing Bank’s and Agent’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. No Issuing Bank shall have any obligation to issue any Letter of Credit unless (i) such Issuing Bank and Agent receives a LC Request and LC Application at least two (2) Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied or waived. No Issuing Bank shall issue a Letter of Credit if any LC Condition has not been satisfied. All Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder on the Closing Date.

(b) Letters of Credit may be requested by Administrative Borrower, for the benefit of a Loan Party, only (i) to support obligations of such Loan Party; or (ii) for other lawful purposes. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit; except, that delivery of a new LC Application shall be required at the discretion of the applicable Issuing Bank.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with the issuance of any Letter of Credit, other than the gross negligence, willful misconduct or bad faith of Agent, any Issuing Bank or any Lender as determined in a final, non-appealable judgment by a court of competent jurisdiction, none of Agent, any Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of any Issuing Bank under the Loan Documents shall be cumulative.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the applicable Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by such Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and

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shall not be liable for the negligence (other than gross negligence) or misconduct (other than willful misconduct) of any such agents or attorneys-in-fact selected with reasonable care.

(e) Notwithstanding anything contained herein to the contrary, no Issuing Bank shall be under any obligation to issue any Letter of Credit if any Lender is at such time a Defaulting Lender hereunder, unless (w) Defaulting Lender has been replaced pursuant to Section 3.8.2 or otherwise, (x) the LC Obligations of such Defaulting Lender have been Cash Collateralized, (y) the Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future LC Obligations will be covered by all Lenders that are not Defaulting Lenders, or (z) all of the LC Obligations of such Defaulting Lenders are able to be reallocated to other Lenders in a manner consistent with the third to last sentence of Section 4.2.

(f) If Administrative Borrower requests in any LC Request, the applicable Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and Administrative Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, Administrative Borrower shall not be required to make a specific request to Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Latest Maturity date, unless otherwise agreed upon by Agent and Issuing Bank; provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has reasonably determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the LC Conditions), or (B) it has received written notice on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from Agent, any Lender or Administrative Borrower that one or more of the applicable conditions specified in Sections 6.2 are not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

2.2.2 Reimbursement; Participations.

(a) If any Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to such Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by such Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until date of payment by Borrowers. The obligation of Borrowers to reimburse an Issuing Bank for any payment made under a Letter of Credit issued by it shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Administrative Borrower submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due to the applicable Issuing Bank on any Reimbursement Date and each Lender

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agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied (or waived).

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the applicable Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations (excluding amounts owing pursuant to clause (c) of the definition of LC Obligations) relating to the Letter of Credit. If any Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one (1) Business Day) and unconditionally pay to Agent, for the benefit of such Issuing Bank, Lender’s Pro Rata share of such payment. Upon request by a Lender, each Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of each Issuing Bank in connection with such Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. No Issuing Bank makes to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Loan Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of (i) its own (or its affiliates’, directors’, officers’, employees’ or agents’) gross negligence, bad faith or willful misconduct, or (ii) its own (or its affiliates’, directors’, officers’, employees’ or agents’) material breach of its obligations hereunder. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

(e) In the event of any conflict between the terms hereof and the terms of any LC Document, the terms hereof shall control and any grant of security interest in any LC Documents shall be void.

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2.2.3 Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, or (c) on or after the Latest Maturity Date (to the extent not otherwise Cash Collateralized at the time of issuance in accordance with the terms hereof), then Borrowers shall, at the applicable Issuing Bank’s or Agent’s request, pay to the applicable Issuing Bank the amount of all outstanding LC Obligations under clauses (a) and (c) of the definition thereof and Cash Collateralize the undrawn amount of all outstanding Letters of Credit within two (2) Business Days after written request therefor. If Borrowers fail to Cash Collateralize outstanding Letters of Credit as required herein, Lenders may (and shall upon direction of Agent) advance, as Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied or waived).

2.3 Increase in Commitments. TC “2.3 Increase in Commitments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

2.3.1 General. Administrative Borrower may at any time or from time to time after the Closing Date, by notice to Agent (any such notice, an “Increase Notice”) (whereupon Agent shall promptly make a copy of such Increase Notice available to Lenders), request one or more increases to the Commitments (any such increase, an “Incremental Facility”) in an aggregate amount after the Amendment No. 7 Effective Date not to exceed $100,000,000 (the “Maximum Incremental Facility Amount”). Each Incremental Facility shall be in an aggregate amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided, that such amount may be less than $5,000,000 and in lower increments if such amount represents all remaining availability under the Maximum Incremental Facility Amount).

2.3.2 Terms of Incremental Facilities. The following terms shall apply to any Incremental Facility established pursuant to an Incremental Amendment: (i) such Incremental Facility shall rank pari passu in right of payment and of security with all other Commitments; (ii) the maturity date of such Incremental Facility shall not be earlier than the Original Maturity Date; (iii) such Incremental Facility shall not be secured by any Lien on any asset of Loan Parties that does not also secure the then outstanding Commitments; (iv) the covenants, events of default and guarantees of such Incremental Facility shall be consistent with the terms of then outstanding Commitments, (v) pricing in connection with the Incremental Facility shall be consistent with the terms of the then outstanding Commitments, and (vi) fees to be paid in connection with such Incremental Facility shall be mutually agreed upon by Administrative Borrower, Agent and the financial institutions participating in such Incremental Facility. To the extent commitments from additional financial institutions are required in connection with any Incremental Facility, Agent shall control all aspects of the selection and syndication process (in consultation with Administrative Borrower) and be compensated for the arranging of the Incremental Facility in an amount to be mutually agreed with Administrative Borrower.

2.3.3 Increase Notices. Each Increase Notice shall set forth (i) the requested amount and proposed terms of the relevant Incremental Facility and (ii) the date on which the relevant Incremental Facility is requested to become effective (the “Increase Effective Date”). Commitments under any Incremental Facility may be provided by any existing Lender (but no existing Lender shall have any obligation to participate in make any Incremental Facility except

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to the extent that it has agreed to do so pursuant to an Incremental Amendment) or by any other additional Lender (Lenders or additional Lenders participating in such Incremental Facility, collectively, “Incremental Lenders”). Commitments in respect of Incremental Facilities shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Administrative Borrower, each Incremental Lender and Agent. Each Incremental Amendment shall be on the terms and pursuant to documentation to be determined by Administrative Borrower and the relevant Incremental Lenders; provided, that to the extent such terms and documentation (taken as a whole) are not consistent with this Agreement in any material respect (except to the extent permitted by the foregoing clauses), they shall be reasonably satisfactory to Agent; provided, in any event that such terms shall be consistent with Section 2.3.2 above. The effectiveness of any Incremental Facility shall be subject to the satisfaction (or waiver) on the date thereof of each of the conditions set forth in Section 6.2 (and for purposes thereof the closing of the Incremental Facility shall be deemed to be a request for a credit extension) and, to the extent reasonably requested by Agent, receipt by Agent of customary legal opinions, board resolutions, officers’ certificates and a solvency certificate or representation, in each case consistent with those delivered on the Closing Date under Section 6.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Agent), and customary reaffirmation agreements.

2.3.4 Incremental Amendment. Notwithstanding anything to the contrary in Section 15.1 or otherwise in this Agreement, any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Administrative Borrower, to effect the terms thereof, to the extent such terms are permitted under this Section 2.3. Any such Incremental Amendment may include ratable increases in the thresholds set forth in the definition of Payment Conditions and Debt Repayment Conditions. Notwithstanding the foregoing, Agent shall have the right (but not the obligation) to seek the advice or concurrence of Required Lenders with respect to any matter contemplated by this Section 2.3 and, if Agent seeks such advice or concurrence, it shall be permitted to enter into such amendments with Administrative Borrower in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with Administrative Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Agent for any such advice or concurrence, all such amendments entered into with Administrative Borrower by Agent hereunder shall be binding and conclusive on Lenders. Without limiting the foregoing, in connection with any Incremental Amendment and as required by Applicable Law to protect Agent’s perfected security interest thereon, the respective Loan Parties shall (at their expense) amend (and Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date after giving effect to such Incremental Amendment (or such later date as may be advised by local counsel to Agent).

2.3.5 Incremental Facility. Except as otherwise specifically set forth herein or in the Incremental Amendment, all of the other terms and conditions applicable to any Incremental Facility shall be identical to the terms and conditions applicable to the Commitments immediately prior to the Incremental Facility.

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2.4 Extensions of Commitments. TC “2.4 Extensions of Commitments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

2.4.1 Notwithstanding anything to the contrary in Section 15.1 or any other provision of this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Administrative Borrower to all Lenders on a Pro Rata basis and on the same terms to each such Lender, Administrative Borrower may from time to time with the consent of any Lender that shall have accepted such offer (but no Lender shall have any obligation to accept any such offer) extend the maturity date of the Commitments and modify the interest rate or fees payable in respect of the Commitments of such Lender pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments) (each, an “Extension”, and each group of Commitments as so extended, as well as the group of original Commitments not so extended, being a “tranche”; any Extended Commitments shall constitute a separate tranche of Commitments from the tranche of Commitments from which they were converted and a separate class of Commitments), so long as the following terms are satisfied (or waived): (i) except as to interest rates, fees and final maturity date, the Commitments of any Lender extended pursuant to any Extension (“Extended Commitments”) shall have the terms and conditions that are substantially identical to all other Commitments; provided, that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Commitments after the effective date of the applicable Extension shall be made on a pro rata basis or less in the event the Borrowers elect to reduce the Commitments of non-extending Lenders with all other Commitments, (2) all Letters of Credit shall be participated on a pro rata basis or less in the event the Borrowers elect to reduce the Commitments of non-extending Lenders by all Lenders with Commitments in accordance with their percentage of the Commitments, (3) the permanent repayment of Loans with respect to, and termination of, Extended Commitments after the effective date of the applicable Extension shall be made on a pro rata basis with all other Commitments, except that Administrative Borrower shall be permitted to permanently repay and terminate commitments of any such class on a non-pro rata basis at maturity as compared to any other class with a later maturity date than such class, and (4) assignments and participations of Extended Commitments and Extended Loans shall be governed by the same assignment and participation provisions applicable to Commitments and Loans, (iii) the final maturity date of any Extended Commitment shall be no earlier than the then Latest Maturity Date, (iv) if the aggregate amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by Administrative Borrower pursuant to such Extension Offer, then the Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective amounts with respect to which such Lenders have accepted such Extension Offer, (v) all documentation in respect of such Extension shall be consistent with the foregoing, and (vi) any applicable Minimum Extension Condition shall be satisfied unless waived by Administrative Borrower.

2.4.2 With respect to all Extensions consummated pursuant to this Section 2.4, (i) no Extension Offer is required to be in any minimum amount or any minimum increment, provided,

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that Administrative Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Administrative Borrower’s sole discretion and may be waived by Administrative Borrower) of Commitments of any or all applicable classes to participate in such Extension. Agent and Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.4 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.4.

2.4.3 Each of the parties hereto hereby (A) agrees that this Agreement and the other Loan Documents may be amended to give effect to each Extension (an “Extension Amendment”), without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Commitments incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Administrative Borrower, to effect the provisions of this Section 2.4, and Required Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.4 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Extension, if necessary, the respective Loan Parties shall (at their expense) amend (and Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date after giving effect to such Extension (or such later date as may be advised by local counsel to Agent).

2.4.4 Notice. In connection with any Extension, Administrative Borrower shall provide Agent at least five (5) Business Days’ (or such shorter period as may be agreed by Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, Agent, in each case acting reasonably to accomplish the purposes of this Section 2.4.

SECTION 3. INTEREST, FEES AND CHARGES TC “SECTION 3. INTEREST, FEES AND CHARGES” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

3.1 Interest. TC “3.1 Interest. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans. Interest shall accrue from the date the Loan

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is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one (1) day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Loan Party (other than an Immaterial Subsidiary), or during any other Event of Default if Required Lenders so elect, Obligations consisting of principal and accrued but unpaid interest on the Loans shall bear interest at the Default Rate; provided, that the Default Rate shall not accrue on the Obligations of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Each Loan Party acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c) Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan, on the first (1st) day of each calendar quarter and, for any SOFR Loan, the last day of its Interest Period provided, that in the case of Interest Periods of more than three (3) months, accrued interest on SOFR Loans shall also be paid on the 90th day of the Interest Period; (ii) on any date of prepayment, with respect to the principal amount of SOFR Loans being prepaid; and (iii) on the Maturity Date applicable thereto. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable promptly after written demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable promptly after written demand.

3.1.2 Continuation and Conversion Elections. By delivering a Notice of Conversion/Continuation to Agent on or before 2:00 p.m. on a Business Day, Administrative Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days’ notice, that, subject to Section 4.3 below, (a) any Base Rate Loan be converted to a SOFR Loan or (b) any SOFR Loan be converted on the last day of an Interest Period into a SOFR Loan with a different Interest Period, or continued on the last day of an Interest Period as a SOFR Loan with a similar Interest Period; provided, however, that, upon election of Required Lenders by written notice to Administrative Borrower, no portion of the outstanding principal amount of any Loans may be converted to, or continued as, SOFR Loans when any Event of Default has occurred and is continuing. In the absence of delivery of a Notice of Conversion/Continuation with respect to any SOFR Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such SOFR Loan shall, on such last day, automatically convert to a Base Rate Loan.

3.1.3 Repayments, Continuations and Conversions of SOFR Loans. SOFR Loans shall mature and become payable in full on the last day of the Interest Period relating to such SOFR Loan. Upon maturity, a SOFR Loan may be continued for an additional Interest Period or may be converted to a Base Rate Loan, as set forth in Section 3.1.2.

3.1.4 Inability to Determine Rates. Subject to Section 3.11, if, on or prior to the first day of any Interest Period for any SOFR Loan:

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(a) Agent determines (which determination shall be conclusive and binding absent manifest error) that the “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for an SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to Agent,

Agent will promptly so notify Administrative Borrower and each Lender in writing.

Upon written notice thereof by Agent to Borrower Representative, any obligation of Lenders to make or maintain SOFR Loans, and any right of Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.9 or 5.5.1. Subject to Section 3.11, if Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by Agent without reference to clause (c) of the definition of “Base Rate” until Agent revokes such determination.

3.2 Fees. TC “3.2 Fees. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

3.2.1 Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders (other than any Defaulting Lender), a fee equal to the applicable Unused Line Fee Percentage multiplied by the amount by which the Commitments exceed the average daily principal balance of Loans and the stated amount of Letters of Credit during any calendar quarter. Such fee shall be payable in arrears, on the first (1st) day of each calendar quarter and on the Maturity Date applicable thereto. For the avoidance of doubt, no fees shall accrue under this Section 3.2.1 in favor of any Defaulting Lender for so long as it remains a Defaulting Lender.

3.2.2 LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders (other than any Defaulting Lender, subject to the second to last sentence of Section 4.2), a fee equal to the Applicable Margin in effect for SOFR Loans multiplied by the average daily stated amount of Letters of Credit, which fee shall be payable quarterly in arrears, on the first (1st) day of each calendar quarter; (b) to Agent, for the account of Issuing Bank, a fronting fee equal to one-eighth of one percent (.125%) of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and quarterly in arrears, on the first (1st) day of

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each calendar quarter thereafter, and shall be payable on any increase in stated amount made between any such dates; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Insolvency Proceeding with respect to any Loan Party (other than an Immaterial Subsidiary), or during any other Event of Default if Required Lenders so elect, the fee payable under clause (a) shall be increased by two percent (2%) per annum. For the avoidance of doubt, subject to the second to last sentence of Section 4.2, no fees shall accrue under this Section 3.2.2 in favor of any Defaulting Lender for so long as it remains a Defaulting Lender.

3.2.3 Other Fees. Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee as set forth in the Fee Letter is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3 Computation of Interest, Fees, Yield Protection, Term SOFR Conforming Changes. TC “3.3 Computation of Interest, Fees, Yield Protection, Term SOFR Conforming Changes. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAll interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of three hundred sixty (360) days (or 365/366 days, in the case of Base Rate Loans). Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.10 (which shall include the method for calculating such amount), submitted to Administrative Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error. Failure to or delay on the part of Agent or any Lender to demand compensation pursuant to any of Sections 3.4, 3.6, 3.7, 3.9 or 5.10 shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Agent or any Lender pursuant to any such Section for any increased costs, reductions or other amounts incurred more than 180 days prior to the date that such Agent or such Lender, as applicable, notifies Administrative Borrower of circumstances and/or events giving rise to such increased costs, reductions or other amounts and of Agent’s or such Lender’s intention to claim compensation therefor; provided, further, that, if the circumstance and/or event giving rise to such increased costs, reductions or other amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. In connection with the use or administration of Term SOFR, Agent will have the right, in consultation with the Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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3.4 Reimbursement Obligations. TC “3.4 Reimbursement Obligations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCBorrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.10, each inspection, audit or appraisal with respect to any Loan Party or Collateral, whether prepared by Agent’s personnel or a third party. All amounts reimbursable by Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable (x) in the case of Extraordinary Expenses, promptly upon written demand, and (y) with respect to all other amounts due pursuant to this Section 3.4, within thirty (30) days of written demand thereof, in each case including customary documentation supporting such request.

3.5 Illegality. TC “3.5 Illegality. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf a Lender shall reasonably determine (which determination shall, upon notice thereof to Administrative Borrower and Agent be conclusive and binding on Borrowers) that any Change in Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable lending office to make, continue or maintain Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then the obligations of such Lender to make, continue, maintain or convert into any such SOFR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Administrative Borrower and Agent that the circumstances causing such suspension no longer exist, and all SOFR Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion (and the Base Rate shall, if necessary to avoid such illegality, be determined by Agent without reference to clause (c) of the definition of “Base Rate”).

3.6 Increased Costs. TC “3.6 Increased Costs. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf on or after the date hereof any Change in Law shall:

(a) subject any Recipient to any Taxes (except for Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(b) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank; or

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(c) impose on any Lender or Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, within fifteen (15) days after written demand (including customary documentation supporting such request) of such Lender, Issuing Bank or other Recipient, Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

3.7 Increased Capital Costs. TC “3.7 Increased Capital Costs. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC If any Change in Law affects the amount of capital or liquidity required or expected to be maintained by any Lender or Issuing Bank, any applicable lending office of such Lender, or a Person Controlling such Lender or Issuing Bank, and such Lender or Issuing Bank determines that the rate of return on its or such Controlling Person’s capital as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, is reduced to a level below that which such Lender, such Issuing Bank or such Controlling Person could have achieved but for the occurrence of any such circumstance (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Controlling Person with respect to capital adequacy and liquidity), then, in any such case upon notice from time to time by such Lender or Issuing Bank to Administrative Borrower and Agent, Borrowers shall pay, within fifteen (15) days after presentment of the certificate described in Section 3.3, directly to such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank or such Controlling Person for such reduction in rate of return. A statement of such Lender or Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrowers. In determining such amount, such Lender or Issuing Bank may use any method of averaging and attribution that it reasonably shall deem applicable.

3.8 Mitigation; Replacement of Lenders. TC “3.8 Mitigation; Replacement of Lenders. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

3.8.1 Mitigation. Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.10, it will take reasonable measures to reduce Borrowers’ obligations under such Sections, including funding or maintaining its Commitments or Loans through another office, as long as use of such measures would not adversely affect Lender’s Commitments, Loans, business or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

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3.8.2 Replacement of Lenders.

(a) If any Lender requests compensation under Section 3.6 or Section 3.7, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.10 or 5.11, or if any Lender ceases to make SOFR Loans as a result of any of the conditions in Section 3.5, then Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in drawn Letters of Credit and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Administrative Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 3.6 or 3.7 or payments required to be made pursuant to Section 5.10 or 5.11, such assignment will result in a reduction in such compensation or payments.

(b) Any Lender being replaced pursuant to clause (a) above shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s Commitment and outstanding Loans and participations in drawn Letters of Credit, as applicable (provided, that the failure of any such Lender to execute an Assignment and Acceptance shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to Administrative Borrower or Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in drawn Letters of Credit, as applicable, (B) all obligations of Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or Administrative Borrower (as applicable) to such assigning Lender concurrently with such Assignment and Acceptance, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 13.1 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

3.9 Indemnities. TC “3.9 Indemnities. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIn addition to (but without duplication of) the SOFR Loan Prepayment Fee payable under Section 5.5.1, Borrowers agree to reimburse each Lender (without duplication) for any increase in the cost to such Lender, or reduction in the amount of any sum receivable by such Lender, in respect, or as a result of:

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(a) any conversion or repayment or prepayment of the principal amount of any SOFR Loans on a date prior to the scheduled last day of the Interest Period applicable thereto;

(b) any Loans not being made as SOFR Loans in accordance with the Notice of Borrowing thereof;

(c) any Loans not being continued as, or converted into, SOFR Loans in accordance with the Notice of Conversion/ Continuation notice thereof; or

(d) any costs associated with marking to market any obligations under any Hedging Agreement with a Bank Product Provider that (in the reasonable determination of Agent) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any SOFR Loan on a date other than the scheduled last day of the Interest Period applicable thereto.

Such Lender shall promptly notify Administrative Borrower and Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required to fully compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrowers to such Lender within fifteen (15) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrowers. Borrowers understand, agree and acknowledge the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of Term SOFR as a basis for calculating the rate of interest on a SOFR Loan, (ii) Term SOFR may be used merely as a reference in determining such rate, and (iii) each Borrower has accepted Term SOFR as a reasonable and fair basis for calculating such rate, the SOFR Loan Prepayment Fee, and other funding losses incurred by Lenders. Borrowers further agree to pay the SOFR Loan Prepayment Fee and other funding losses (except for lost profits), if any, whether or not the applicable Lender elects to purchase, sell and/or match funds. Notwithstanding anything to the contrary in this Section 3.9, Borrowers shall not be required to compensate any Lender pursuant to this Section 3.9 for any Taxes which are otherwise the subject of Section 5.10 or for any Excluded Tax.

3.10 Maximum Interest. TC “3.10 Maximum Interest. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIn no event shall interest, charges or other amounts that are contracted for, charged or received by Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law (“interest”) exceed the highest rate permissible under Applicable Law (“maximum rate”). If, in any calendar month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate. If, upon Full Payment of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section, have accrued under the Loan Documents, then Borrowers shall, to the extent permitted by Applicable Law, pay to Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii)

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the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents. If a court of competent jurisdiction determines that Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender), and upon Full Payment of the Obligations, any balance shall be refunded to Borrowers. In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

3.11 Benchmark Replacement Setting. TC “3.11 Benchmark Replacement Setting. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

3.11.1 Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

3.11.2 Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right, in consultation with the Administrative Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

3.11.3 Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section

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3.11.4 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.11.

3.11.4 Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.11.5 Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 4. LOAN ADMINISTRATION TC “SECTION 4. LOAN ADMINISTRATION” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

4.1 Manner of Borrowing and Funding Loans. TC “4.1 Manner of Borrowing and Funding Loans. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

4.1.1 Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Loans, Administrative Borrower shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later

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than 2:00 p.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least two (2) Business Days prior to the requested funding date, in the case of SOFR Loans. Notices received after 2:00 p.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or SOFR Loans, and (D) in the case of SOFR Loans, the duration of the applicable Interest Period (which shall be deemed to be one (1) month if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Loans on the due date, in the amount of such Obligations. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation.

(c) At such time as Borrowers have established and maintain controlled disbursement accounts with Agent or Agent’s Affiliate, the parties agree that the presentation for payment of any check or other item of payment drawn on, or other transfer made from, such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Loans on the date of such presentation, in the amount of the check and items presented for payment. At such time, the proceeds of such Loans may be disbursed directly to the controlled disbursement accounts or other appropriate account.

4.1.2 Fundings by Lenders. Each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m. on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two (2) Business Days before the proposed funding date for SOFR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided in the immediately preceding sentence, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the Business Day immediately following the requested funding date. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Loans as directed by Administrative Borrower. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3 Notices. Each Loan Party authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Administrative Borrower, for the account of Borrowers, shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from

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the action taken by Agent or Lenders, the records of Agent and Lenders shall govern absent manifest error. Neither Agent nor any Lender shall have any liability for any loss suffered by a Loan Party as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Loan Party’s behalf.

4.2 Defaulting Lender. TC “4.2 Defaulting Lender. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees and whether in respect of Loans, participation interests or otherwise). For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents and determining Pro Rata, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). At any time that there is a Defaulting Lender, payments received for application to the Obligations payable to Lenders (other than the Defaulting Lender) in accordance with the terms of this Agreement shall be distributed to such non-defaulting Lenders on a Pro Rata basis calculated after giving effect to the reduction of the Defaulting Lender’s Loan to zero (0) as provided herein or at Agent’s option, Agent may instead receive and retain such amounts that would be otherwise attributable to the Pro Rata share of the Defaulting Lender. To the extent that Agent elects to receive and retain such amounts, Agent may hold them and, in its reasonable discretion, relend such amounts to Borrowers. To the extent that Agent exercises its option to relend such amounts, such amounts shall be treated as Loans for the account of Agent in addition to the Loans that are made by Lenders, other than Defaulting Lenders, on a Pro Rata basis as calculated after giving effect to the reduction of the Defaulting Lender’s Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as Protective Advances for purposes of Section 5.7.1 hereof, except as Agent may otherwise elect. Agent shall determine whether any Loans requested shall be made from relending such amounts or from Loans from Lenders other than the Defaulting Lenders and any allocation of requested Loans between them. The rights of a Defaulting Lender shall be limited as provided herein until such time as the Defaulting Lender (a) has made all payments to Agent of the amounts that it had failed to pay causing it to become a Defaulting Lender, (b) has made any other payments as it would have been required to make as a Lender during the period that it was a Defaulting Lender other than in respect of the principal amount of Loans, which payments as to the principal amount of Loans shall be settled and funded based on the outstanding principal balance of the Loans on the date that Defaulting Lender makes all of the payments required to be made under Section 4.2(a) above or shall be settled and funded by such Lender at such other time thereafter as Agent may specify, and (c) is otherwise in compliance with the terms of this Agreement. Upon the making of such payment or payments by Defaulting Lender with respect to the event that is the basis for it having become a Defaulting Lender, such Lender shall (i) cease to be a Defaulting Lender, (ii) only be entitled to receive the payment of interest (and no other amounts) accrued during the period that such Lender was a Defaulting Lender to the extent previously received and retained by Agent from or for the account of Borrowers relating to the funds constituting Loans funded by such Lender prior to the date that such Lender became a Defaulting Lender (and not previously paid to such Lender), (iii) have its Commitment reinstated for all purposes and (iv) fund Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof. The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or

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otherwise affect the Commitment of any Lender, or relieve or excuse (except as otherwise expressly provided herein with respect to such Defaulting Lender) the performance by any Borrower or Guarantor of its duties and obligations hereunder. During any period in which there is a Defaulting Lender with a Commitment, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit the Pro Rata share of each non-Defaulting Lender with a Commitment shall be computed without giving effect to the Commitment of that Defaulting Lender, and such obligation to so acquire, refinance or fund participations in such Letters of Credit shall automatically be reallocated among the non-Defaulting Lenders with Commitments or Commitments, as applicable, upon such Defaulting Lender becoming a Defaulting Lender; provided, that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in such Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender. With respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to this Agreement, the Borrowers shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such non-Defaulting Lender pursuant to the preceding sentence, (y) pay to the applicable Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s fronting exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. Subject to Section 15.21 hereof, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender with a Commitment arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

4.3 Number and Amount of SOFR Loans; Determination of Rate. TC “4.3 Number and Amount of SOFR Loans; Determination of Rate. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCFor ease of administration, all SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis. No more than eight aggregated SOFR Loans may be outstanding at any time, and each aggregate SOFR Loan when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of $250,000 in excess thereof.

Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Administrative Borrower thereof by telephone or electronically and, if requested by Administrative Borrower, shall confirm any telephonic notice in writing.

4.4 Administrative Borrower. TC “4.4 Administrative Borrower. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement and the Loan Documents from Agent or any Lender in the name or on behalf of such Borrower, Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a

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Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Loan Party. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as Agent of Borrowers pursuant to this Section 4.4. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Borrowers, or the issuance of any Letters of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Loan Party by Administrative Borrower shall be deemed for all purposes to have been made by such Loan Party, as the case may be, and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent (or such shorter period as approved by Agent).

4.5 One Obligation. TC “4.5 One Obligation. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6 Effect of Termination. TC “4.6 Effect of Termination. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCOn the effective date of any termination of the Commitments, all Obligations (other than Bank Product Debt) shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services). All undertakings of Loan Parties contained in the Loan Documents shall survive any termination of the Commitments, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, in each case, until Full Payment of the Obligations. The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.6, 5.10, 12, 15.2, 15.11 and this Section, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility (except as expressly provided for in any such release) provided, that the survival of Section 15.11 following Full Payment of the Obligations shall be limited to the period of two (2) years following such Full Payment of the Obligations. In addition to (and not in any way limiting) Section 15.20 hereunder, upon Full

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Payment of the Obligations (other than contingent indemnity Obligations which have not been asserted) and termination of all Commitments, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

SECTION 5. PAYMENTS TC “SECTION 5. PAYMENTS” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

5.1 General Payment Provisions. TC “5.1 General Payment Provisions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and subject to Section 5.10, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 2:00 p.m. on the due date. Any payment after such time, at the election of Agent, shall be deemed made on the next Business Day. Administrative Borrower, on behalf of Borrowers, may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied; provided, that if not specified, such amounts shall be applied to repay outstanding Loans without a corresponding Commitment reduction. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a SOFR Loan prior to the end of its Interest Period shall be accompanied by the SOFR Loan Prepayment Fee and all amounts due under Section 3.9. Subject to Section 5.7.1, any payment or prepayment of Loans shall be applied to each Lender’s Loans on a Pro Rata basis. Subject to the immediately preceding sentence, any prepayment of Loans shall be applied first to Base Rate Loans and then to SOFR Loans.

5.2 Repayment of Loans. TC “5.2 Repayment of Loans. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCLoans shall be due and payable in full on the Commitment Termination Date. Loans may be prepaid from time to time, without penalty or premium, other than the SOFR Loan Prepayment Fee, if applicable. If an Overadvance exists, Borrowers shall immediately (or within two (2) Business Days with respect to the repayment of outstanding Loans in the event of an Overadvance caused by an establishment or modification of any component of the Availability Reserve then in effect to the extent that such establishment or modification is not subject to a two (2) Business Day notice period under the definition of Availability Reserve) repay the outstanding Loans and Cash Collateralize LC Obligations, in each case in an amount sufficient to reduce the Facility Exposure to the Collateral Line Cap; provided, that once any such Overadvance no longer exists any funds on deposit as Cash Collateral for LC Obligations shall be returned.

5.3 Reserved. TC “5.3 Reserved. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.4 Mandatory Prepayments. TC “5.4 Mandatory Prepayments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCSubject to Section 5.7, during any Cash Dominion Trigger Period, Borrowers shall (a) prepay the Loans, and (b) pay other amounts outstanding under

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this Agreement and the other Loan Documents with the proceeds and collections received by Loan Parties to the extent so required under the provisions of Section 8.3 (it being understood and agreed that for purposes of this sentence, LC Obligations shall be deemed to not be outstanding). Prepayments made pursuant to this Section 5.4, first, shall be applied ratably to the outstanding Loans (without any reduction in the Commitments), second, shall be applied ratably to all other amounts outstanding under this Agreement and the other Loan Documents, third, shall, if required by Agent during an Event of Default, be used to Cash Collateralize the LC Obligations, and fourth, so long as no Event of Default is continuing, shall be remitted to Borrowers.

5.5 Payment of SOFR Loans and Other Obligations. TC “5.5 Payment of SOFR Loans and Other Obligations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.5.1 SOFR Loans. SOFR Loans may be prepaid upon the terms and conditions set forth herein. Administrative Borrower shall give Agent, no later than 2:00 p.m. at least two (2) Business Days’ notice of any proposed prepayment of any SOFR Loans, specifying the proposed date of payment of such SOFR Loans, and the principal amount to be paid. Each partial prepayment of the principal amount of SOFR Loans shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof and accompanied by the payment of all charges outstanding on such SOFR Loans and of all accrued interest on the principal repaid to the date of payment. Borrowers acknowledge that prepayment or acceleration of a SOFR Loan during an Interest Period may result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of SOFR Loans on any date prior to the last day of an Interest Period shall be accompanied by, and Borrowers hereby promise to pay to Agent for the Pro Rata benefit of Lenders, on each such date or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (excluding in all events the loss of anticipated profits) (“SOFR Loan Prepayment Fee”) determined by Agent pursuant to the following formula:

(a) then current Term SOFR applicable to an Interest Period with a maturity date closest to the end of the Interest Period with respect to the SOFR Loans being prepaid as to which prepayment is made, subtracted from

(b) Term SOFR applicable to the SOFR Loan being prepaid.

If the result of this calculation is zero (0) or a negative number, then there shall be no SOFR Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

(i) the amount of the SOFR Loan being prepaid.

The resulting amount shall be divided by:

(ii) 360

and multiplied by:

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(iii) the number of days remaining in the Interest Period as to which the prepayment is being made.

The resulting amount of these calculations shall be the SOFR Loan Prepayment Fee.

5.5.2 Other Obligations. Obligations (other than Loans, obligations under Hedging Agreements and Bank Product Debt), including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on written demand.

5.6 Marshaling; Payments Set Aside. TC “5.6 Marshaling; Payments Set Aside. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCNone of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. If any Loan Party makes a payment to Agent or Lenders, or if Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

5.7 Post-Default Allocation of Payments. TC “5.7 Post-Default Allocation of Payments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.7.1 Allocation. Notwithstanding anything herein to the contrary (except, in the case of LC Obligations, Section 8.3.2), during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Loan Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, and indemnities owing to Agent pursuant to the Loan Documents;

(b) second, to interest owing to Agent on Protective Advances or Overadvance Loans;

(c) third, to pay the principal of all Protective Advances and Overadvance Loans;

(d) fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e) fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products, Protective Advances; and Overadvance Loans);

(f) sixth, to pay the principal of all Loans not paid pursuant to clause (d) above and/or to Cash Collateralize LC Obligations;

(g) seventh, to pay all other Obligations other than Obligations in connection with any Bank Product Debt;

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(h) eighth, to Bank Product Debt; and

(i) ninth, as directed by a court of competent jurisdiction.

Amounts shall be applied to each category of Obligations set forth above until Full Payment of the Obligations thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent and Administrative Borrower or the actual Bank Product Debt as calculated by the methodology reported to Agent and Administrative Borrower for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the relevant Bank Product Provider. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.

5.7.2 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.8 Application of Payments. TC “5.8 Application of Payments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC During a Cash Dominion Trigger Period, in accordance with Section 8.3.2, the collected funds in each Dominion Account as of the end of each Business Day (or less frequently if agreed to by Agent) shall be swept to the Master Account and promptly applied in accordance with Sections 5.4 and 8.3. If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of any Loan Party and shall be made available to Borrowers as long as no Event of Default exists in accordance with Section 5.4.

5.9 Loan Account; Account Stated. TC “5.9 Loan Account; Account Stated. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.9.1 Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Loan Parties to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Administrative Borrower, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.9.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding

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on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within forty-five (45) days after receipt or inspection that specific information is subject to dispute.

5.10 Taxes. TC “5.10 Taxes. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.10.1 Except as required by Applicable Law, any and all payments by Borrowers to or for the account of Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, other than Excluded Taxes. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes with respect to any sum payable under any Loan Documents, (a) except with respect to withholding or deductions in respect of Excluded Taxes, the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; (b) Borrowers shall make such withholding or deductions; and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law.

5.10.2 Borrowers shall indemnify Lenders, within thirty (30) days after written demand therefor, for the full amount of any Taxes (other than Excluded Taxes) paid or payable by such Lender on or with respect to any payment by or on account of any Obligations and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided, that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes so long as such efforts would not, in the reasonable determination of such Lender, result in any unreimbursed additional costs, expenses or risks or be otherwise disadvantageous to it; provided, further, that Borrowers shall not be required to compensate any Lender pursuant to this Section 5.10.2 for any amounts paid or incurred in any Fiscal Year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within 270 days from the end of such Fiscal Year; provided, further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such 270-day period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender, or by Agent on its own behalf or on behalf of any Lender, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error. Without limiting the provisions of Sections 5.10.1 or 5.10.2, each Lender shall, and does hereby, indemnify each Borrower and Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Excluded Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or Agent) incurred by or asserted against such Borrower or Agent by any Governmental Authority. Each Lender hereby authorizes Agent, Administrative Borrower or any Borrower to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Agent under this Section 5.10.2. The agreements in this Section 5.10.2 shall survive the resignation and/or replacement of Agent, any assignment of rights by, or the

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replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

5.11 Withholding Tax Exemption. TC “5.11 Withholding Tax Exemption. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.11.1 Each Lender (with respect to the relevant lending office) and Agent shall, if reasonably requested by Administrative Borrower or Agent, deliver such documentation prescribed by Applicable Law or as reasonably requested by such party, as will enable such party to determine whether such Lender (with respect to the relevant lending office) is subject to withholding under Applicable Law, is entitled to an exemption from such withholding or is eligible for a reduced rate of withholding with respect to payments to be made to such Lender under the Loan Documents. In addition, each Lender (with respect to the relevant lending office) and Agent shall deliver updated or appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) promptly upon the obsolescence or invalidity of any documentation previously delivered by such party or promptly notify Administrative Borrower and Agent. In addition, each Lender (with respect to the relevant lending office) shall deliver to Administrative Borrower and Agent such other tax forms or other documents as shall be prescribed by Applicable Law, to the extent applicable, (x) to demonstrate that payments to such Lender (with respect to the relevant lending office) under this Agreement and the other Loan Documents are exempt from any withholding tax imposed pursuant to FATCA or (y) to allow Administrative Borrower and Agent to determine the amount to deduct or withhold. Without limiting the foregoing:

(a) On or before the date on which a Foreign Lender (or Agent that is not a “United States person” as defined under Section 7701(a)(30) of the Code) becomes a party to this Agreement, the Foreign Lender (or Agent that is not a “United States person” as defined under Section 7701(a)(30) of the Code) shall deliver to Administrative Borrower and Agent two duly completed and executed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or any subsequent replacement or substitute form therefor), certifying that such Lender (or Agent that is not a “United States person” as defined under Section 7701(a)(30) of the Code) can receive payment of Obligations or other amounts payable hereunder without deduction or withholding of any United States federal income taxes and such other form or forms, certificates or documentation as reasonably requested by Administrative Borrower or Agent to confirm or establish that such party can receive payment of Obligations or other amounts payable hereunder without deduction or withholding of U.S. taxes. Without limiting the foregoing, any Foreign Lender that is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code, shall also provide Agent and Administrative Borrower with IRS Form W‑8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) and a certificate, in a form acceptable to Agent and Administrative Borrower, representing to Agent and Administrative Borrower that such Foreign Lender is not: (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, (3) a “controlled foreign corporation” receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) of the Code) and (4) a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulation Section 1.881-3 (a “U.S. Tax Compliance Certificate”). To the extent a Foreign Lender is not the beneficial owner, the Foreign

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Lender shall provide two (2) executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Each Foreign Lender shall deliver to Administrative Borrower and Agent two additional copies of any such form and any such other forms and certifications from time to time if requested by Administrative Borrower or Agent and before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Administrative Borrower or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Section 5.11 or Section 5.10 as a result of such withholding.

(b) On or before the date on which such a Lender or Agent becomes a party to this Agreement, each Lender or Agent that is a “United States person” as defined under Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to Administrative Borrower and Agent such form or forms, certificates or documentation, including two (2) original executed copies of IRS Form W-9, and at all other times as reasonably requested by Administrative Borrower or Agent to confirm or establish that such Lender or Agent is not subject to deduction, withholding, or backup withholding of United States Tax with respect to any payments to such Lender. Such forms shall be delivered by each Lender to Administrative Borrower and Agent on or before the date such Lender becomes a party to this Agreement.

(c) Each Lender having sold a participation in any of its obligations shall collect from such Participant the documents described in this Section 5.11.1 and provide them to Administrative Borrower and Agent.

5.11.2 If the Internal Revenue Service or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of Lender to comply with the provisions of Section 5.11.1, such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 5.11.2, together with all costs and expenses (including attorney’s fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

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5.11.3 If a Lender or Agent receives a refund of Taxes for which a payment has been made by a Borrower pursuant to Section 5.10, then such Lender or Agent shall reimburse such Borrower for such amount (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under Section 5.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses by such Lender or Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

5.12 Nature and Extent of Each Borrower’s Liability. TC “5.12 Nature and Extent of Each Borrower’s Liability. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

5.12.1 Joint and Several Liability.

(a) All Borrowers shall be liable for all amounts due to Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letters of Credit hereunder or the amount of such Loans received or the manner in which Agent and Lenders account for such Loans, Letters of Credit or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or Lenders with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent, for itself and on behalf of Lenders, except to the extent such waiver, consent, extension, forbearance or granting of any indulgence explicitly is effective with respect to such Borrower, (iv) the failure by Agent or Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (v) the election of Agent or Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) the disallowance of all or any portion of the claim(s) of Agent or Lenders for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers other than Full Payment of the Obligations. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until Full Payment of the Obligations and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or Lenders now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent and Lenders. Upon any Event of Default and for so long as the same is continuing,

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Agent and Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

(b) Each Borrower expressly subordinates (to the extent permitted by Applicable Law) any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement until Full Payment of the Obligations.

5.12.2 Waivers.

(a) Each Borrower expressly subordinates all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Property by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.12. If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives (to the extent permitted by Applicable Law) any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion (in Agent’s discretion) of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. Subject to Applicable Law, the amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be commercially reasonable, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of such Borrower’s Obligations to Agent and Lenders, notwithstanding

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that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.12.3 Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers hereby represent and warrant to Agent and Lenders that (a) Borrowers’ business is a mutual and collective enterprise, (b) Borrowers make up a related organization of various entities constituting a single economic and business enterprise in which Borrowers share an identity of interests such that any benefit received by any one of them benefits the other Borrowers; and (c) certain of Borrowers render services to or for the benefit of other Borrowers, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including, inter alia, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and the provision of administrative, marketing, payroll and management services to or for the benefit of the other Borrowers). Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

SECTION 6. CONDITIONS PRECEDENT TC “SECTION 6. CONDITIONS PRECEDENT” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

6.1 Conditions Precedent to Initial Loans. TC “6.1 Conditions Precedent to Initial Loans. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIn addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan or issue any Letter of Credit until the date (“Closing Date”) that each of the following conditions has been satisfied or waived in writing by Agent:

6.1.1 Loan Documents. This Agreement and the other Loan Documents, which shall be in form and substance reasonably satisfactory to Agent and Parent, shall have been duly executed by each Loan Party that is to be a party thereto. Agent on behalf of the Secured Parties shall, upon the filing of the applicable documentation (and the payment of applicable fees), notation of title, maintenance of control or possession, have a Lien in the Collateral (other than as set forth in the Post-Closing Side Letter) of the type and priority necessary to satisfy the Collateral and Guarantee Requirement.

6.1.2 Transactions. Prior to or substantially concurrently with the funding of the Loans on the Closing Date, each of the Transactions shall be consummated and Loan Parties shall have paid all fees and expenses which have been invoiced at least two (2) Business Days prior to the Closing Dates and were incurred in connection with the Transactions to the extent earned, due and payable on or before the Closing Date.

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6.1.3 Dominion Accounts. Agent shall have received duly executed Deposit Account Control Agreements with respect to each deposit account maintained by Loan Parties at Citizens on the Closing Date (other than Excluded Deposit Accounts).

6.1.4 Officer’s Certificates. Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Responsible Officer of Administrative Borrower certifying that, after giving effect to the Transactions and the initial Loans and transactions hereunder, (i) Loan Parties on a consolidated basis are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (without duplication of other materiality qualifications contained therein) as of such date (except for representations and warranties that expressly relate to an earlier date and in such case are true and correct in all material respects (without duplication of other materiality qualifications contained therein) as of such date); and (iv) since December 31, 2012, there has not occurred any event or condition which could reasonably be expected to have a Material Adverse Effect.

6.1.5 Resolutions, Organization Documents, Incumbency Certificate. Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (a) that attached copies of such Loan Party’s Organization Documents are true and complete, and in full force and effect, without amendment except as shown, (b) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (c) to the title, name and signature of each Person authorized to sign the Loan Documents on the Closing Date. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing. For the avoidance of doubt, it is understood and agreed that the same certificate delivered pursuant to the Term Debt Documents shall satisfy the requirement set forth herein; provided, that, (i) appropriate the certifications made in such certificate are also made to Agent and Lenders under this facility and (ii) such certificate is in form reasonably satisfactory to Agent.

6.1.6 Opinion. Agent shall have received, on behalf of itself and Lenders, an opinion of (i) Kirkland & Ellis LLP, counsel for Loan Parties, and (ii) from each local counsel for Loan Parties listed on Schedule 6.1.6, in each case, dated the Closing Date and addressed to Agent, Loan Parties and Lenders and in customary form and substance, and Loan Parties hereby request such counsel to deliver such opinions.

6.1.7 Good Standing Certificates. Agent shall have received copies of the charter documents of each Loan Party, certified as appropriate by the Secretary of State or another official of such Loan Party’s jurisdiction of organization. Agent shall have received good standing certificates for each Loan Party, issued by the Secretary of State or other appropriate official of (a) such Loan Party’s jurisdiction of organization and (b) for Borrowers, each jurisdiction of such Borrower’s chief executive office (to the extent such concept exists within such jurisdiction).

6.1.8 Insurance. To the extent required by Section 10.1.7, Agent shall have received (to the extent it is commercially reasonable for Loan Parties to provide) evidence of insurance and loss payee and additional insured endorsements required hereunder and under the other Loan

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Documents, in substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee and an additional insured.

6.1.9 Due Diligence.

(a) Agent shall have received a set of projections of Parent and Restricted Subsidiaries for the Fiscal Year 2014 and 2015 (on a month-by-month basis) and for Fiscal Years 2016, 2017 and 2018 (on a year-by-year basis).

(b) Agent shall have received, in form and substance reasonably satisfactory to Agent and Lenders, the results of background checks on the chairman, chief financial officer and chief executive officer of Parent.

6.1.10 Borrowing Base Certificate. Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date or as of such other date as Agent and Administrative Borrower may mutually agree, accompanied by applicable documentation supporting the information contained therein, including but not limited to account aging reports.

6.1.11 Availability. After giving effect to the Transactions, (a) Availability shall not be less than fifteen percent (15%) of the Collateral Line Cap, and (b) Availability plus cash on the balance sheet of Parent and Restricted Subsidiaries (other than the Eligible Borrowing Base Cash or other restricted cash) shall not be less than $200,000,000.

6.1.12 Searches/Discharge of Liens. Agent shall have received UCC, tax lien and judgment search results for the jurisdiction of organization of each Loan Party and each other jurisdiction or location reasonably requested by Agent, which search results shall be in substance reasonably satisfactory to Agent. Agent shall have received evidence that all Liens (other than Permitted Liens) affecting the assets of Loan Parties have been or will be discharged on or before the Closing Date.

6.1.13 Possessory Collateral. Term Agent shall have received all possessory collateral required to be delivered to Term Lender pursuant to the Term Debt Documents which shall contain provisions reasonably satisfactory to Agent pursuant to which the Term Lender agrees to hold such possessory collateral as agent (on a second priority basis) for Agent.

6.1.14 Third Party Waivers and Consents. Except as could not reasonably be expected to cause a Material Adverse Effect, Agent shall have received all consents, waivers, acknowledgements and other agreements from third persons necessary in order to permit, protect and perfect its Lien upon the Collateral or to effectuate the provisions and purposes of this Agreement and the other Loan Documents.

6.1.15 USA PATRIOT Act. Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case, to the extent requested in writing to Administrative Borrower at least three (3) Business Days in advance of the Closing Date.

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6.1.16 Absence of Material Litigation. There shall not be pending any litigation or other proceeding relating to this Agreement or the Transactions.

6.1.17 Organizational and Capital Structure. After giving effect to the Transactions, the organizational and capital structure of Parent and its Subsidiaries shall be reasonably satisfactory to Agent.

6.1.18 Governmental Approvals. All material governmental approvals necessary in connection with this Agreement shall have been obtained and be in full force and effect, and all waiting periods shall have expired without any action being taken or threatened by any Governmental Authority that would restrain or otherwise impose adverse conditions on this Agreement.

6.1.19 Other Debt for Borrowed Money. After giving effect to the Transactions, Loan Parties shall have outstanding no Debt for borrowed money other than (a) Debt under this Agreement, (b) the Term Debt, (c) Debt set forth on Schedule 10.2.3(b), and (d) Debt otherwise permitted pursuant to Section 10.2.

6.1.20 Intercompany Sale of Accounts. Substantially concurrent with the consummation of the Transactions, evidence reasonably satisfactory to Agent that all Accounts held by Receivables SPV prior to the Closing Date and intended to constitute Eligible Accounts have been duly transferred to one or more Loan Parties.

Execution and delivery to Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 6.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on an Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 6.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

6.2 Conditions Precedent to All Credit Extensions. TC “6.2 Conditions Precedent to All Credit Extensions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit (or any amendment, renewal or extension of any Letter of Credit which increases the stated amount thereof) to or for the benefit of Borrowers, unless the following conditions are satisfied (or waived):

6.2.1 No Default or Event of Default. No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

6.2.2 Representations and Warranties. The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifications contained therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date and on such date are true and correct in all material respects (without duplication of any materiality qualifications contained therein) as of such date);

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6.2.3 No Overadvance. No Overadvance or unfunded Cash Collateralizing obligation shall exist or result from such funding or issuance; and

6.2.4 LC Conditions. With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied (or waived).

Each request (or deemed request) by Administrative Borrower, on behalf of Borrowers, for funding of a Loan or issuance of a Letter of Credit to or for the benefit of Borrowers (other than, for the avoidance of doubt, any conversion or continuation of an existing Loan) shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

6.3 Limited Waiver of Conditions Precedent. TC “6.3 Limited Waiver of Conditions Precedent. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf Agent, Issuing Bank or Lenders fund any Loans or arrange for issuance of any Letters of Credit to or for the benefit of Borrowers when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding or issuance; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7. COLLATERAL TC “SECTION 7. COLLATERAL” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

7.1 Grant of Security Interest. TC “7.1 Grant of Security Interest. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

7.1.1 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Loan Party hereby collaterally assigns and pledges to Agent, for the benefit of Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in, all of such Loan Party’s right, title and interest in, to and under (i) all Equity Interests held by it (including those Equity Interests listed on Schedule 7.1.1(a)) and any other Equity Interests obtained in the future by such Loan Party and the certificates representing all such Equity Interests (the “Pledged Equity”); provided, that the Pledged Equity shall not include (A) Margin Stock, (B) Equity Interests in a bona fide joint venture formed after the Amendment No. 5 Effective Date with any Person that is not an Affiliate of any Loan Party, other than Proceeds thereof, and only to the extent that the creation of a security interest in such Equity Interests is prohibited or restricted by the Organization Documents of such entity or Subsidiary or by any contractual restriction contained in any agreement with third party holders (which holders are not Affiliates of the Borrowers) of other Equity Interests in such entity or Subsidiary (except to the extent any such prohibition or restriction is unenforceable under the UCC or other applicable Law and the consent of such third party holders (which holders are not Affiliates of the Borrowers) has not been obtained) or (C) Equity Interests of (or held as assets by) Immaterial Subsidiaries or captive insurance Subsidiaries; (ii)(A) the Promissory Notes and any Instruments evidencing indebtedness owned by it listed opposite the name of such Loan Party on Schedule 7.1.1(a) and (B) any Promissory Notes and Instruments evidencing indebtedness obtained in the future by such

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Loan Party (the “Pledged Debt”); (iii) all other property that may be delivered to and held by Agent pursuant to the terms of this Section 7.1; (iv) subject to Section 8.5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 8.5, all rights and privileges of such Loan Party with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing, if after the date hereof any Loan Party shall acquire any Equity Interest or Promissory Note (1) in which a pledge (or other security interest) is prohibited or restricted by applicable law or requires the consent of any governmental authority or third party, (2) to the extent a pledge of such Equity Interests or Promissory Note could result in adverse tax consequences as reasonably determined by Parent in consultation with Agent and as to which Parent shall have confirmed such determination by written notice to Agent or is otherwise listed on Schedule 7.1.1(a) on the Closing Date; provided, such asset is not specifically included in the Collateral or (3) in circumstances where the cost of obtaining a pledge of such Equity Interests or Promissory Note exceeds the practical benefit to Lenders afforded thereby as reasonably determined between Parent and the Collateral Agent and as to which Agent shall have confirmed such determination by written notice to Administrative Borrower or is otherwise listed on Schedule 7.1.1(a) on the Closing Date then such Equity Interest or Promissory Note shall not be included in the Pledged Collateral. In addition, notwithstanding the foregoing or anything else to the contrary in this Agreement or in any Loan Document, in no event shall any Excluded Property constitute Pledged Collateral.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

7.1.2 Security Interests in Personal Property. As security for the payment or performance, as the case may be, in full of the Obligations, each Loan Party hereby collaterally assigns and pledges to Agent, for the benefit of Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Documents;

(d) all Equipment (including, without limitation, all Tractor Trailers and Rolling Stock);

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(e) all General Intangibles;

(f) all Instruments;

(g) all Inventory;

(h) all Investment Property;

(i) all books and records pertaining to the Article 9 Collateral;

(j) all Goods and Fixtures;

(k) all Money, cash, Cash Equivalents and Deposit Accounts;

(l) all Letter-of-Credit Rights;

(m) all Commercial Tort Claims described on Schedule 7.1(c) from time to time;

(n) each Collateral Account, and all cash, Money, Securities and other investments deposited therein;

(o) all Supporting Obligations;

(p) all Security Entitlements in any or all of the foregoing;

(q) all Intellectual Property; and

(r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing (including proceeds of all insurance policies) and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in or a pledge of Excluded Property.

7.2 Cash Collateral. TC “7.2 Cash Collateral. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAny Cash Collateral may be invested, in Agent’s reasonable discretion in consultation with Administrative Borrower, in Cash Equivalents (it being further understood and agreed that all interest on such Cash Equivalents belongs to Loan Parties), but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss (other than in the case of gross negligence, willful misconduct or bad faith of the terms of this Agreement). Each Loan Party hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, as they become due and payable in accordance with the terms of this Agreement. The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Loan Party or other Person claiming through or on behalf of any Loan Party shall have any right to any Cash Collateral, until the Full Payment of the

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Obligations or the termination or cancellation of such Obligations that are Cash Collateralized or until the conditions resulting in the requirement to provide such Cash Collateral cease to exist, whereupon all rights to such Cash Collateral will automatically revert to Loan Parties without further action of any Person.

7.3 Real Property Collateral. TC “7.3 Real Property Collateral. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCExcept as otherwise provided herein, the Obligations shall also be secured by Mortgages upon all Material Real Property owned by Loan Parties in accordance with Section 10.1.11(c).

7.4 Other Collateral. TC “7.4 Other Collateral. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

7.4.1 Commercial Tort Claims. Each Loan Party shall concurrently with the delivery of next required Compliance Certificate notify Agent in writing if any Loan Party has a Commercial Tort Claim solely to the extent such claim is asserted in writing (other than a Commercial Tort Claim for less than $5,000,000) and, promptly following upon Agent’s reasonable written request, shall promptly execute such documents and take such actions as Agent deems reasonably necessary to confer upon Agent (for the benefit of Secured Parties) a duly perfected, second priority Lien upon such claim, subject to the Term Debt Intercreditor Agreement and Permitted Liens.

7.4.2 Certain After-Acquired Collateral. Subject to the Collateral and Guarantee Requirement, the Term Debt Agreement, the UST Tranche A Facility Agreement, the UST Tranche B Facility Agreement and the Loan Documents, each Loan Party shall, with the delivery of the next required Compliance Certificate, notify Agent in writing in such Compliance Certificate if, after the Closing Date, any Loan Party obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s reasonable written request, shall promptly execute such documents and take such actions as Agent reasonably deems appropriate to effect Agent’s duly perfected, Lien (subject to Permitted Liens) upon such Collateral, including obtaining any necessary possession or control agreement subject, in each instance, to the Term Debt Intercreditor Agreement. Within the same delivery period as required for the delivery of the annual Compliance Certificate required to be delivered under 10.1.2 of this Agreement, Administrative Borrower shall provide a list of any additional USPTO or USCO registrations of Intellectual Property of all Loan Parties not previously disclosed to Agent including such information as is necessary to make appropriate filings in the USPTO and USCO.

7.5 No Assumption of Liability. TC “7.5 No Assumption of Liability. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

7.6 Further Assurances. TC “7.6 Further Assurances. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC To the extent required under the Collateral and Guarantee Requirement, promptly following reasonable written request from Agent, Loan Parties shall

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deliver such instruments, assignments, supplements, title certificates, or Loan Documents or agreements, and shall take such actions, as Agent deems reasonably necessary under Applicable Law to evidence or perfect, preserve and protect its Lien on any Collateral, or otherwise to give effect to the intent of this Section 7, in each instance subject to the Term Debt Intercreditor Agreement and the Collateral and Guarantee Requirement. Each Loan Party authorizes Agent to file in any relevant jurisdiction any financing statement and any amendments thereto that indicates the Collateral as “all assets” or “all personal property” of such Loan Party, or words to similar effect. To the extent consistent with the Collateral and Guarantee Requirement, each Loan Party hereby further authorizes Agent to file filings with the USPTO and USCO (or any successor office or any similar office) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Loan Party hereunder in any Intellectual Property, without the signature of such Loan Party, and naming such Loan Party, as debtor, and Agent, as secured party.

SECTION 8. COLLATERAL ADMINISTRATION TC “SECTION 8. COLLATERAL ADMINISTRATION” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

8.1 Borrowing Base Certificates. TC “8.1 Borrowing Base Certificates. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCBy (i) the fifteenth (15th) day of each calendar month, or (ii) during an Accelerated Reporting Trigger Event or the continuance of an Event of Default, on the third (3rd) Business Day of each week, Administrative Borrower, on behalf of Borrowers, shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared (except as otherwise provided in the definition of “Eligible Borrowing Base Cash”) (x) as of the close of business on the last Business Day of the previous fiscal month in the case of clause (i) above and (y) as of the close of business on the preceding Friday in the case of clause (ii) above; provided, that Administrative Borrower shall be entitled to give notice to Agent (no more frequently than once per Fiscal Quarter) of its intent to submit weekly Borrowing Base Certificates, and, upon giving such notice, shall submit weekly Borrowing Base Certificates in the manner set forth in clause (ii) above through the full fiscal month following the month during which such notice is delivered; provided further that the first weekly Borrowing Base Certificate may be delivered sooner than the third (3rd) Business Day of a week. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Administrative Borrower, on behalf of Borrowers, and certified by a Responsible Officer of Administrative Borrower; provided, that Agent may from time to time review (with 2 Business Days prior written notice to Administrative Borrower) and adjust any such calculation in its Permitted Discretion after consultation with Administrative Borrower solely to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2 Administration of Accounts. TC “8.2 Administration of Accounts. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

8.2.1 Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may reasonably request (provided, that absent the occurrence and continuance of an Event of Default or an Accelerated

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Reporting Trigger Period, such reports shall not be required more than one time per month), a sales and collections report, in form reasonably satisfactory to Agent. Each Loan Party shall also provide to Agent, on or before the fifteenth (15th) day of each calendar month (or on the third (3rd) Business Day of each week during an Accelerated Reporting Trigger Period), (x) a detailed aged trial balance of all Accounts as of the end of the preceding calendar month (or week, as the case may be), specifying each Account’s Account Debtor name and address, amount, invoice date and due date, and (y) a reasonably detailed dilution report.

8.2.2 Taxes. If an Account of any Loan Party includes a charge for any Taxes, and if an Event of Default has occurred and is continuing, Agent, upon providing ten (10) days’ prior notice to such Loan Party, is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Loan Party and to charge such Loan Party therefor; provided, however, that neither Agent nor Lenders shall be liable by exercise of Agent’s rights under this Section 8.2.2 for any Taxes that may be due from any Loan Party or with respect to any Collateral.

8.2.3 Account Verification. Upon the occurrence and during the continuance of an Event of Default, upon notice to Administrative Borrower, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Loan Party to verify the validity, amount or any other matter relating to any Accounts of Loan Party by mail, telephone or otherwise. Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Proceeds of Collateral. Loan Parties shall take all reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral and all other amounts received by any Loan Party or any Subsidiary are made directly to a Dominion Account. If any Loan Party or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly deposit the same into a Dominion Account or, during a Cash Dominion Trigger Event, remit same to the Master Account in accordance with Section 8.3.

8.3 Administration of Deposit Accounts; Cash Dominion Trigger Period; Borrowing Base Cash Account. TC “8.3 Administration of Deposit Accounts; Cash Dominion Trigger Period; Borrowing Base Cash Account. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

8.3.1 Deposit Accounts; Deposit Account Control Agreements.

(a) Schedule 8.3 sets forth all deposit accounts maintained by Loan Parties. Each Loan Party shall promptly notify Agent of any opening or closing of a deposit account and will amend Schedule 8.3 to reflect same at the next required delivery of a Compliance Certificate. Except for Excluded Deposit Accounts, each Loan Party shall be the sole account holder (unless co-owned with another Loan Party) of each deposit account owned by it and shall not allow any other Person (other than Agent, Term Agent, UST Tranche A Facility Agent, UST Tranche B Facility Agent or any of their respective agents or designees) to have control over any deposit account of Loan Parties or any Property deposited therein.

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(b) Loan Parties shall obtain a Deposit Account Control Agreement covering, or otherwise take all reasonable actions necessary to establish Agent’s control of, each deposit account of Loan Parties other than Excluded Deposit Accounts. Notwithstanding anything to the contrary contained in this Section 8.3, Agent and Lenders hereby agree that Loan Parties may have (x) up to forty-five (45) days following the Closing Date (or such later date as Agent shall agree in its reasonable discretion) to obtain a Deposit Account Control Agreement covering, or otherwise take all reasonable actions necessary to establish Agent’s control of, each deposit account (other than Excluded Deposit Accounts) maintained by Loan Parties with any bank or depository other than Citizens, and (y) up to sixty (60) days following the consummation of any Permitted Acquisition or acquisition constituting an Investment permitted under this Agreement (or such later date as Agent shall agree in its reasonable discretion (not to be unreasonably withheld, delayed or conditioned)) to obtain a Deposit Account Control Agreement covering, or otherwise take all reasonable actions necessary to establish Agent’s control of, each deposit account (other than Excluded Deposit Accounts) acquired by any Loan Party in connection with such transaction.

8.3.2 Cash Dominion Trigger Period.

(a) Loan Parties acknowledge and agree that, during a Cash Dominion Trigger Period, all available funds constituting the proceeds of ABL Priority Collateral (whether or not on deposit in a Dominion Account) shall be transferred daily to the Master Account and, to the extent that there are any amounts outstanding hereunder or under any other Loan Document, to Agent Payment Account and applied by Agent in accordance with Sections 5.4 and 5.8 and this Section 8.3. Accordingly, each Loan Party hereby authorizes and directs each Dominion Account bank to deliver to the Master Account, on a daily basis, all balances in each Dominion Account. Each Loan Party irrevocably appoints Agent as such Loan Party’s attorney-in-fact, during a Cash Dominion Trigger Period, to collect such balances to the extent any such delivery is not so made. Agent agrees that it shall not give any instructions under any Deposit Account Control Agreement, or withhold any withdrawal rights with respect to funds in any Dominion Account, unless, until and only for so long as a Cash Dominion Trigger Period is in effect.

(b) During the continuance of a Cash Dominion Trigger Period or, at the election of Agent, if an Event of Default has occurred and is continuing, Agent agrees that (x) each Loan Party may have unfettered access to cash on deposit in all Dominion Accounts to the extent not used to pay outstanding amounts under this Agreement in accordance with Sections 5.4 and 5.8 and this Section 8.3, and (y) Loan Parties shall have no obligation to Cash Collateralize the LC Obligations outstanding at such time.

(c) Following the end of any Cash Dominion Trigger Period, (x) those automatic transfers to the Master Account described above shall cease, (y) Agent shall promptly transfer all amounts on deposit in the Master Account to the Concentration Account or such other deposit account as directed by Administrative Borrower, and (z) Agent shall promptly revoke those instructions delivered by Agent during such Cash Dominion Trigger Period to each Dominion Account bank with respect to each Dominion Account.

8.3.3 Borrowing Base Cash Account. Loan Parties may deposit cash in the Borrowing Base Cash Account from time to time which cash, once deposited in such account, shall constitute

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Eligible Borrowing Base Cash for all purposes hereunder. No amounts may be withdrawn from the Borrowing Base Cash Account without the consent of Agent. Without limiting Agent’s “control” over all amounts on deposit in the Borrowing Base Cash Account under Article 9 of the UCC, Agent hereby agrees to authorize the withdrawal of cash from the Borrowing Base Cash Account from time to time at the request of Administrative Borrower (any such withdrawal, a “Borrowing Base Cash Release”) so long as (x) no Event of Default then exists or would arise as a result of the proposed Borrowing Base Cash Release, and (y) Availability as of the proposed date of such Borrowing Base Cash Release after giving effect thereto is not less than ten percent (10%) of the Collateral Line Cap, in each case as certified by a Responsible Officer of Administrative Borrower and accompanied by such evidence as Agent may reasonably request.

8.3.4 Cash Management. Administrative Borrower, on behalf of Borrowers, will maintain the Borrowing Base Cash Account, Borrowers’ primary unrestricted excess cash account, and their Master Account with Agent.

8.4 General Provisions. TC “8.4 General Provisions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

8.4.1 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Loan Parties. Agent shall not be liable or responsible for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession and except for acts or omissions arising from Agent’s gross negligence, willful misconduct or bad faith), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.4.2 Defense of Title to Collateral. Unless otherwise agreed by Administrative Borrower and Agent, each Loan Party shall at all times, at the reasonable request of Agent, use commercially reasonable actions necessary to defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.4.3 Information Regarding Collateral. Each Loan Party shall within a reasonable time after written request by Agent, furnish or cause to be furnished to Agent, in such manner and in such detail as may be reasonably requested by Agent, additional information with respect to the Collateral which is necessary for the perfection of security interests in the Collateral.

8.5 Power of Attorney. TC “8.5 Power of Attorney. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC Subject to the terms herein and, in any event, subject to five (5) Business Days’ prior written notice to directly or indirectly exercise voting rights with respect to the Equity Interests of any Loan Party, each Loan Party hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful agent (and attorney-in-fact) for the purposes provided in this Section. Subject to the terms of the Term Debt Intercreditor Agreement, upon the occurrence and during the continuance of an Event

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of Default, Agent, or Agent’s designee, may, without notice (except as otherwise expressly provided herein) and in either its or a Loan Party’s name, but at the cost and expense of Loan Parties:

(a) endorse a Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) (i) subject to five (5) Business Days’ prior written notice, notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Loan Party, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing Equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Loan Party is a beneficiary; and (xii) take all other actions as Agent deems appropriate in its Permitted Discretion to fulfill any Loan Party’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES TC “SECTION 9. REPRESENTATIONS AND WARRANTIES” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

9.1 General Representations and Warranties. TC “9.1 General Representations and Warranties. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCTo induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Loan Party represents and warrants that:

9.1.1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of Borrowers, to borrow hereunder, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions, and (e) has all requisite franchises, licenses, authorizations, qualifications, consents and approvals to

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operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to any Borrower), (c), (d) or (e), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

9.1.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) are within such Loan Party’s organizational powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under (other than as permitted by Section 10.2.1), or require any payment to be made under (x) any Debt of such Person in excess of the Threshold Amount or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (c)(ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.1.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Loan Documents, (c) the perfection or maintenance of the Liens created under the Loan Documents (including the priority thereof) to the extent required thereunder or (d) the exercise by Agent, or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents, except for (i) approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings necessary to perfect the Liens on the Collateral granted by Loan Parties in favor of the Secured Parties (or release existing Liens), (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement), and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.1.4 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

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9.1.5 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements fairly present in all material respects the financial condition of Parent and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The Unaudited Financial Statements fairly present in all material respects the financial condition of Parent and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and the absence of footnotes.

(c) The forecasts of income statements of Parent and its Subsidiaries which have been furnished to Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts it being understood by Agent and Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of Parent and Restricted Subsidiaries, (B) no assurance is given by Parent and Restricted Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material.

(d) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

9.1.6 Compliance With Laws. Neither Parent nor any Restricted Subsidiary or any of their respective properties or assets is in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where in each case such violation or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

9.1.7 Ownership of Property; Liens.

(a) Each of Parent and Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Property material to its business), free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 10.2.1 and except

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where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedule 9 to the Perfection Certificate dated the Closing Date contains a true and complete list of each Material Real Property owned by each Loan Party.

(c) As of the Closing Date, except as otherwise disclosed in writing to Agent, no Mortgage encumbers improved Mortgaged Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Laws unless Evidence of Flood Insurance has been delivered to Agent.

9.1.8 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Parent and each Restricted Subsidiary is and has been in compliance with all applicable Environmental Laws, which includes obtaining and maintaining all Environmental Permits required under such Environmental Laws to carry on the business of Loan Parties and Restricted Subsidiaries;

(b) None of Parent nor any Restricted Subsidiary has received notice alleging any Environmental Liability or proposing or seeking to revoke, modify or deny the renewal of any Environmental Permit required to be held by Loan Parties or Restricted Subsidiaries, and none of Parent nor any Restricted Subsidiary have become subject to any Environmental Liability;

(c) there has been no Release, discharge or disposal of Hazardous Materials (i) on, to, at, under or from any Real Property or any vehicles or facilities owned or leased by Parent or any Restricted Subsidiary, or, to the Knowledge of Loan Parties, formerly owned, operated or leased by Parent or any Restricted Subsidiary, or (ii) arising out of the conduct of Parent or any Restricted Subsidiary; that, in the case of (i) or (ii), could reasonably be expected to require investigation, remedial activity or corrective action or cleanup by or on behalf of Parent or any Restricted Subsidiary or for which Parent or any Restricted Subsidiary reasonably could be expected to otherwise incur any Environmental Liability; and

(d) there are no facts, circumstances or conditions arising out of or relating to, and there are no pending or reasonably anticipated requirements under applicable Environmental Law associated with, the operations of Parent or Restricted Subsidiaries or any Real Property, vehicles or facilities currently or, to the knowledge of Loan Parties, previously owned or leased by Parent or any Restricted Subsidiary; that, in such case, are known to or would reasonably be likely to require investigation, remedial activity or corrective action or cleanup by or on behalf of Parent or any Restricted Subsidiary or that in such case are known to or would reasonably be likely to result in Parent or any Restricted Subsidiary incurring any Environmental Liability or capital expenditures to achieve or maintain compliance with applicable Environmental Laws.

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This Section 9.1.8 contains the sole and exclusive representations and warranties of Loan Parties with respect to any environmental, health or safety matters, including any matters arising under Environmental Laws.

9.1.9 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Parent and Restricted Subsidiaries have timely filed all tax returns required to be filed (including any extensions thereof), and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted if such contest shall have the effect of suspending enforcement or collection of such Taxes and for which adequate reserves have been provided in accordance with GAAP.

9.1.10 ERISA Compliance. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws (and the regulations and published interpretations thereunder); and

(b) No ERISA Event has occurred.

9.1.11 Subsidiaries. As of the Closing Date (after giving effect to the Transactions), none of Parent nor any Restricted Subsidiary has any direct or indirect Subsidiaries other than those specifically disclosed in Schedule 9.1.11, and all of the outstanding Equity Interests owned by Parent or any Restricted Subsidiary in such Subsidiaries have been validly issued and are fully paid and (if applicable) non-assessable and all Equity Interests owned by Parent or any Restricted Subsidiary in such Subsidiaries are owned free and clear of all Liens except (a) those created hereunder, under the other Security Documents or under the Term Debt Documents (which Liens shall be subject to the Term Debt Intercreditor Agreement) and (b) any other Lien that is permitted under Section 10.2.1. As of the Closing Date, (i) Section 2(c) of the Perfection Certificate sets forth the name and jurisdiction of each Loan Party and (ii) Schedule 5 to the Perfection Certificate sets forth the direct ownership interest of any Loan Party in each such Subsidiary, including the percentage of such ownership. Schedule 9.1.11 indicates, as of the Closing Date, whether each of the Subsidiaries identified therein is a Borrower, a Guarantor, a Restricted Subsidiary, an Unrestricted Subsidiary, an Excluded Subsidiary and/or an Immaterial Subsidiary.

9.1.12 Margin Regulations; Investment Company Act.

(a) None of Parent nor any Restricted Subsidiary is engaged nor will it engage principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

(b) None of Parent nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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9.1.13 Disclosure. No confidential information memorandum, report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) to Agent or any Lender about Parent and its Subsidiaries in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein (when taken as a whole as modified or supplemented by other information so furnished), in the light of the circumstances under which they were or will be made, not materially misleading. With respect to projected financial information and pro forma financial information, Loan Parties represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood and agreed by Agent and Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of Parent and Restricted Subsidiaries, (B) no assurance is given by Parent and Restricted Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material.

9.1.14 Labor Matters.

(a) Except as, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (i) there are no strikes or other labor disputes against Parent or any of Restricted Subsidiaries pending or, to the knowledge of Loan Parties, threatened in writing; (ii) hours worked by and payment made to employees of Parent or any of Restricted Subsidiaries have not been in violation of the FLSA or any other Applicable Law dealing with such matters; and (iii) all payments due from Parent or any of Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. Except as disclosed on Schedule 9.1.14, as of the Closing Date no Loan Party is a party to or bound by any collective bargaining agreement or, with respect to any Foreign Subsidiary, any similar agreement. To the knowledge of any Loan Party, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

(b) (i) the IBT Agreement is in full force and effect and (ii) other than as contemplated by the IBT Transactions, the IBT Agreement has not been amended, waived or otherwise modified in any respect materially adverse to Parent and its Subsidiaries (taken as a whole). For purposes of this Section 9.1.14(b), it is understood that the resolution in the ordinary course of business of an employee grievance seeking to enforce the IBT Agreement terms will not be deemed to constitute an amendment, waiver of other modification to the IBT Agreement.

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9.1.15 Insurance. Each of Parent and Restricted Subsidiaries maintains, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, that each of Parent and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or each such Subsidiary, as applicable, operates.

9.1.16 Solvency. Parent and Restricted Subsidiaries, on a consolidated basis, are Solvent.

9.1.17 CARES Act. Parent and each Restricted Subsidiary (a) is in compliance, in all material respects, with the provisions of the CARES Act and all other applicable Laws, in each case relating to the Treasury Facility Indebtedness and the Treasury Equity Issuance and (b) meets all requirements under the CARES Act to incur the Treasury Facility Indebtedness and the Treasury Equity Issuance. All information submitted by any Loan Party or any Restricted Subsidiary to any Governmental Authority in respect of the Treasury Facility Indebtedness and the Treasury Equity Issuance, is true, correct and complete in all material respects.

9.1.18 Security Documents.

(a) Valid Liens. The Security Documents are, or on execution and delivery thereof by the parties thereto will be, effective to create in favor of Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally) and (i) when financing statements and other filings in appropriate form are filed in the offices specified in Section 2 of the Perfection Certificate (and payments of all applicable fees) and (ii) upon the taking of possession or control by Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Agent to the extent possession or control by Agent is required hereby), and (iii) the Lien of Agent on all certificates of title in respect of any Collateral, the Liens created hereby or by the other Security Documents (other than the Mortgages) shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in such Collateral, in each case prior and superior in right to any other Person, other than Liens permitted by Section 10.2.1 or any Permitted Refinancing thereof and Liens securing Term Debt, Term Refinancing Debt, UST Tranche A Facility Indebtedness, UST Tranche A Refinancing Debt, UST Tranche B Facility Indebtedness or UST Tranche B Refinancing Debt or, in each case, any Permitted Refinancing thereof that are intended to be junior to the Liens of the Security Documents.

(b) PTO Filing; USCO Filing. When the Grant of Security Interest is properly filed (and payments of all fees) in the United States Patent and Trademark Office and the USCO, to the extent such filings may perfect such interests, the Liens created by such agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or Copyrights registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other Person,

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other than Liens permitted by Section 10.2.1 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents, Trademarks and Copyrights acquired by the grantors thereof after the Closing Date).

(c) Mortgages. Upon recording thereof in the appropriate recording office (and payments of all fees), each Mortgage is effective to create, in favor of Agent, for the benefit of Secured Parties, legal, valid and enforceable perfected Liens on, and a security interest in, all of Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, subject only to Liens permitted hereunder, and when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 10.1.11 and 10.1.13 such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Loan Party to such Mortgage in the Mortgaged Property described therein and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by Section 10.2.1.

(d) Rolling Stock. Upon the recording thereof on the applicable certificate of title (and the filing of financing statements and payment of applicable fees, which shall be for the account of the Loan Parties), the notation of Agent’s lien on any Rolling Stock or other goods subject to a certificate of title is effective to create, in favor of Agent, for the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and a security interest in, all of Loan Parties’ right, title and interest in and to such Collateral and the proceeds thereof, subject only to the Term Debt Intercreditor Agreement and Liens permitted hereunder, in each case prior and superior in right to any other Person, other than Liens permitted by Section 10.2.1.

Notwithstanding anything herein (including this Section 9.1.18 or Section 9.1.4) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of Agent or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 10.1.13, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 6.1.

9.1.19 Compliance with Anti-Terrorism and Corruption Laws.

(a) To the extent applicable, Parent and Restricted Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(b) None of Parent nor any Restricted Subsidiary nor, to the knowledge of Loan Parties, any director, officer, agent, employee or Controlled Affiliate of Parent or any Restricted

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Subsidiary, (i) is a Blocked Person or (ii) is currently subject to any U.S. sanctions administered by OFAC that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of Parent nor any Restricted Subsidiary will use the proceeds of the Loans on the Closing Date for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(c) No part of the proceeds of the Loans will be used by Parent or any Restricted Subsidiary for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS TC “SECTION 10. COVENANTS AND CONTINUING AGREEMENTS” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

10.1 Affirmative Covenants. TC “10.1 Affirmative Covenants. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUntil Full Payment of the Obligations, each Loan Party shall, and shall cause each Restricted Subsidiary to:

10.1.1 Financial Statements, Reports, Etc. In the case of Parent, deliver to Agent for prompt further distribution to each Lender:

(a) within 90 days after the end of each Fiscal Year of Parent and its Subsidiaries (beginning with the Fiscal Year ending December 31, 2013), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP, any other independent registered public accounting firm of nationally recognized standing or any other independent registered public accounting firm approved by Agent (such approval not to be unreasonably withheld, delayed or conditioned), which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards, (ii) shall not be subject to qualifications or exceptions as to the scope of such audit, (iii) shall be without a “going concern” disclosure or like qualification or exception (other than with respect to, or disclosure or an exception or qualification solely resulting from (x) the impending maturity of any Debt or (y) any prospective or actual default under any financial covenant or (z) the impact of COVID 19 on the business of the Parent and its Subsidiaries), and (iv) shall be accompanied by customary management discussion and analysis;

(b) within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Parent (commencing with the Fiscal Quarter ended March 31, 2014), a consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related (x) consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year then ended and (y) consolidated statements of cash flows for such Fiscal Quarter and the portion of the Fiscal Year then ended, setting forth in each case in comparative

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form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (and accompanied by customary management discussion and analysis);

(c) within 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2013) of Parent, a reasonably detailed consolidated budget for the following Fiscal Year on a quarterly basis (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of the following Fiscal Year, the related consolidated statements of projected cash flows and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of Parent stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood by Agent and Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of Parent and Restricted Subsidiaries, (B) no assurance is given by Parent and Restricted Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material; and

(d) within five (5) days of delivery of each set of consolidated financial statements referred to in Sections 10.1.1(a) and 10.1.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 10.1.1 or Section 10.1.2(b) may be satisfied with respect to information of Parent and Restricted Subsidiaries by furnishing within the time period specified in the applicable paragraph (A) the applicable financial statements of Parent or (B) Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided, that, with respect to clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 10.1.1, such materials are accompanied by a report and opinion of KPMG LLP, any other independent registered public accounting firm of nationally recognized standing or any other independent public accounting firm approved by Agent (such approval not to be unreasonably withheld, conditioned or delayed), which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards, (ii) shall not be subject to qualifications or exceptions as to the scope of such audit and (iii) shall be without a “going concern” disclosure or like qualification or exception (other than with respect to, or disclosure or an exception or qualification solely resulting from, the (A) impending maturity of any Debt or (B) any prospective or actual default under any financial covenant or (C) in respect of the fiscal year ending December 31, 2013).

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Documents required to be delivered pursuant to Section 10.1.1(a), (b), (c) and (d) or Section 10.1.2(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) Parent posts such documents, or provides a link thereto on Parent’s website on the Internet and provides notice thereof to Agent; (ii) such documents are posted on Parent’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided, that: (i) promptly following written request by Agent, Parent shall deliver paper copies of such documents to Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by Agent and (ii) Parent shall notify (which may be by facsimile or electronic mail) Agent of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from Agent and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance Parent shall be required to provide paper copies of the Compliance Certificates required by Section 10.1.2(a) to Agent; provided, however, that if such Compliance Certificate is first delivered by electronic means, the date of such delivery by electronic means shall constitute the date of delivery for purposes of compliance with Section 10.1.2(a).

10.1.2 Certificates; Other Information. Deliver to Agent for prompt further distribution to each Lender:

(a) Within five (5) Business Days of the delivery of the financial statements referred to in Sections 10.1.1(a) and 10.1.1(b) (or the date on which such delivery is required), commencing with the first full Fiscal Quarter completed after the Closing Date, a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Parent or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to Agent pursuant hereto;

(c) (i) promptly after the furnishing thereof, copies of any material notices of default received by Parent or any Restricted Subsidiary (other than in the ordinary course of business) or furnished to any holder of Debt or debt securities of Parent or any Restricted Subsidiary pursuant to the terms of the Term Debt Documents, the UST Tranche A Facility Documentation, UST Tranche B Facility Documentation any Junior Financing Documentation, any documentation governing Permitted Junior Debt or Term Refinancing Debt, UST Tranche A Refinancing Debt, UST Tranche B Refinancing Debt or any Permitted Refinancing of any of the foregoing, in each case (other than with respect to the Term Debt, UST Tranche A Facility Indebtedness and UST Tranche B Facility Indebtedness) in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to Lenders pursuant to any clause

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of this Section 10.1.2 and (ii) promptly after the execution thereof, copies of any amendments, modifications or waivers to the Term Debt Documents, the UST Tranche A Facility Documentation or UST Tranche B Facility Documentation, and (iii) promptly after the execution thereof, copies of the Treasury Equity Documents;

(d) together with the delivery of each Compliance Certificate pursuant to Section 10.1.2(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections of the Perfection Certificate describing the legal name and the jurisdiction of organization or formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 5.4 and (iii) a list of each Subsidiary of Parent that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary and as a Loan Party or a non-Loan Party as of the date of delivery of such Compliance Certificate;

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of Loan Parties or any of their respective Restricted Subsidiaries, as Agent or any Lender through Agent may from time to time reasonably request;

(f) promptly after the written request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable the Beneficial Ownership Regulations, “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(g) promptly after the receipt thereof by Parent or any of Restricted Subsidiaries, a copy of any final “management letter” received by any such Person from its certified public accountants and the management’s response thereto; and

(h) promptly following any request therefor by Agent or any Lender, copies of (i) any material documents described in Section 101(k) of ERISA that any Loan Party may request with respect to any Multiemployer Plan and (ii) any material notices described in Section 101(l) of ERISA that any Loan Party may request with respect to any Plan or Multiemployer Plan, provided, that if any Loan Party have not requested such material documents or material notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, such Loan Party shall make a request for such material documents or material notices from the such administrator or sponsor at the earliest date on which such Loan Party determines that it is commercially reasonable to so request in order to avoid the occurrence of an event that could reasonably be expected to result in a material liability, and shall provide copies of such material documents and material notices promptly after receipt thereof.

Notwithstanding anything to the contrary, neither Parent nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or their representatives or contractors) is prohibited by law or

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any binding agreement, or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

10.1.3 Notices. Promptly after Parent or any Loan Party has obtained knowledge thereof, notify Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against Parent or any Restricted Subsidiary that has a reasonable likelihood of adverse determination and such determination could reasonably be expected to result in a Material Adverse Effect; and

(d) of the occurrence of any ERISA Event following the Closing Date that, alone or together with any other ERISA Events that have occurred following the Closing Date, could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of Parent (x) that such notice is being delivered pursuant to Section 10.1.3(a), (b), (c) or (d) (as applicable) and (y) setting forth details of the occurrence referred to in Section 10.1.3(a), (b), (c) or (d), as applicable, and stating what action Parent has taken and proposes to take with respect thereto.

10.1.4 Payment of Taxes. Promptly pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such Taxes or, where the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

10.1.5 Preservation of Existence, Etc. (a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 11.1.4 or Section 11.1.5 and (b) obtain, maintain, renew, extend and keep in full force and effect all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to Parent) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

10.1.6 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve

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and protect all of its properties and equipment necessary in the operation of its business in satisfactory working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business.

10.1.7 Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Parent and Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons in such similar or same locations.

(b) Requirements of Insurance. (A) Use commercially reasonable efforts to cause, not later than 30 days after the Closing Date (or such longer period as Agent may agree in writing in its reasonable discretion), all insurance required pursuant to Section 10.1.7(a) (x) to provide (and to provide at all times thereafter) that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to Agent or (ii) for any other reason (except for events related to Inventory) upon not less than twenty (20) days’ prior written notice thereof by the insurer to Agent and (y) subject to the terms, conditions and provisions of the Term Loan Agreement to name Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable (and to continue to so name Agent at all times thereafter), (B) use commercially reasonable efforts to deliver, not later than 30 days after the Closing Date (or such longer period as Agent may agree in writing in its reasonable discretion), a copy of the policy (and to the extent any such policy is cancelled or not renewed, a renewal or replacement policy) or other evidence thereof to Agent, or insurance certificate with respect thereto, and (C) in the case of all such property insurance policies located in the United States, not later than twenty (20) days after such date (or such longer period as Agent may agree in writing in its reasonable discretion) cause such policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to Agent, which endorsement shall provide that, from and after such date, if the insurance carrier shall have received written notice from Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to Loan Parties under such policies directly to Agent during the continuance of an Event of Default.

(c) Flood Insurance. With respect to each Mortgaged Property with improvements that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under applicable flood insurance laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the improved Mortgaged Property of such Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, such Loan

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Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable amount as the Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws and (B) promptly upon request of the Agent, will deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent. Following the Closing Date, Parent shall deliver to Agent annual renewals of the flood insurance policies covering the property of the Loan Parties.

(d) Reserved.

(e) Notify Agent promptly whenever any separate insurance concurrent in form or contributing in the event of material loss with that required to be maintained under this Section 10.1.7 is taken out by any Loan Party; and promptly deliver to Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto once available.

10.1.8 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

10.1.9 Books and Records. Maintain proper books of record and account, in which entries are made that are full, true and correct in all material respects and are in conformity with GAAP (except as noted therein) and which reflect all material financial transactions and matters involving the assets and business of Parent or a Restricted Subsidiary, as the case may be.

10.1.10 Inspection Rights. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, to conduct commercial field exams, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of Parent and subject to bona fide confidentiality obligations, limitations imposed by law and attorney-client privilege and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Parent; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, (x) only Agent on behalf of Lenders may exercise rights of Agent and Lenders under this Section 10.1.10 and (y) Agent shall not exercise such rights more often than one (1) time during any calendar year (or two (2) times per calendar year during an Accelerated Reporting Trigger Period); provided, further, that when an Event of Default exists, Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and upon reasonable advance notice. Agent and Lenders shall give Loan Parties the opportunity to participate in any discussions with Loan Parties’ independent public accountants. For purposes of clarity, Agent confirms that it shall conduct the commercial field exams referenced in clause (y) above.

10.1.11 Additional Collateral; Additional Guarantors. Subject to the terms, conditions and provisions of the Term Debt Intercreditor Agreement, at Borrowers’ expense, take all actions

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which are necessary or reasonably requested by Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, (y) the designation in accordance with Section 10.1.14 (when such provision was in effect) of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary, or (z) any wholly owned Domestic Subsidiary that is an Excluded Subsidiary ceasing to be an Excluded Subsidiary necessary such that no direct or indirect wholly owned Domestic Subsidiary will be an Excluded Subsidiary by virtue of the provisions set forth in clause (c) of the definition of “Excluded Subsidiary” in Section 1.1):

(i) within sixty (60) days after such formation, acquisition, designation or other event, or such longer period as Agent may agree in writing in its reasonable discretion:

(A) causing each such Domestic Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to Agent joinders to this Agreement as Guarantors, Grants of Security Interest, and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 10.1.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to Agent (consistent with the Mortgages (if any), intellectual property security agreements, this Agreement and other security agreements in effect on the Closing Date) and Borrowers, in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) subject to the Term Debt Intercreditor Agreement, causing each such Domestic Subsidiary that is not an Excluded Subsidiary (and the parent of each such Domestic Subsidiary that is a Loan Party) to deliver to Agent (or its bailee) any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) taking and causing each such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, filing of UCC financing statements and the delivery of stock and membership interest certificates to Agent (or its bailee)) as may be necessary in the reasonable opinion of Agent to vest in Agent (or in any representative of Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by Agent, within 45 days after such request (or such longer period as Agent may agree in writing in its reasonable discretion), delivering to Agent a signed copy of an opinion, addressed to Agent and Lenders, of counsel for Loan Parties as to such matters set forth in this Section 10.1.11(a) as Agent may reasonably request;

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(iii) promptly after the reasonable request therefor by Agent, delivering to Agent with respect to each Material Real Property, any existing surveys, title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of Borrowers; provided, however, that there shall be no obligation to deliver to Agent any existing environmental assessment report whose disclosure to Agent would require the consent of a Person other than a Loan Party or one of its Subsidiaries, and where, despite the commercially reasonable efforts of Loan Parties to obtain such consent, such consent cannot be obtained; and

(b) if reasonably requested by Agent, within 60 days (or 30 days with respect to the delivery of any Deposit Account Control Agreement) after such request (or such longer period as Agent may agree in writing in its reasonable discretion), delivering to Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to the validity, perfection, existence and priority of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (c) below.

(c) (i) Upon the acquisition by any Loan Party of any Material Real Property, (ii) the release of any first lien security interest on any Real Property securing the obligations under the Contribution and Deferral Agreement, or (iii) if any Real Property owned by any Loan Party not constituting Material Real Property otherwise becomes Material Real Property, in each case, providing prompt written notice of same to Agent (which written notice Agent shall promptly provide to the Lenders) and, to the extent required by Agent at Agent’s discretion or at the direction of the Required Lenders, within the greater of (x) one hundred twenty (120) days after written notice to Agent of such acquisition, release or reclassification as required above, (y) the period of time granted pursuant to the Term Loan Debt Documents, if longer, or (z) such other longer period of time as agreed to in writing by Agent at its discretion or at the direction of the Required Lenders, causing such property to be subject to a Mortgage in favor of Agent for the benefit of Secured Parties and taking, or causing the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by Agent to grant and record such Mortgage, in each case, subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and otherwise complying with the requirements of the Collateral and Guarantee Requirement and this Section 10.1.11(c).

Notwithstanding the foregoing, without limiting the requirements set forth in clause (c) of the definition of Collateral and Guarantee Requirement, the Agent shall not enter into any Mortgage in respect of any improved real property acquired by any Loan Party after the Closing Date or to be mortgaged in connection with a MIRE Event unless the Agent has provided to the Lenders (which may be delivered electronically):

(i) if such Mortgage relates to improved real property not located in a “special flood hazard area,” a complete flood hazard determination from a third party vendor at least ten (10) days prior to entering into such Mortgage, or

(ii) if such Mortgage relates to improved real property located in a “special flood hazard area,” the following documents with respect to such improved real property at least thirty (30) days prior to entering into such Mortgage: (A) a flood complete flood hazard determination from a third party

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vendor, (B) a notification to the Administrative Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Administrative Borrower (or applicable Loan Party) that flood insurance coverage is not available, (C) evidence of the receipt by the Administrative Borrower (or applicable Loan Party) of such notice, and (D) if required by applicable law, evidence of required flood insurance (each of the time periods set forth in the foregoing clauses (i) and (ii), a “Flood Diligence Period”), provided, that (x) the Agent may enter into any such Mortgage prior to the expiration of the applicable Flood Diligence Period if the Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction, and (y) the Agent shall not enter into the corresponding Mortgage if, prior to the expiration of the applicable Flood Diligence Period, a Lender provides written notice to the Agent stating that such Lender will require additional time to complete any necessary flood insurance due diligence to its reasonable satisfaction. So long as such Lender provides the foregoing notice prior to the expiration of the applicable Flood Diligence Period, the Agent shall not enter into the corresponding Mortgage unless and until the Agent receives written confirmation from such Lender that all necessary flood due diligence has been completed to its reasonable satisfaction.

10.1.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent Loan Parties or Restricted Subsidiaries are required to do so by applicable Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

10.1.13 Further Assurances and Post-Closing Conditions.

(a) Within sixty (60) days after the Closing Date (subject to, (i) solely with respect to the Term Priority Collateral (other than UST Tranche B Priority Collateral), extension granted under the Term Loan Debt Documents or otherwise that the by Agent agrees to in its reasonable discretion or (ii) solely with respect to the UST Tranche B Priority Collateral, extension granted under the UST Tranche B Facility Documentation or otherwise that the Agent agrees to in its reasonable discretion), deliver each Loan Document set forth on Schedule 10.1.13(a), duly executed by each Loan Party party thereto, together with all documents and instruments required to perfect the security interest of Agent in the Collateral free of any other pledges, security interests or mortgages, except Liens expressly permitted hereunder, to the extent required pursuant to the Collateral and Guarantee Requirement.

(b) Promptly upon reasonable request by Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral (including, without limitation, any defect or error related to certificates of title for vehicles and other Rolling Stock)

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as to which Parent reasonably agrees is a defect or error, and (ii) subject to the terms of the Loan Documents, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Loan Documents and to cause the Collateral and Guarantee Requirement to be and remain satisfied. If Agent reasonably determines that it is required by Applicable Law to have appraisals prepared in respect of each Material Real Property of any Loan Party subject to a Mortgage, Borrowers shall cooperate with Agent, as applicable, in obtaining such appraisals and shall pay all reasonable costs and expenses relating thereto.

10.1.14 Reserved.

10.1.15 Reserved.

10.1.16 Use of Proceeds. Borrowers shall use the proceeds of the Loans borrowed on the Closing Date to fund the Transactions on the Closing Date, to pay Transaction Expenses, for working capital and for other general corporate purposes.

10.2 Negative Covenants. TC “10.2 Negative Covenants. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUntil Full Payment of the Obligations, Parent shall not, and shall cause each Restricted Subsidiary not to:

10.2.1 Liens. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each, a “Permitted Lien”):

(a) Liens created pursuant to any Loan Document;

(b) Liens existing or contemplated on the Closing Date and listed on Schedule 10.2.1(b); provided, that (i) the Lien does not extend to any additional property other than (A) any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, or asset of Parent or any Restricted Subsidiary and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender), and (ii) such Lien does not secure any obligation (including unused commitments) other than those it secured on the Closing Date or, to the extent constituting Debt, any Permitted Refinancing of the Debt secured thereby on the Closing Date or, to the extent not constituting Debt, any extensions, renewals, restructurings, refinancings and replacements thereof;

(c) Liens for unpaid utilities, taxes, assessments or governmental charges that are (i) not overdue for a period of more than thirty (30) days and are not otherwise delinquent, securing obligations in an amount not to exceed $5,000,000, or that are being contested in good faith and

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by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) otherwise not required to be paid pursuant to Section 10.1.4;

(d) Statutory, lease, contractual or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Debt) in favor of landlords, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that either secure obligations in an amount not to exceed $1,000,000 or are being contested in good faith and by appropriate actions if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) Liens in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) Liens in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of Restricted Subsidiaries;

(f) Liens to secure the performance of bids, trade contracts, governmental contracts and leases (in the case of each of the foregoing, other than for Debt for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(g) (i) easements, rights-of-way, restrictions (including zoning restrictions and other land use regulations), rights of way, encroachments, protrusions, reservations and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of Parent and Restricted Subsidiaries, taken as a whole, (ii) any exceptions to the Mortgage Policies issued in connection with the Mortgaged Properties (including, without limitation, any exceptions issued after the Closing Date in the reasonable discretion of Agent), and (iii) ground leases in respect of Real Property on which facilities owned or leased by Parent or any of Restricted Subsidiaries are located; provided in the case of this clause (ii) that such ground leases do not confer rights on the counter-party(ies) thereto superior to those of Agent in the relevant property;

(h) Liens securing judgments not constituting an Event of Default under Section 11.1(g);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of Parent and Restricted Subsidiaries, taken as a whole, or (ii) secure any Debt;

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(j) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) arising in the ordinary course of business in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to the general terms and conditions of such banking institutions;

(l) Liens (i) on cash earnest money deposits or other cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 10.2.2(e), (h), (l), (p), (r) or (v) in each case to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 10.2.5 in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of Parent or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing Debt permitted under Section 10.2.3 and (ii) in favor of any Loan Party;

(n) any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by Parent or any of Restricted Subsidiaries in the ordinary course of business; provided, that no such lease or sublease shall constitute a Capitalized Lease;

(o) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.2.2(a);

(p) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q) Liens (including any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor under Capitalized Leases) securing Debt permitted under Section 10.2.3(e) or (ee); provided, that (i) such Liens are created within 270 days of the acquisition, construction, repair, lease or improvement, as applicable, of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Debt and the proceeds and products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases

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and the proceeds and products thereof and customary security deposits; provided, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(r) Liens on property (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that does not constitute Collateral, which Liens secure Debt of the applicable Foreign Subsidiary permitted under Section 10.2.3;

(s) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 10.1.14 (when such provision was in effect)), in each case after the Closing Date; provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Debt secured thereby is permitted under Section 10.2.3(g);

(t) Liens arising from precautionary UCC financing statements or similar filings;

(u) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in the ordinary course of business;

(v) Liens on the Collateral and Disclaimed Real Property Assets, securing Debt permitted under Section 10.2.3(o)(x) or other obligations otherwise secured pursuant to or in connection with the documents governing such Debt; provided that such Liens shall be subject to the Term Debt Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Agent;

(w) Liens on the Collateral, Disclaimed Real Property Assets and the UST Only Collateral, securing Debt permitted under Section 10.2.3(o)(y) or other obligations otherwise secured pursuant to or in connection with the documents governing such Debt; provided that such Liens shall be subject to the Term Debt Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Agent;

(x) Liens on the Equity Interests of any joint venture entity or non-wholly owned Subsidiary of Parent consisting of a transfer restriction, purchase option, call or similar right of a third party joint venture partner;

(y) cash collateral posted as security for Parent’s or any Restricted Subsidiary’s obligations under Hedging Agreements, in an aggregate amount for all such cash collateral at any time not to exceed $15,000,000; provided, that cash collateral posted for the account of Lenders or Agent in respect of non-speculative currency or interest rate Hedging Agreements shall not be subject to such limit;

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(z) Liens on the Collateral, Disclaimed Real Property Assets and the UST Only Collateral, securing Debt permitted under Section 10.2.3(o)(z) or other obligations otherwise secured pursuant to or in connection with the documents governing such Debt; provided that such Liens shall be subject to the Term Debt Intercreditor Agreement or other intercreditor agreement reasonably satisfactory to the Agent;

(aa) Liens arising in connection with a Receivables Facility;

(bb) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods, or (ii) encumbering deposits made to secure obligations arising from contractual or warranty requirements;

(cc) Utility and similar deposits in the ordinary course of business;

(dd) Liens in respect of (i) Unrestricted Subsidiaries and joint ventures or non-wholly owned Subsidiaries, or (ii) cash and Cash Equivalents, deposit accounts and securities accounts collateralizing letters of credit permitted by Section 10.2.3(y);

(ee) Liens related to Sale and Leaseback Transactions in an aggregate amount not to exceed $25,000,000; and

(ff) other Liens with respect to Property of Parent or any of Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of (i) $30,000,000 and (ii) 2% of Consolidated Total Assets at the time of such incurrence.

10.2.2 Investments. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except:

(a) Investments by Parent or any of Restricted Subsidiaries in cash or Cash Equivalents;

(b) loans or advances to officers, directors and employees of any Loan Party or any of Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, in each case, consistent with past practices (including pursuant to use of any credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services), (ii) in connection with such Person’s purchase of Equity Interests of Parent and (iii) for any other corporate purposes not described in the foregoing clauses (i) and (ii); provided, that the aggregate principal amount of loans and advances outstanding at any time under this Section 10.2.2(b)(ii) and (iii) shall not exceed $2,000,000;

(c) Investments (i) by Parent or any Restricted Subsidiary in any Loan Party (or any newly formed wholly owned Restricted Subsidiary that is not an Excluded Subsidiary and is to become a Loan Party in accordance with Section 10.1.11), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party, and (iii) by any Loan Party in a Restricted Subsidiary that is not a Loan Party; provided, that the aggregate amount of Investments at any time outstanding under this clause (iii) shall not exceed $15,000,000;

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(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or other credits to suppliers in the ordinary course of business;

(e) Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 10.2.2(e) (including unused commitments) and any modification, replacement, renewal or extension thereof and (ii) existing on the Closing Date by Parent or any other Restricted Subsidiary in any Restricted Subsidiary and any modification, replacement, renewal or extension thereof; provided, that in the case of clause (i) and clause (ii) the amount of the original Investment is not increased except by the terms of such original Investment as set forth on Schedule 10.2.2(e) or as otherwise permitted by this Section 10.2.2 (and in such case made in reliance on the other paragraph of this Section 10.2.2 so permitting such modification, replacement, renewal or extension thereof);

(f) Investments in Hedging Agreements permitted under Section 10.2.3;

(g) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 10.2.5;

(h) subject to the satisfaction (or waiver) of the Payment Conditions, any acquisition by Parent or any Restricted Subsidiary of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares, shares issued to foreign nationals as required by Applicable Law or any options for Equity Interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) in, a Person or division, business unit or line of business of a Person (or any subsequent investment made in a Person, division, business unit or line of business previously acquired in a Permitted Acquisition), in each case in a single transaction or series of related transactions, if (i) all transactions related thereto shall be consummated in all material respects in accordance with Applicable Laws; (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Debt except for Debt otherwise permitted by Section 10.2.3; (iii) to the extent required by the Collateral and Guarantee Requirement, (x) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (y) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, to the extent required by and in accordance with Section 10.1.11; (iv) the businesses acquired in such purchase or other acquisition shall be in compliance with Section 10.2.7; and (v) Administrative Borrower shall have delivered to Agent a certificate of a Responsible Officer of Administrative Borrower certifying that the conditions set forth in the preceding clauses (i) through (iv) have been satisfied and that the Payment Conditions have been satisfied (any such acquisition, a “Permitted Acquisition”); provided, that the aggregate amount of Investments made by Loan Parties pursuant to this Section 10.2.2(h) in assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such Permitted Acquisition shall not exceed $15,000,000 at any time outstanding;

(i) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

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(j) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers;

(k) advances of payroll payments to employees in the ordinary course of business;

(l) Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Equity Interests) of Parent or the Net Proceeds received from the issuance thereof;

(m) Investments of a Restricted Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition or of a corporation merged or amalgamated or consolidated into Parent or any Restricted Subsidiary, in each case in accordance with this Section 10.2.2 and Section 10.2.4 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Section 10.2.2(c)(i), Section 10.2.2(c)(iii) or Section 10.2.2(p);

(o) Guarantees by Parent or any Restricted Subsidiary of operating leases (other than Capitalized Leases) or of other obligations that do not constitute Debt, in each case, which leases or other obligations are entered into by any Loan Party in the ordinary course of business.

(p) other Investments (including for Permitted Acquisitions) in an aggregate amount outstanding pursuant to this clause (p) at any time not to exceed $20,000,000;

(q) (i) make lease, utility and other similar deposits or any other advance or deposit permitted by this Agreement in the ordinary course of business or (ii) make prepayments and deposits to suppliers in the ordinary course of business;

(r) to the extent constituting Investments, capital expenditures otherwise permitted under this Agreement;

(s) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(t) solely to the extent not prohibited under Section 10.2.13, subject, in any event, to the conditions set forth therein (as applicable), the repurchase, retirement or repayment of any Debt, including, without limitation, the acquisitions of (i) Term Debt in accordance with the Term Debt Documents, (ii) UST Tranche A Facility Indebtedness in accordance with the UST Tranche A Facility Documentation and (iii) UST Tranche B Facility Indebtedness in accordance with the UST Tranche B Facility;

(u) Investments made in connection with a Receivables Facility;

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(v) Investments consisting of or resulting from (i) Debt permitted under Section 10.2.3, (ii) Liens permitted under Section 10.2.1, (iii) Restricted Payments permitted under Section 10.2.6, (iv) Dispositions permitted by Section 10.2.5, and (v) fundamental changes permitted by Section 10.2.4;

(w) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 10.2.2;

(x) loans and advances to Parent in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 10.2.6 (other than Section 10.2.6(e));

(y) Guarantee obligations of Parent or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of Parent to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(z) the repurchase, retirement, repayment, redemption, discharge, conversion or exchange of any other Debt relating to the Existing Series A Notes and Existing Series B Notes; and

(aa) other Investments not to exceed $10,000,000 in any Fiscal Year, in each case so long as no Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom.

10.2.3 Debt. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Debt, except:

(a) Debt of any Loan Party under the Loan Documents;

(b) (i) Debt outstanding on the Closing Date and listed on Schedule 10.2.3(b) and any Permitted Refinancing thereof and (ii) intercompany Debt outstanding on the Closing Date and listed on Schedule 10.2.3(b) and any Permitted Refinancing thereof; provided, that (x) any intercompany Debt in excess of $5,000,000 shall be evidenced by an Intercompany Note, and (y) any Intercompany Debt of any Loan Party owed to any Person that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the subordination provisions reasonably acceptable to Agent;

(c) Guarantees by Parent and any Restricted Subsidiary in respect of Debt of Parent or any Restricted Subsidiary otherwise permitted hereunder; provided, that (i) no Guarantee by any Restricted Subsidiary of any Term Debt, any UST Tranche A Facility Indebtedness, any UST Tranche B Facility Indebtedness, any Permitted Junior Debt, any Term Refinancing Debt, any UST Tranche A Refinancing Debt, any UST Tranche B Refinancing Debt or any Permitted Refinancing of any of the foregoing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein (provided, further, that,

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this clause (i) shall not apply in the case of a Guarantee by any Foreign Subsidiary of any Debt of another Foreign Subsidiary), and (ii) if the Debt being Guaranteed is, or is required by this Agreement to be, Subordinated Debt, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms (taken as a whole) at least as favorable to Lenders as those contained in the subordination of such Debt;

(d) Debt (other than Debt permitted under Section 10.2.3(b)) of Parent or any Restricted Subsidiary owing to any Loan Party or any other Restricted Subsidiary (or consisting of a Guaranty on behalf of Parent or any Restricted Subsidiary) to the extent constituting an Investment permitted by Section 10.2.2; provided, that (x) all such Debt of any Loan Party shall be evidenced by any Intercompany Note, and (y) any intercompany Debt owed to any Person that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the subordination provisions reasonably acceptable to Agent;

(e) Attributable Debt and other Debt of Parent or any Restricted Subsidiary (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred prior to or within 270 days after the acquisition, lease or improvement of the applicable asset in an aggregate amount (together with any Permitted Refinancings thereof) not to exceed $25,000,000 at any time outstanding;

(f) Debt in respect of Hedging Agreements designed to hedge against Parent’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities (including fuel) pricing risks incurred not for speculative purposes;

(g) Debt of Parent or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or other Investment permitted hereunder, provided, that such Debt is not incurred in contemplation of such Investment, and any Permitted Refinancing thereof or (ii) incurred to finance a Permitted Acquisition or other Investment permitted hereunder and any Permitted Refinancing thereof; provided, that (w) in the case of clauses (i) and (ii), such Debt and all Debt resulting from a Permitted Refinancing thereof is unsecured (except for (A) Liens permitted by Section 10.2.1(s) and (B) Liens permitted by Section 10.2.1(ff)), (x) in the case of clauses (i) and (ii), both immediately prior and after giving effect thereto, (1) no Event of Default shall exist or result therefrom, and (2) immediately after giving effect to the incurrence of such Debt, the Total Leverage Ratio calculated on a Pro Forma Basis shall not be greater than the Total Leverage Ratio immediately prior to the consummation of the transaction, and (y) in the case of any such incurred Debt under clause (ii), such Debt matures after, and (except for any payments in respect of a Change of Control, asset sales, AHYDO catch-ups, and similar such payments) does not require any scheduled amortization or other scheduled payments of principal prior to, the then Latest Maturity Date;

(h) Debt representing deferred compensation to employees of Parent or any Restricted Subsidiary incurred in the ordinary course of business and other obligations and liabilities arising under employee benefit plans in the ordinary course of business;

(i) Debt consisting of unsecured promissory notes issued by Parent or any Restricted Subsidiary to current or former officers, managers, consultants, directors and

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employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent permitted by Section 10.2.6;

(j) Debt incurred by Parent or any Restricted Subsidiary in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition expressly permitted hereunder, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts and holdbacks) or other similar adjustments;

(k) Debt in respect of treasury, depository, credit card, debit card and cash management services or automated clearinghouse transfer of funds, overdraft or any similar services incurred in the ordinary course of business or any similar cash management services relating or secured pursuant to this Agreement or the Term Debt Documents (including Bank Product Debt) and any hedges related to the Term Debt Documents or this Agreement;

(l) Debt consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, in the ordinary course of business;

(m) Debt incurred by Parent or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business and not in connection with the borrowing of money, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt incurred in the ordinary course of business with respect to reimbursement-type obligations regarding workers compensation claims;

(n) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Term Debt Documents, UST Tranche A Facility Documentation, UST Tranche B Facility Documentation or any of Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice and not in connection with the borrowing of money or Hedging Agreements;

(o) (x) (i) Term Debt of any Loan Party (including any Incremental Term Loans (as defined in the Term Debt Agreement)), (ii) Term Refinancing Debt of any Loan Party and (iii) any Permitted Refinancing of either of the foregoing, in each case to the extent permitted under, and subject to, the Term Debt Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to Agent and Administrative Borrower; provided that the aggregate principal amount outstanding (excluding interest paid in-kind or otherwise capitalize to principal) at any time of all such Debt under clauses (i) - (iii) of this Section 10.2.3(o)(x) shall not exceed $615,000,000, (y) (i) UST Tranche A Facility Indebtedness of any Loan Party, (ii) UST Tranche A Refinancing Debt of any Loan Party and (iii) any Permitted Refinancing of either of the foregoing, in each case to the extent permitted under, and subject to, the Term Debt Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to Agent and Administrative Borrower; provided that the aggregate principal amount outstanding (excluding interest paid in-kind or otherwise capitalize to principal) at any time of all such Debt under clauses (i) - (iii) of this Section 10.2.3(o)(y) shall not exceed $400,000,000 (and

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such Debt, together with all Debt under clauses (i) - (iii) of this Section 10.2.3(o)(z) shall not exceed $700,000,000) and (z) (i) UST Tranche B Facility Indebtedness of any Loan Party, (ii) UST Tranche A Refinancing Debt of any Loan Party and (iii) any Permitted Refinancing of either of the foregoing, in each case to the extent permitted under, and subject to, the Term Debt Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to Agent and Administrative Borrower; provided that the aggregate principal amount outstanding (excluding interest paid in-kind or otherwise capitalize to principal) at any time of all such Debt under clauses (i) - (iii) of this Section 10.2.3(o)(z) shall not exceed $400,000,000 (and such Debt, together with all Debt under clauses (i) - (iii) of this Section 10.2.3(o)(y) shall not exceed $700,000,000);

(p) Reserved;

(q) Reserved;

(r) Permitted Junior Debt of a Loan Party; provided, that (x) no Event of Default shall have occurred and be continuing at the time of the incurrence of such Debt or would result therefrom and (y) immediately after giving effect to the incurrence of such Permitted Junior Debt, the Total Leverage Ratio calculated on a Pro Forma Basis shall not be greater than 5.00 to 1.00 (as of the last day of the most-recently ended Fiscal Quarter for which financials statements have been delivered);

(s) Debt of Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

(t) all premiums (if any), interest (including post-petition interest and interest paid in kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (0) above and (u) through (ee) below;

(u) (i) Debt in respect of the Specified Pension Fund Obligations and Guarantees thereof, to the extent existing on the Closing Date, by any Guarantor in an aggregate principal amount at any time outstanding not to exceed the amount outstanding as of the Closing Date (and as adjusted from time to time pursuant to any audits), plus any interest paid in kind thereon and any accrued but unpaid interest thereon and (ii) any Permitted Refinancing (excluding clause (b) thereof);

(v) Debt in respect of the Existing Series A Notes that is fully discharged;

(w) Debt in respect of the Existing Series B Notes in an aggregate principal amount not to exceed $17,000,000 (plus any increase in the principal amount thereof in respect of any interest paid in kind (rather than in cash) thereunder in accordance with the terms and conditions of the applicable indenture in effect as of the Closing Date, but minus any principal payments in respect thereof made in accordance with the terms and conditions of this Agreement) at any time outstanding;

(x) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder;

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(y) Debt under any letter of credit (to the extent that such letter of credit is collateralized with cash, Cash Equivalents, deposit accounts or securities accounts maintaining cash, Cash Equivalents or investment property or the proceeds of the foregoing); provided, that the aggregate principal amount of Debt permitted by this clause (y) shall not exceed $25,000,000 at any time outstanding;

(z) Debt arising under any Receivables Facility in an amount not to exceed $20,000,000 in the aggregate at any one time outstanding; provided, that, for purposes of this clause (z), the obligations under any such Receivables Facility may be full-recourse to Parent or any Restricted Subsidiary; and provided, further, that Accounts sold or otherwise disposed of in connection with any full-recourse Receivables Facility described in the preceding proviso are limited to those Accounts permitted to be sold under Section 10.2.5(g);

(aa) Debt in respect of Sale and Leaseback Transactions in an amount not to exceed $25,000,000 at any time outstanding;

(bb) Debt in respect of Investments not prohibited by Section 10.2.2;

(cc) Debt and other obligations in respect of Disqualified Equity Interests in an amount not to exceed $25,000,000 outstanding at any time;

(dd) Debt incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the Ordinary Course of Business;

(ee) other Debt of Parent or any Restricted Subsidiary, in an aggregate principal amount at any time outstanding not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets at the time of such incurrence; and

(ff) obligations, charges or liabilities incurred in the ordinary course of business (and not representing Indebtedness for borrowed money) outstanding as of the Amendment No. 6 Effective Date and identified to the Lenders in the schedule delivered to the Lenders on or prior to the Amendment No. 6 Effective Date.

Notwithstanding the provisions of Section 10.2.3(c) or any other provision hereof, no Restricted Subsidiary that is not a Loan Party may Guarantee any Term Debt, any Permitted Junior Debt, any Junior Financing or any Term Refinancing Debt (except for any Permitted Refinancing of any of the foregoing).

10.2.4 Fundamental Changes. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

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(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) Parent (including a merger, the purpose of which is to reorganize Parent into a new jurisdiction); provided, that (w) no Event of Default exists or would result therefrom, (x) Parent shall be the continuing or surviving Person, (y) such transaction does not result in Parent ceasing to be organized under the laws of the United States, any State thereof or the District of Columbia and (z) such transaction does not have an adverse effect in any material respect on the perfection or priority of the Liens granted under the Loan Documents or (ii) one or more other Restricted Subsidiaries; provided, in the case of this clause (ii), that when such transaction involves a Loan Party and/or a permitted Excluded Subsidiary, a Loan Party or a permitted Excluded Subsidiary shall be the continuing or surviving Person except to the extent otherwise constituting an Investment permitted by Section 10.2.2;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Parent determines in good faith that such action is in the best interest of Parent and Restricted Subsidiaries and is not disadvantageous to Lenders in any material respect (it being understood that (other than a transaction constituting a permitted Investment under Section 10.2.2 or involving a permitted Excluded Subsidiary) in the case of any liquidation or dissolution of a Guarantor, such Guarantor shall transfer its assets to a Loan Party, and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor and such transaction shall not have an adverse effect on the perfection or priority of the Liens granted under the Security Documents);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Parent or to another Restricted Subsidiary; provided, that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or Parent or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Debt of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 10.2.2 and 10.2.3, respectively;

(d) so long as no Event of Default exists or would result therefrom, Parent may merge with any other Person; provided, that (i) Parent shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not Parent (any such Person, “Successor Parent”), (A) Successor Parent shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and such transaction shall not have an adverse effect in any material respect on the perfection or priority of the Liens granted under the Security Documents, (B) Successor Parent shall expressly assume all the obligations of Parent under this Agreement and the other Loan Documents to which Parent is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to Agent and Parent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Parent’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Security Documents confirmed that the collateral granted by it to secure its obligations thereunder shall apply to secure its and Successor Parent’s obligations under the Loan Documents, (E) if reasonably requested by Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or

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consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to Agent) confirmed that the collateral granted by it to secure its obligations thereunder shall apply to secure its and Successor Parent’s obligations under the Loan Documents, and (F) Parent shall have delivered to Agent an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided, further, that if the foregoing are satisfied (or waived), Successor Parent will succeed to, and be substituted for, Parent under this Agreement; provided, further, that Parent agrees to provide any documentation and other information about Successor Parent as shall have been reasonably requested in writing by any Lender through Agent that is required by regulatory authorities or under applicable Beneficial Ownership Regulations, “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;

(e) any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person (other than Parent) in order to effect an Investment permitted pursuant to Section 10.2.2; provided, that either (x) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of Restricted Subsidiaries, shall have complied with the requirements of Section 10.11 to the extent required pursuant to the Collateral and Guarantee Requirement or (y) the transaction shall otherwise constitute a permitted Investment;

(f) reserved;

(g) any Restricted Subsidiary may effect a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 10.2.5; and

(h) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the extent that such Disposition (or series of related Dispositions) is not prohibited under Section 10.2.5.

10.2.5 Dispositions. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, except:

(a) (w) Dispositions (including abandonment) of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (x) Dispositions (including abandonment) in the ordinary course of business of surplus property or property no longer used or useful in the conduct of the business of Parent or any Restricted Subsidiary, (y) Dispositions of immaterial assets (considered in the aggregate) in the ordinary course of business; and (z) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(b) Dispositions of property to the extent that (i) such property or an interest therein is exchanged for credit against the purchase or lease price of similar replacement property, (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, or (iii) such property is swapped in exchange for services or other assets of

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comparable or greater value or usefulness to the business of Parent and its Subsidiaries taken as a whole, as determined in good faith by the management of Parent;

(c) Dispositions of property to Parent or any Restricted Subsidiary; provided, that if the transferor of such property is a Loan Party (i) either (x) the transferee thereof must be a Loan Party and if such property constitutes Collateral, it shall continue to constitute Collateral after such Disposition or (y) the transferee is not a Loan Party and the aggregate amount disposed of in any calendar year shall not exceed $10,000,000 or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 10.2.2;

(d) Dispositions of cash and Cash Equivalents;

(e) leases, subleases, licenses or sublicenses (including the provision of software under an open source license) or any abandonment thereof, in each case (i) in the ordinary course of business and without interfering in any material respect with the business of Parent or any of Restricted Subsidiaries, in each case, and any abandonment thereof;

(f) transfers of property subject to Casualty Events upon the receipt (where practical) of the Net Proceeds of such Casualty Event;

(g) the Disposition of Accounts that do not constitute Eligible Accounts in connection with the collection thereof in the Ordinary Course of Business; provided, that the aggregate face amount of all Accounts subject to Disposition under this clause (g) shall not exceed $10,000,000 in any Fiscal Year;

(h) Dispositions consisting of write-offs, compromises and discounts without recourse of accounts receivable and related assets in connection with the compromise or collection thereof in the Ordinary Course of Business;

(i) any sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(j) Dispositions of Investments in joint ventures or other non-wholly owned Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) the unwinding of any Hedging Agreement or cash management agreement;

(l) Dispositions of Property not otherwise permitted under this Section 10.2.5; provided, that (i) at the time of such Disposition (other than any such Disposition of Property made pursuant to a legally binding commitment entered into at a time when no Event of Default exists (including any Event of Default arising due to a change to the Borrowing Base arising from such Disposition) so long as such Disposition is consummated no later than ninety (90) days following the date Loan Parties entered into such legally binding commitment), no Event of Default shall exist or would result from such Disposition (including any Event of Default arising due to a change to the Borrowing Base arising from such Disposition), and (ii) with respect to any Disposition or

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series of related Dispositions pursuant to this clause (l) for a purchase price in excess of $10,000,000, Parent or any Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 10.2.1 and Liens permitted by Section 10.2.1(a), (c), (d), (f), (i), (j), (k), (l) (o), (p), (v), (w), (z), (aa), (bb), (cc), (dd) and (ee)); provided, however, that for the purposes of this clause (l)(iii), the following shall be deemed to be cash: (A) any liabilities contingent or otherwise (as shown on Parent’s most recent consolidated balance sheet provided hereunder or in the footnotes thereto) of Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to or in connection with the applicable Disposition and for which Parent and all Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Parent or the applicable Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, (C) aggregate non-cash consideration received by Administrative Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $10,000,000 at any time (net of any non-cash consideration converted into cash and Cash Equivalents), (D) Debt of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent Parent and each other Restricted Subsidiary are released from any Guarantee of payment of such Debt in connection with such Disposition, (E) consideration consisting of Debt of Parent (other than Subordinated Debt) received after the Closing Date from Persons who are not Parent or any Restricted Subsidiary, and (F) the fair market value (as determined by Parent) of non-cash consideration received by Parent or a Restricted Subsidiary in connection with a Disposition (and which will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.2.5);

(m) any Disposition of Receivables Assets in connection with a Receivables Facility;

(n) the disposition of any assets existing on the Closing Date that are set forth on Schedule 10.2.5;

(o) dispositions from and after the Closing Date of non-core or obsolete assets acquired in connection with any Permitted Acquisition or other permitted Investments;

(p) the incurrence of Liens permitted hereunder;

(q) sales or dispositions of Equity Interests of any Subsidiary (other than Parent) in order to qualify members of the governing body of such Subsidiary if required by Applicable Law;

(r) sales, transfers and other dispositions of (i) any Equity Interests in Unrestricted Subsidiaries or their assets or (ii) other Excluded Property;

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(s) Restricted Payments made pursuant to Section 10.2.6;

(t) Permitted Sale and Leaseback Transactions in an aggregate principal amount not to exceed $25,000,000 at any time; and

(u) other Dispositions consented to by the Required Lenders in their sole discretion;

provided, that any Disposition of any property pursuant to this Section 10.2.5 (except pursuant to Sections 10.2.5(a), (c), (e), (f), (g), (j), (k), (m), (n), (o), (q), (r), and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 10.2.5 to any Person other than a Loan Party, such Collateral shall be automatically sold free and clear of the Liens created by the Loan Documents, and, if requested by Parent, upon the certification delivered to Agent by Parent that such Disposition is permitted by this Agreement, Agent shall be authorized to take, and shall take, any actions reasonably requested by Parent in order to effect the foregoing (at Borrowers’ expense) and/or to expressly subordinate any Lien in favor of Agent on such Collateral that is disposed of.

10.2.6 Restricted Payments. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to Parent or any other Restricted Subsidiary (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to Parent and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) Parent and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests unless such Disqualified Equity Interests would be permitted by Section 10.2.3) of such Person;

(c) (i) repurchases of Equity Interests in Parent deemed to occur upon the exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of stock options, warrants or other securities convertible into or exchangeable for Equity Interests of Parent or (iii) Restricted Payments made in respect of any other transaction involving fractional shares; provided, however, that any such cash payment shall not be for the purpose of evading the limitations of this Agreement;

(d) Parent may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent held by any present or former employee, officer, director or consultant of Parent or any Restricted Subsidiary or equity based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee or director stock option

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plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of Parent or any Restricted Subsidiary; provided, that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed $7,500,000 in any Fiscal Year plus the proceeds of any key man life insurance; and provided, further, that to the extent that the aggregate amount of Restricted Payments made by Parent and Restricted Subsidiaries pursuant to this clause (d) in any fiscal year is less than the amount set forth above, 100% of the amount of such difference may be carried forward and used to make such Restricted Payments pursuant to this clause (d) in the next two succeeding fiscal years (provided, that any such amount carried forward shall be deemed to be used to make such Restricted Payments in any fiscal year after the amount set forth above for such fiscal year shall be deemed to be used to make such Restricted Payments for such fiscal year);

(e) Restricted Payments made (i) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other permitted Investments (other than pursuant to Section 10.2.2(x)) and (ii) to satisfy indemnity and other similar obligations under the Permitted Acquisitions or other permitted Investments;

(f) Parent may make Restricted Payments consisting of Equity Interests in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder;

(g) Restricted Payments in respect of transactions related to (i) fundamental changes permitted under Section 10.2.4 and (ii) Investments permitted under Section 10.2.5; and

(h) additional Restricted Payments subject to the satisfaction of the Payment Conditions in connection therewith.

10.2.7 Change in Nature of Business; Organization Documents.

(a) Parent shall not, nor shall Parent permit any Restricted Subsidiary to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by Parent and Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

(b) Parent shall not, nor shall Parent permit any Restricted Subsidiary to, amend, restate, supplement or otherwise modify to, or waive of any of its rights under, its Organization Documents to the extent any of the foregoing could reasonably be expected to be material or adverse to Lenders (in their capacities as such).

10.2.8 Transactions with Affiliates. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any of its Affiliates, whether or not in the ordinary course of business, other than (a) transactions between or among Loan Parties or any entity that becomes a Loan Party as a result of such transaction and transactions between or among Restricted Subsidiaries that are not Loan Parties, (b) on terms (taken as a whole) substantially not less favorable to Parent or such Restricted Subsidiary as would be obtainable by Parent or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a

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Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions, (d) the issuance of Equity Interests or equity based awards to any officer, director, employee or consultant of Parent or any of Restricted Subsidiaries in the ordinary course of business, (e) Investments made pursuant to Section 10.2.2, Debt incurred pursuant to Section 10.2.3, Dispositions made pursuant to Section 10.2.5(c)(i)(y) and Restricted Payments permitted under Section 10.2.6, (f) customary employment, consulting and severance arrangements between Parent and Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business, (h) the payment of customary fees and reasonable out of pocket costs to, and customary indemnities provided on behalf of, directors, officers, employees and consultants of Parent and Restricted Subsidiaries in the ordinary course of business, (i) any customary transaction in connection with a Receivables Facility, (j) transactions pursuant to registration rights agreements and similar arrangements, (k) transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to Agent a letter from an independent financial advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 10.2.8, and (l) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 10.2.8 or any amendment thereto to the extent such an amendment (taken as a whole) is not adverse to Lenders in any material respect.

10.2.9 Burdensome Agreements. Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than (i) this Agreement or any other Loan Document, (ii) any Term Debt Documents or documents governing any Term Refinancing Debt, (iii) any UST Tranche A Facility Documentation or documents governing any UST Tranche A Refinancing Debt, (iv) any UST Tranche B Facility Documentation or documents governing any UST Tranche B Refinancing Debt, or (v) any Permitted Refinancing of (i) through (iv) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or to make or repay loans or advances to or otherwise transfer assets to or make Investments in any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations); provided, that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.2.9) are listed on Schedule 10.2.9 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Debt, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Debt so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect (as determined in good faith by Administrative Borrower), (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Debt of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 10.2.3, (iv) arise in connection with any Disposition permitted by Section 10.2.4 or 10.2.5 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures or other` non-wholly owned Subsidiaries permitted under Section 10.2.2 and

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applicable solely to such joint venture or non-wholly owned Subsidiaries and are entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Debt (other than any Junior Financing) permitted under Section 10.2.3 but solely to the extent any negative pledge relates to the property financed by such Debt, (vii) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (viii) comprise restrictions imposed by any agreement governing secured Debt permitted pursuant to Section 10.2.3 to the extent that such restrictions apply only to the property or assets securing such Debt, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Parent or any Restricted Subsidiary entered into in the ordinary course of business, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are customary restrictions contained in the Term Debt Documents, the UST Tranche A Facility Documentation and the UST Tranche B Facility Documentation, (xii) arise in connection with cash or other deposits permitted under Sections 10.2.1 and 10.2.2 and limited to such cash or deposit, (xiii) are customary restrictions set forth in the documentation governing any Receivables Facility covering the Receivables Assets related thereto, (xiv) comprise restrictions imposed by any agreement governing Debt entered into on or after the Closing Date and permitted under Section 10.2.3 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by Parent) or (b) either (I) Parent determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, Borrowers’ ability to make principal or interest payments required hereunder or (II) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument.

10.2.10 Financial Covenant. At all times on or after March 31, 2014 during a Financial Covenant Trigger Period, Parent and Restricted Subsidiaries, on a consolidated basis, shall not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.10 to 1.00 tested (x) immediately upon the occurrence of a Financial Covenant Trigger Event as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 10.1.1 (or, in the event of the occurrence of a Financial Covenant Trigger Event prior to delivery of the financial statements for the Fiscal Quarter ended March 31, 2014, as of December 31, 2013), and (y) thereafter, as of the last day of each Fiscal Quarter, in each case calculated for the immediately preceding twelve Fiscal Months.

10.2.11 [Reserved].

10.2.12 Fiscal Year. Neither Parent nor any Restricted Subsidiary shall make any change in its Fiscal Year or Fiscal Quarters (it being understood that Parent’s Fiscal Year ends on December 31 of each year, and that each of the first three Fiscal Quarters of each Fiscal Year of Parent ends on the March 31, June 30 and September 30, respectively); provided, however, that Parent may on its own behalf and on behalf of Restricted Subsidiaries, upon written notice to Agent, change its and Restricted Subsidiaries’ Fiscal Year and Fiscal Quarters to any other Fiscal Year (and any other Fiscal Quarters), in which case, Parent and Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such changes.

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10.2.13 Prepayments, Etc. of Debt.

(a) Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, (x) voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted unless such payments violate any subordination terms of any Junior Financing Documentation) any Permitted Junior Debt, Term Debt, Term Refinancing Debt, UST Tranche A Facility Indebtedness, UST Tranche A Refinancing Debt, UST Tranche B Facility Indebtedness, UST Tranche B Refinancing Debt, Specified Pension Fund Obligations (except for any voluntary prepayment, redemption, purchase, defeasance or other satisfaction of any Specified Pension Fund Obligations made within five (5) Business Days of any stated maturity date or scheduled payment date therefor) or any Permitted Refinancing of any of the foregoing, or (y) prepay the Term Debt, Term Refinancing Debt, UST Tranche A Facility Indebtedness, UST Tranche A Refinancing Debt, UST Tranche B Facility Indebtedness, UST Tranche B Refinancing Debt out of excess cash flow (or an equivalent terms) in accordance with the terms thereof, or (z) make any payment in violation of any subordination terms of any Junior Financing Documentation except (i) any Permitted Refinancing permitted in respect thereof, (ii) the conversion of any such Debt (or any Permitted Refinancing thereof) to Equity Interests (other than Disqualified Equity Interests unless such Disqualified Equity Interests would be permitted by Section 10.2.3) of Parent, (iii) the prepayment of Debt of Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary to the extent not prohibited by applicable subordination provisions, (iv) prepayments, redemptions, purchases, defeasances, other payments and satisfaction from the proceeds of equity issuances, (v) AHYDO catch-up payments, (vi) any payment permitted to be made pursuant to Section 10.2.6(i) if it were a Restricted Payment, and (vii) other prepayments, redemptions, purchases, defeasances and other payments in respect of Debt subject to the satisfaction of the Debt Repayment Conditions in connection therewith. For greater certainty, nothing in this Section 10.2.13(a) or elsewhere in this Agreement shall limit or restrict the ability of Parent or any Restricted Subsidiary to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Existing Series A Notes or Existing Series B Notes or any Debt listed on Schedule 10.2.3(b), in each case that remain outstanding after the consummation of the Recapitalization Transactions and the other Transactions on the Closing Date or (ii) any ordinary course obligations that were deferred, partially paid, postponed or otherwise remaining outstanding as of the Amendment No. 6 Effective Date and permitted pursuant to Section 10.2.3(ff).

(b) (i) Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, amend, modify, change, terminate or release in any manner materially adverse to the interests of Lenders any term or condition of any Junior Financing Documentation (or any Permitted Refinancing thereof) if the effect thereof would be to cause such Junior Financing to no longer constitute Junior Financing without the consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) Parent shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, amend, modify, change, terminate or release in any manner materially adverse to the interests of the Lenders any term or condition of the UST Tranche A Facility Indebtedness or the UST Tranche B Facility Indebtedness (it being understood and agreed that any amendment to reduce the commitments for the UST Tranche A Facility under the UST Tranche A

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Facility Credit Agreement to an amount less than $300,000,000 and any amendment to increase the commitments for the UST Tranche B Facility under the UST Tranche B Credit Agreement to an amount in excess of $400,000,000 shall be deemed to be materially adverse to the interests of the Lenders).

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT TC “SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

11.1 Events of Default. TC “11.1 Events of Default. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Loan Party fails to pay (i) when and as required to be paid herein or in any other Loan Document, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or (iii) within ten (10) days after the same becomes due, any other amount payable hereunder or with respect to any other Loan Document;

(b) Any representation or warranty made or deemed made or other written statement of any Loan Party made in connection with any Loan Documents is incorrect or misleading in any material respect when given;

(c) Any Loan Party breaches or fails to perform any covenant contained in Sections 7.2, 8.1, 10.1.3(a), 10.1.5 (solely as it relates to the maintenance of existence) or 10.2;

(d) Any Loan Party breaches or fails to perform any covenant contained in any Loan Document (and not specified in clause (c) above), and such breach or failure is not cured within thirty (30) days (or (x) three (3) Business Days with respect to a breach or failure under Section 8.2.4 or 8.3, or (y) five (5) Business Days with respect to a breach or failure under Section 10.1.1 or 10.1.2(a)) after a Responsible Officer of such Loan Party receives notice thereof from Agent, whichever is sooner;

(e) Any Guarantor repudiates, revokes or attempts to revoke in writing the Guaranty (other than in accordance with its terms); any Loan Party denies or contests in writing the validity or enforceability of the Loan Documents or the Loans, or the perfection or priority of any Lien granted to Agent; or Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) (1) Any Loan Party or any Restricted Subsidiary (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any other Debt (other than Debt hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Debt, or any other event occurs (other than, with respect to Debt consisting of swap contracts, termination events or equivalent events pursuant to the terms of such swap contracts and not as a result of any other default thereunder by any Loan Party), after all grace periods having

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expired and all required notices having been given, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after all grace periods having expired and all required notices having been given, such Debt to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity;

(2) the UST Tranche A Agent or the Lenders under (and as defined in) under UST Tranche A Facility Documentation shall fail to honor request for borrowing or release of proceeds from any UST Tranche A Controlled Account (as defined in the UST Tranche A Credit Agreement as in effect on the date hereof) in each case in excess of $25,000,000 and such failure continues for ten (10) Business Days; or

(3) the UST Tranche B Agent or the Lenders under (and as defined in) under UST Tranche B Facility Documentation shall fail to honor request for borrowing or release of proceeds from any UST Tranche B Controlled Account (as defined in the UST Tranche A Credit Agreement as in effect on the date hereof) in each case in excess of $25,000,000 and such failure continues for ten (10) Business Days; or

(g) One or more final judgments, orders or decrees for the payment of money is entered against a Loan Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties, the Threshold Amount (to the extent not covered by independent third-party insurance or indemnity and such insurer or indemnitor has not denied coverage thereof), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, unless such judgment is vacated, discharged or satisfied in full, in each case within sixty (60) consecutive days;

(h) Except as otherwise permitted hereunder, Parent and Restricted Subsidiaries (or any one of them) is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of the business of Parent and Restricted Subsidiaries (taken as a whole) or there is a cessation of any material part of the business of Parent and Restricted Subsidiaries (taken as a whole) for a material period of time;

(i) Any Loan Party agrees to or commences any liquidation, dissolution or winding up of its affairs, except to the extent otherwise permitted under this Agreement; or Loan Parties on a consolidated basis cease to be Solvent;

(j) (i) Any Insolvency Proceeding is commenced by any Loan Party; (ii) an Insolvency Proceeding is commenced against any Loan Party and such Loan Party consents to the institution of the proceeding against it, the petition commencing the proceeding is not timely controverted by such Loan Party, such petition is not dismissed within sixty (60) consecutive days after its filing, or an order for relief is entered in the proceeding; a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Loan Party and such appointment continues undischarged or unstayed for sixty (60) days; or (iii) any Loan Party makes an offer of settlement, extension or composition to its unsecured creditors generally;

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(k) an ERISA Event occurs that could reasonably be expected to result in a Material Adverse Effect;

(l) a Change of Control occurs;

(m) any security interest and Lien purported to be created by this Agreement or any Security Document shall cease to be in full force and effect, or shall cease to give Agent, for the benefit of Lenders, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or in such Security Document and except to the extent such failure to be in full force and effect, or loss of rights, powers and privileges, results from the failure of Agent to maintain possession of Collateral actually delivered to it and pledged under the Security Documents or to file UCC amendments relating to a Loan Party’s change of name or jurisdiction of formation (solely to the extent that a Loan Party provides Agent written notice thereof in accordance with the Loan Documents) and continuation statements)) in favor of Agent, or shall be asserted in writing by Borrower or any other Borrower not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(n) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any Affiliate thereof, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations in writing;

(o) the subordination and intercreditor provisions of the documents evidencing or governing any Term Debt, Term Refinancing Debt or Junior Financing (the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Term Debt, Term Refinancing Debt or Junior Financing (other than expressly in accordance with the terms hereof or thereof); or (ii) any Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Secured Parties, or (C) that all payments of principal of or premium and interest on the applicable Term Debt, Term Refinancing Debt or Junior Financing or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Intercreditor Provisions; or

(p) The IBT Agreement, as modified and extended through the IBT Extension Agreement, shall terminate or cease to be legally valid and in full force and effect.

11.2 Remedies upon Default. TC “11.2 Remedies upon Default. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf an Event of Default described in Section 11.1(j) occurs with respect to any Loan Party, then to the extent permitted by Applicable Law, all Obligations (other than Bank Product Debt and obligations of Loan Parties under Hedging Agreements) shall

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become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, if any Event of Default exists, Agent may (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Loan Parties to Cash Collateralize LC Obligations to the extent required by the definition of Cash Collateralization, and, if Loan Parties fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) subject to the Term Debt Intercreditor Agreement, exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Loan Parties to assemble Collateral, at Loan Parties’ expense, and make it available to Agent at a mutually convenient place designated by Agent; (iii) peaceably enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Loan Party agrees that ten (10) days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Loan Party’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Subject to the Term Debt Intercreditor Agreement, Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3 License. TC “11.3 License. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUpon the occurrence and during the continuance of an Event of Default, subject to the Term Debt Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property owned by Loan Parties (including any software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property), solely for the purpose of exercising Loan Parties’ other rights or remedies with respect to, any Collateral.

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11.4 Setoff. TC “11.4 Setoff. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent, Lenders and their Affiliates are each authorized by Loan Parties at any time during an Event of Default with the consent of Agent, without notice to Loan Parties, to set off and to appropriate and apply any deposits (general or special (other than deposits in Excluded Deposit Accounts)), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Loan Party against any Obligations then due.

11.5 Remedies Cumulative; No Waiver; Commercial Reasonableness. TC “11.5 Remedies Cumulative; No Waiver; Commercial Reasonableness. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

11.5.1 Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Loan Parties contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2 Waivers. The failure or delay of Agent or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of the Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is made in accordance with Section 15.1. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Loan Party under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date other than in respect of the covenant in Section 10.2.10.

11.5.3 Commercial Reasonableness. To the extent that Applicable Law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (a) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against

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Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section.

SECTION 12. AGENT TC “SECTION 12. AGENT” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

12.1 Appointment, Authority and Duties of Agent. TC “12.1 Appointment, Authority and Duties of Agent. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

12.1.1 Appointment and Authority. Each Lender appoints and designates CBC as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature,

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and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent, on behalf of Lenders, shall be authorized to determine whether any Accounts constitute Eligible Accounts or whether to impose or release any component of the Availability Reserve in its Permitted Discretion, and to exercise its Permitted Discretion in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3 Agent Professionals. Agent may perform its respective duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence (other than gross negligence) or misconduct (other than willful misconduct) of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 15.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 Agreements Regarding Collateral and Field Examination Reports. TC “12.2 Agreements Regarding Collateral and Field Examination Reports. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

12.2.1 Lien Releases; Care of Collateral. Lenders authorize Agent (a) to release any Lien with respect to any Collateral upon Full Payment of the Obligations in accordance with Section

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4.6, (b) to release any Lien with respect to any Collateral that is the subject of a Disposition permitted hereunder, (c) to release any Lien with respect to any Collateral subject to a Lien permitted hereunder and entitled to priority over Agent’s Liens (to the extent required by the terms of the obligations secured by such Liens), (d) to release any Lien with respect to any Collateral that constitutes Excluded Property (including for the avoidance of any doubt, any Lien on any Material Real Property located in a special flood hazard area), (e) in the case of Collateral subject to a Lien that is owned by a Guarantor (or Equity Interests issued by such Guarantor), to release any Lien with respect to any Collateral automatically upon the release of such Guarantor from its obligations under the Guaranty as permitted hereunder, (f) to release or subordinate any Lien (or other easement or encumbrance) on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property permitted hereunder (to the extent required by the terms of the obligations secured by such Liens (or other easements or encumbrances)) and (g) in all other cases, the release as approved, ratified or consented to by Required Lenders or, in the case of a release of substantially all of the Collateral, all Lenders (except as otherwise permitted). In connection with any release pursuant to the immediately preceding sentence of this Section 12.2.1, Agent shall promptly (after reasonable advance notice) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession or control. If any Lender obtains possession or control of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3 Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Loan Party or Collateral (“Report”). Each Lender agrees (a) that neither Citizens nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Loan Parties’ books and records as well as upon representations of Loan Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.

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12.3 Reliance By Agent. TC “12.3 Reliance By Agent. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4 Action Upon Default. TC “12.4 Action Upon Default. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or a Loan Party specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5 Ratable Sharing. TC “12.5 Ratable Sharing. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.7.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.7.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6 Indemnification of Agent Indemnitees. TC “12.6 Indemnification of Agent Indemnitees. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

12.6.1 Indemnification. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE (WITH RESPECT TO AGENT IN ITS CAPACITY AS SUCH), EXCEPT TO THE EXTENT SUCH CLAIMS ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM AGENT INDEMNITEE’S GROSS NEGLIGENCE OF WILFUL MISCONDUCT. If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from a Loan Party or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be

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promptly reimbursed to Agent, as applicable, by Lenders to the extent of each Lender’s Pro Rata share.

12.6.2 Proceedings. Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by a Loan Party, or any Person claiming through a Loan Party, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same, except to the extent such claims are determined by a court of competent jurisdiction to result from Agent Indemnitee’s gross negligence of wilful misconduct. In Agent’s Permitted Discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

12.7 Limitation on Responsibilities of Agent. TC “12.7 Limitation on Responsibilities of Agent. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses to the extent caused by Agent’s, as applicable, gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Loan Party. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents. TC “12.8 Successor Agent and Co-Agents. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

12.8.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and Administrative Borrower (the date of resignation elected by Agent subject to the notice requirements set forth herein, the “Resignation Effective Date”). Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized

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under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Event of Default exists under Sections 11.1(a) or (j)) is reasonably acceptable to Administrative Borrower. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may (but shall not be obligated to) appoint a successor agent from among Lenders which successor (provided no Event of Default exists under Sections 11.1(a) or (j)) shall be reasonably acceptable to Administrative Borrower. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification expressly set forth in Sections 12.6 and 15.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent and such Agent shall continue to be subject to the confidentiality obligations set forth in Section 15.11. Any successor by merger or acquisition of the stock or assets of CBC shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent; provided, that such Person shall not be a Disqualified Lender. If Agent so appoints a collateral agent or, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. TC “12.9 Due Diligence and Non-Reliance. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any Lender, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Loan Party as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or

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refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of Agent, or any of its respective Affiliates.

12.10 Replacement of Certain Lenders. TC “12.10 Replacement of Certain Lenders. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC In the event that any Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two (2) Business Days or such Lender is otherwise a Defaulting Lender, (b) defaults in performing any of its obligations under the Loan Documents, (c) fails to give its consent to any amendment, waiver or action for which consent of all directly and adversely affected Lenders, all Lenders or Supermajority Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, of the then Administrative Borrower, may require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) pursuant to appropriate Assignment and Acceptance(s). Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with any such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11 Remittance of Payments and Collections. TC “12.11 Remittance of Payments and Collections. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

12.11.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2 Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Loan Parties be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3 Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are

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later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11.4 Erroneous Payments.

(a) Without limiting Section 12.11.3, if Agent (x) notifies a Lender, Issuing Bank or other Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or other Secured Party (any such Lender, Issuing Bank, other Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”), that Agent has determined in its reasonable discretion (whether or not after receipt of any notice under Section 12.11.4(b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of Agent pending its return or repayment as contemplated below in this Section 12.11.4 and held in trust for the benefit of Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Agent may, in its sole discretion, specify in writing), return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this Section 12.11.4(a) shall be conclusive, absent manifest error.

(b) Without limiting the provisions of Section 12.11.4(a), each Payment Recipient (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

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(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 12.11.4(b). For the avoidance of doubt, the failure to deliver a notice to Agent pursuant to this Section 12.11.4(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.11.4(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or other Secured Party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or other Secured Party under any Loan Document, or otherwise payable or distributable by Agent to such Lender, Issuing Bank or other Secured Party under any Loan Document with respect to any payment of principal, interest, fees, or other amounts, against any amount that Agent has demanded to be returned under Section 12.11.4(a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor in accordance with Section 12.11.4(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance)), and is hereby (together with Borrowers) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to Administrative Borrower or Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive

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as to such assigning Lender, (D) Agent and Borrowers shall be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Agent may, in its reasonable discretion and subject to the Administrative Borrower’s consent in accordance with the terms of this Agreement, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest or other distribution in respect of principal and interest, received by Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Agent) and (y) may in the sole discretion of Agent be reduced by any amount specified by Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree (x) irrespective of whether Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or other Secured Party, to the rights and interest of such Lender, Issuing Bank or other Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to Agent under an Erroneous Payment Deficiency Assignment) and (y) that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by Borrowers or any other Loan Party; provided that this Section 12.11.4 shall not be interpreted to increase (or accelerate the due date for) the Obligations of Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from or on behalf of the Borrowers for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim

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or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 12.11.4 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof).

12.12 Agent in its Individual Capacity. TC “12.12 Agent in its Individual Capacity. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAs a Lender, Citizens shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Citizens in its capacity as a Lender. Each of Citizens and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Loan Party and their Affiliates, as if Citizens were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Citizens and its Affiliates may receive information regarding Loan Party, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Citizens and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13 Agent Titles. TC “12.13 Agent Titles. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Lender, other than Citizens, that is designated (on the cover page of this Agreement or otherwise) as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14 No Third Party Beneficiaries. TC “12.14 No Third Party Beneficiaries. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCExcept for Section 12.1.1, Section 12.2.5, Section 12.8, Section 12.10 and this Section 12.14 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Loan Parties or any other Person. As between Loan Parties and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS TC “SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

13.1 Successors and Assigns. TC “13.1 Successors and Assigns. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThis Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent and Lenders and their respective successors and permitted assigns, except, that, (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents except as permitted hereby, and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as

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the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations. TC “13.2 Participations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided, that no Disqualified Lender shall be permitted to be a Participant. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Loan Parties shall be determined as if such Lender had not sold such participating interests, and Loan Parties and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.10 and Section 5.11 unless (x) the Participant agrees to comply with, and does in fact comply with, Sections 5.10 and 5.11, and (y) Administrative Borrower agrees otherwise in writing that such Participant is so entitled.

13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than pursuant to Section 15.1.1(c), 15.1.1(d)(ii) or 15.1.1(d)(iv).

13.2.3 Certain Benefits. Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it (without duplication of any amounts that may be set off by such Participant). By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender. In addition, Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.7, 3.9 and 5.10 (subject to the requirements and limitations therein, including the requirements under Section 5.11 (it being understood that the documentation required under Section 5.11 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3; provided that such Participant (A) agrees to be subject to the provisions of Section 3.8 as if it were an assignee under Section 13.3; and (B) shall not be entitled to receive any greater payment under Section 3.6, 3.7 or 5.10, with respect to any participation, than its participating Lender would have been entitled to receive. Each Lender that sells a participation agrees, at the Administrative Borrower’s request and expense, to use reasonable efforts to cooperate with the Administrative Borrower to effectuate the provisions of Section 3.8.2 with respect to any Participant.

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13.2.4 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest thereon) of each participant’s interest in the Loans or other Obligations under this Agreement (the “Participant Register”). Notwithstanding any other provision of this Agreement, no sale, grant or other transfer of a participation shall be effective until recorded in the Participant Register. The entries in the Participant Register shall be conclusive and Borrowers, Lenders and Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. The Participant Register shall be available for inspection by Agent, any Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 13.2.4 shall be construed so that all loans and other indebtedness pursuant to this Agreement are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

13.3 Assignments. TC “13.3 Assignments. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

13.3.1 Permitted Assignments. A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent, and so long as no Event of Default under Section 11.1(a) or (j) has occurred or is continuing, Administrative Borrower in their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its Permitted Discretion); (c) reserved; (d) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance; and (e) such assignment shall be recorded in the Register. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank or to any central bank having authority over such Lender in accordance with Applicable Law, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy such Loan Parties’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall need the prior consent of Administrative Borrower or Agent to consolidate with or merge into any other Person or to convey or transfer all or substantially all of its properties and assets to any Person.

13.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit J and a processing fee of $3,500, and subject to acceptance and recording thereof by Agent pursuant to Section 13.3.3, such assignment shall become effective as specified in the

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notice, if it complies with this Section 13.3. From the effective date of such assignment, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

13.3.3 Register. Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at Agent’s office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Agent, Borrowers and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the related Commitments and Obligations as set forth next to the name of such Person in the Register, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 13.3.3 shall be construed so that all loans and other indebtedness pursuant to this Agreement are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

13.4 Tax Treatment. TC “13.4 Tax Treatment. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf any interest in a Loan Document is transferred, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Sections 5.10 and 5.11.

13.5 Representation of Lenders. TC “13.5 Representation of Lenders. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Lender represents and warrants to each Loan Party, Agent and other Lenders that none of the consideration used by it to fund its Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14. GUARANTY. TC “SECTION 14. GUARANTY. “ \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

14.1 Guaranty. TC “14.1 Guaranty. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the Full Payment of the Obligations. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

14.2 Waivers. TC “14.2 Waivers. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Guarantor hereby absolutely, unconditionally and irrevocably waives, to the

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maximum extent permitted by law, (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any Property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations (other than Full Payment of the Obligations), and (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than Full Payment of the Obligations by Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

14.3 No Defense. TC “14.3 No Defense. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCNo invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder (except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) any defense of payment or performance).

14.4 Guaranty of Payment. TC “14.4 Guaranty of Payment. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the express terms and conditions of this Section 14, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives, to the maximum extent permitted by law, any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any other Loan Party under any document evidencing or securing indebtedness of any such Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

14.5 Liabilities Absolute. TC “14.5 Liabilities Absolute. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe liability of each Guarantor hereunder shall be absolute, unlimited and unconditional, other than in connection with payment of the Obligations, shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or

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compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally). Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrowers or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person under the provisions of this Agreement or any Loan Document or any Loan Document or instrument executed an delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f) other than payment of the Obligations, any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to Borrowers pursuant to this Agreement and/or the Loan Documents.

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14.6 Waiver of Notice. TC “14.6 Waiver of Notice. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives, to the maximum extent permitted by law, any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above.

14.7 Agent’s Discretion. TC “14.7 Agent’s Discretion. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC Upon and during the continuance of an Event of Default, Agent may at any time and from time to time (during the term of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid but otherwise in accordance with the terms of this Agreement.

14.8 Reinstatement. TC “14.8 Reinstatement. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

(a) The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Obligations and Agent or such Lender repays all or part of said amount by reason of any final judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or the respective property of each, or any settlement or compromise of any claim effected by Agent or such Lender with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such final judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lenders.

(b) Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c) No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d) If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived

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and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e) All present and future monies payable by any Loan Party to any Guarantor as a result of its Guarantee hereunder, whether arising out of a right of subrogation or otherwise, are collaterally assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to Full Payment of the Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party as a result of its Guarantee hereunder shall be held by such Guarantor for the benefit of Agent on behalf of Secured Parties. This assignment, postponement and subordination shall only terminate upon the Full Payment of the Obligations and this Agreement is irrevocably terminated.

(f) Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor on account of its Guarantee of the Obligations hereunder without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof, except as permitted hereunder.

14.9 Action Upon Event of Default. TC “14.9 Action Upon Event of Default. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUpon the occurrence and during the continuance of any Event of Default, Agent at written request of Required Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor. Subject to the Term Debt Intercreditor Agreement, each Guarantor agrees that at no time hereafter will any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Intercompany Claims”) be represented by any notes, other negotiable instruments or writings, except and in such event they shall, to the extent such Intercompany Claim exceeds $5,000,000, either be made payable to Agent (or its bailee), or if payable to any Guarantor, shall promptly be endorsed by such Guarantor to Agent (or its bailee). Each Guarantor agrees that no payment on account of the Intercompany Claims shall be created, received, accepted or retained during the continuance of an Event of Default described in Section 11.1(j) and notice with respect thereto by any Guarantor.

14.10 Statute of Limitations. TC “14.10 Statute of Limitations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCTo the extent permitted by Applicable Law, any new promise, whether by payment of principal or interest or otherwise by any Loan Party with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

14.11 Reserved. TC “14.11 Reserved. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

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14.12 Guarantor’s Investigation. TC “14.12 Guarantor’s Investigation. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Guarantor acknowledges receipt of a copy of each of this Agreement and the Loan Documents. Each Guarantor has made an independent investigation of Loan Parties and of the financial condition of Loan Parties. Neither Agent nor any Lender has made, and Agent and Lenders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 14 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

14.13 Keepwell. TC “14.13 Keepwell. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEach Qualified ECP Loan Party, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party hereunder to honor all of such Loan Party’s obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 14.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14.13, or otherwise under this Agreement, voidable under Applicable Law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 14.13 shall remain in full force and effect until Full Payment of the Obligations. Each Qualified ECP Loan Party intends that this Section 14.12 constitute, and this Section 14.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

14.14 Termination. TC “14.14 Termination. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe provisions of this Section 14 shall remain in effect until Full Payment of the Obligations and irrevocable termination of the Commitments; provided, that with respect to any Guarantor released pursuant to Section 15.19, the provisions of this Section 14 shall no longer apply to such Guarantor on and after such release.

14.15 Parallel Debt. In this Section 14.15, (x) “Corresponding Liabilities” means the obligation of a Loan Party, but excluding its Parallel Liability and (y) “Parallel Liability” means a Loan Party’s undertaking pursuant to this Section 14.15. Each Loan Party irrevocably and unconditionally undertakes to pay to the Agent an amount equal to the aggregate amount of the Corresponding Liabilities (as these may exist from time to time). For purposes of this Section 14.15: (a) a Loan Party’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities; (b) a Loan Party’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged; (c) a Loan Party’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single

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obligation of that Loan Party to the Agent (even though that Loan Party may owe more than one separate claim of the Agent to receive payment of the Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities)); and (d) for purposes of this Section 14.15, the Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from Parallel Liability nor any Lien securing a Parallel Liability on trust.

SECTION 15. MISCELLANEOUS TC “SECTION 15. MISCELLANEOUS” \f c \l “1” \* MERGEFORMAT AUTONF D3_TC

15.1 Consents, Amendments and Waivers. TC “15.1 Consents, Amendments and Waivers. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

15.1.1 Amendment. Except as provided in Section 2.3 and Section 2.4, no modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of an Event of Default, shall be effective without the prior written agreement of Required Lenders, and each Loan Party party to such Loan Document; provided, however, that:

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that adversely affects any rights, duties or discretion of Agent;

(b) without the prior written consent of each Issuing Bank, no modification shall be effective that would alter Section 2.3 in a manner adverse to the Issuing Bank, and without the prior written consent of the applicable Issuing Bank, no adverse modification shall be effective with respect to any LC Obligation of such Issuing Bank;

(c) without the prior written consent of each directly and adversely affected Lender or Issuing Bank, as applicable, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) increase the LC Issuance Sublimit of such Issuing Bank or (iii) reduce the amount of, forgive or waive or delay payment of, any principal, interest (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 3.1.1, as a result of a change to the definition of Availability or waiver of a mandatory prepayment) or fees payable to such Lender or Issuing Bank, as applicable, or (iv) amend Section 15.1.1;

(d) without the prior written consent of all Lenders (except a Defaulting Lender), no modification shall be effective that would (i) alter Sections 5.4 (for the avoidance of doubt, amendments to the Borrowing Base shall not be deemed amendments to Section 5.4, but shall be governed by Section 15.1.1(e)), 5.7, 7.1 (except to add Collateral); (ii) amend the definitions of Pro Rata or Required Lenders, or Supermajority Lenders in a manner reducing the percent required to consent; (iii) except as permitted under this Agreement, release all or substantially all of the Collateral; or (iv) except as permitted under this Agreement, release all or substantially all Loan Parties from liability for any Obligations, if such Loan Party is Solvent at the time of the release;

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(e) without the prior written consent of the Supermajority Lenders no modification shall be effective that would amend the definition of Borrowing Base or component definitions thereof in a manner that would increase the Borrowing Base or increase Availability, provided, that nothing herein shall limit the discretion of Agent to change, establish, or eliminate any portion of the Availability Reserve in its Permitted Discretion; and

(f) without the prior written consent of each directly and adversely affected Lender, no modification shall be effective that contractually subordinates the Obligations under the Loan Documents to any other Debt for borrowed money or the Liens on the ABL Priority Collateral granted pursuant to the Loan Documents securing the Obligations to the Liens securing such other Debt, other than (w) any Indebtedness that is permitted by the Loan Documents as in effect on the Amendment No. 7 Effective Date to either be senior in right of payment to the Obligations or be secured by a Lien on the ABL Priority Collateral that is senior to the Lien securing the Obligations, (x) any “debtor in possession” facility, (y) any other Debt (so long as such other Debt is consented to in writing by Required Lenders and each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby) of such Debt) or (z) pursuant to the terms of the Intercreditor Agreement.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of Agent and Administrative Borrower without the need to obtain the consent of any Lender if such amendment is delivered in order to (x) correct or cure ambiguities, errors, omissions, defects, (y) effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or any other Loan Document. Guaranties, collateral documents, security documents, control agreements, custodial rights agreements, intercreditor agreements and related documents executed in connection with this Agreement may be in a form reasonably determined by Agent and may be amended, modified, terminated or waived, and consent to any departure therefrom (or any requirement of delivery including, without limitation, timeframe) may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guaranty, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents or (z) due to administrative convenience. Administrative Borrower and Agent may, without the consent of any Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Administrative Borrower and Agent to effect the provisions of Sections 2.3, 2.4 and 3.2. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

In addition, notwithstanding anything else contained herein, Loan Parties (or any one of them) and Agent may enter into any other applicable intercreditor agreements for their financing sources without the consent, approval or ratification of Required Lenders.

15.1.2 Limitations. Only the consent of the parties to the Fee Letter shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of

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any other Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

15.1.3 Payment for Consents. No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or other thing of value is offered to all Lenders and is paid to all such Lenders that so agree to modify in the time frame set forth in the solicitation documents relating to such modification.

15.2 Indemnity. TC “15.2 Indemnity. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any Loan Party have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a Claim to the extent that is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from, for each such Indemnitee, (i) its own (or its affiliates’, directors’, officers’, employees’ or agents’) gross negligence, bad faith or willful misconduct, (ii) its own (or its affiliates’, directors’, officers’, employees’ or agents’) material breach of its obligations hereunder or (iii) any dispute among Indemnities that does not involve an act or omission by the Loan Parties or any of their subsidiaries (other than any claims against Agent or an Arranger in their capacity as such but subject to clause (i) above). This Section 15.2 does not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, expenses, etc. arising from any non-Tax claim.

15.3 Notices and Communications. TC “15.3 Notices and Communications. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

15.3.1 Notice Address. Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 15.3.1:

If to Agent or Citizens as a Lender or an Issuing Bank:

Citizens Commercial Banking

1215 Superior Ave. 6th Flr

Cleveland, Ohio 44114

Attention: David J. Slattery, Vice President

Direct: 216-277-1106

Email: david.slattery@citizensbank.com

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If to a Lender or Issuing Bank other than Citizens, as specified on the signature pages hereof.

If to any Borrower or any Loan Party:

c/o Administrative Borrower:

Yellow Corporation

Attention of Chief Financial Officer and General Counsel

10990 Roe Avenue

Overland Park, Kansas 66211

Fax No. 913-696-6116

Tel. No. 913-696-6111 or 913-696-6132

Email: jamie.pierson@yrcw.com and michelle.friel@yrcw.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Michelle Kilkenney

Facsimile: 312-862-2487

E-mail: michelle.kilkenney@kirkland.com

Subject to Section 4.1.3, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at Administrative Borrower’s address shown above, and to any other Person at its address shown above (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3.1. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by electronic mail, when transmitted to the applicable e-mail address; (d) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.2 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Administrative Borrower shall be deemed received by all Loan Parties.

15.3.2 Electronic Communications; Voice Mail. Unless otherwise agreed by Agent, electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.3. Electronic and voice mail may not be used as effective notice under the Loan Documents.

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15.3.3 Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party, other than any liabilities, actual losses, costs and expenses resulting from (i) its own (or its affiliates’, directors’, officers’, employees’ or agents’) gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) its own (or its affiliates’, directors’, officers’, employees’ or agents’) material breach of its obligations hereunder or (iii) any dispute among Indemnities that does not involve an act or omission by any Loan Party or any of Loan Party’s subsidiaries (other than any claims against Agent or an Arranger in their capacity as such but subject to clause (i) above). Each Indemnitee agrees (by accepting the benefits hereof) to refund and return any and all amounts paid by any Loan Party to such indemnities to the extent any of the foregoing items described in clauses (i), (ii) or, if applicable, (iii) occurs. The Loan Parties shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld, delayed or conditioned), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Administrative Borrower of the commencement of any proceeding; provided, however, that the failure so to notify the Administrative Borrower will not relieve the Loan Parties from any liability that they may have to such Indemnitee pursuant to this “Indemnity” section or from any liability that the Loan Parties may have to such Indemnitee other than pursuant to this “Indemnity” section, except and solely to the extent that the Loan Parties are materially prejudiced by such failure. Notwithstanding the above, following such notification, the Loan Parties may elect in writing to assume the defense of such proceeding, and, upon such election, the Loan Parties will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs (including reasonable attorneys’ fees and out-of-pocket expenses of one counsel for the Indemnitees of monitoring such proceeding, investigation and providing evidence) in connection therewith), unless (i) the Loan Parties have failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Loan Parties reasonably determines that its representation of such Indemnitee would present it with a conflict of interest, or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the Loan Parties and the Indemnitee, including situations in which there may be legal defenses available to it which are different from or in addition to those available to the Loan Parties. In connection with any one proceeding, the Loan Parties will not be responsible for the fees and expenses of more than one separate law firm for all Indemnitee plus additional conflicts and local counsel as provided herein.

15.4 Performance of Loan Parties’ Obligations. TC “15.4 Performance of Loan Parties’ Obligations. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUpon the occurrence and during the continuance of an Event of Default, Agent may, in its Permitted Discretion at any time and from time to time with ten (10) days’ prior notice, at Loan Parties’

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expense, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Loan Parties, promptly following written demand. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5 Credit Inquiries. TC “15.5 Credit Inquiries. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCSubject to Section 15.11, each Loan Party hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

15.6 Severability. TC “15.6 Severability. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCWherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7 Cumulative Effect; Conflict of Terms. TC “15.7 Cumulative Effect; Conflict of Terms. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8 Counterparts; Facsimile Signatures. TC “15.8 Counterparts; Facsimile Signatures. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAny Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument. Loan Documents may be executed and delivered by facsimile or other electronic transmission, and they shall have the same force and effect as manually signed originals. Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

15.9 Entire Agreement. TC “15.9 Entire Agreement. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

15.10 Obligations of Lenders. TC “15.10 Obligations of Lenders. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCThe obligations of each Lender hereunder are several, and

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no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute Control of any Loan Party. Each Loan Party acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Loan Parties, Agent, any Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, any Issuing Bank or any Lender, and each Loan Party, Agent, Issuing Bank and Lender expressly disclaims any fiduciary relationship.

15.11 Confidentiality. TC “15.11 Confidentiality. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent and Lenders agree to maintain the confidentiality of any information that Loan Parties deliver to Agent and Lenders and only use such information in connection herewith; except, that, Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency; provided, that Agent or such Lender, as applicable, agrees that it will notify Administrative Borrower as soon as practicable prior to any such disclosure by such Person unless such notification is prohibited by law, rule or regulation; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; provided, that Agent or such Lender, as applicable, agrees that it will notify Administrative Borrower as soon as practicable prior to any such disclosure by such Person unless such notification is prohibited by law, rule or regulation; (e) which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; provided, that Agent or such Lender, as applicable, agrees that it will notify Administrative Borrower as soon as practicable prior to any such disclosure by such Person unless such notification is prohibited by law, rule or regulation; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section for the benefit of the Loan Parties; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (k) with the prior consent of Loan Parties provided, that in no event shall any such information be given to a Disqualified Lender. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’

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businesses, and may use Loan Parties’ names in advertising and other promotional materials with the prior consent of Administrative Borrower.

15.12 Reserved. TC “15.12 Reserved. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

15.13 GOVERNING LAW. TC “15.13 GOVERNING LAW. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AS AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

15.14 Consent to Forum. TC “15.14 Consent to Forum. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCEACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in any other court if required to realize upon any Collateral. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

15.15 Waivers by Loan Parties. TC “15.15 Waivers by Loan Parties. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCTo the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) except as expressly set forth in this Agreement, presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Loan Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) except as expressly set forth in this Agreement, notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any material Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Loan Party acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Loan Parties. Each Loan Party has

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reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.16 Patriot Act Notice. TC “15.16 Patriot Act Notice. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. In order to comply with the requirements of the Patriot Act, Agent and Lenders may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.

15.17 No Oral Agreement. TC “15.17 No Oral Agreement. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCTHIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

15.18 Term Debt Intercreditor Agreement. TC “15.18 Term Debt Intercreditor Agreement. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCAgent and each Lender hereunder, by its acceptance of the benefits provided hereunder, (a) consents to the Term Debt Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Term Debt Intercreditor Agreement, and (c) authorizes and instructs Agent to enter into the Term Debt Intercreditor Agreement as Agent on behalf of each Lender. Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Term Debt Intercreditor Agreement and, in the event of a conflict between the terms of the Term Debt Intercreditor Agreement and this Agreement, the terms of the Term Debt Intercreditor Agreement shall govern and control. No Lender that obtains the benefits of the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 15 to the contrary, Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Obligations or obligations under Hedging Agreements with Lenders unless Agent has received written notice of such obligations, together with such supporting documentation as Agent may request, from the applicable Lender. Notwithstanding anything to the contrary herein, prior to the Discharge of Term Obligations (as defined in the Term Debt Intercreditor Agreement), the requirements of this Agreement to deliver possession, control or notations of Collateral to Agent shall be deemed satisfied by the delivery of possession, control or notation of such Collateral to a representative of the Secured Parties (as defined in the Term Debt Intercreditor Agreement) and as bailee for the Collateral Agent as provided in the Term Debt Intercreditor Agreement.

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15.19 Release of Guarantors. TC “15.19 Release of Guarantors. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCIf, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or Property of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party or (ii) any Guarantor becomes an Excluded Subsidiary (any such Guarantor, and any Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 15.19 in accordance with the relevant provisions of the Collateral Documents; provided, that no Guarantor shall be released as provided in this paragraph if such Guarantor continues to be a guarantor in respect of any Term Debt, any Term Refinancing Debt, any UST Tranche A Facility Indebtedness, any UST Tranche A Refinancing Debt, any UST Tranche B Facility Indebtedness, any UST Tranche B Refinancing Debt, any Permitted Junior Debt, any Junior Financing or any Permitted Refinancing of any of the foregoing.

When all Commitments hereunder have terminated, and all Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, this Agreement and the Guarantees made herein shall automatically terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

15.20 Release of Liens. TC “15.20 Release of Liens. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCUpon any of (i) Payment in Full of the Obligations, (ii) the release of any Guarantor pursuant to Section 15.19, (iii) pursuant to a Disposition not prohibited hereunder or (iv) the release of such Lien in accordance with the Term Debt Intercreditor Agreement, then, in each case, the Liens on the relevant portion of the Collateral shall be released and discharged automatically without further action.

15.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. TC “15.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TCNotwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise

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conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

15.22 Acknowledgement Regarding Any Supported QFCs. TC “15.22 Acknowledgement Regarding Any Supported QFCs. “ \f c \l “2” \* MERGEFORMAT AUTONF D3_TC To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 15.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii)

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a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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